UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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KB HOME
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KB HOME
10990 Wilshire Boulevard
Los Angeles, California 90024
(310) 231-4000

February 21, 2014
Dear Fellow Stockholder:
Your directors and officers join me in inviting you to attend the 2014 Annual Meeting of Stockholders of KB Home at 9:00 a.m., Pacific Time, on Thursday, April 3, 2014 at our corporate office in Los Angeles, California.
At our 2014 Annual Meeting, we will consider the following items of business:

Items of Business	Board Recommendation

Elect ten directors, each to serve for a one-year term	FOR

Advisory vote to approve named executive officer compensation	FOR

Approve the KB Home 2014 Equity Incentive Plan	FOR

Ratify the appointment of our independent registered public accounting firm	FOR

You can find more information on these items of business in the attached Notice of 2014 Annual Meeting of Stockholders and Proxy Statement. Your vote is very important, and we encourage you to vote via the Internet, by telephone or by mail as soon as possible to ensure that your vote is counted.
Following the formal business at the 2014 Annual Meeting, we will discuss our 2013 fiscal year results.
We look forward to seeing you on April 3.

Sincerely,

JEFFREY T. MEZGER
President and Chief Executive Officer

NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

Time and Date:	9:00 a.m., Pacific Time, on Thursday, April 3, 2014.

Location:	KB Home Corporate Office, 10990 Wilshire Boulevard, Los Angeles, CA 90024.

Items of Business:	(1) Elect ten directors, each to serve for a one-year term;
(2) Advisory vote to approve named executive officer compensation;
(3) Approve the KB Home 2014 Equity Incentive Plan; and
(4) Ratify the appointment of our independent registered public accounting firm.

The accompanying Proxy Statement describes these items in more detail. We have not received notice of any other matters that may be properly presented at the meeting.

Record Date:	You can vote at the meeting and at any postponement or adjournment of the meeting if you were a stockholder of record on February 7, 2014.

Voting:
Please vote as soon as possible, even if you plan to attend the meeting, to ensure that your shares will be represented. You do not need to attend the meeting to vote if you vote before the meeting. If you are a holder of record, you may vote your shares via the Internet, by telephone or by mail. If your shares are held by a broker or financial institution, you must vote your shares as instructed by that broker or financial institution.

Annual Report:
Copies of our Annual Report on Form 10-K for the fiscal year ended November 30, 2013 (the “Annual Report”), including audited financial statements, are being made available to stockholders concurrently with the accompanying Proxy Statement. We anticipate that these materials will first be made available on or about February 21, 2014.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on April 3, 2014: Our Proxy Statement and Annual Report are available at www.kbhome.com/investor/proxy.

BY ORDER OF THE BOARD OF DIRECTORS,
WILLIAM A. (TONY) RICHELIEU
Vice President and Corporate Secretary
Los Angeles, California
February 21, 2014

KB HOME
10990 Wilshire Boulevard
Los Angeles, California 90024
(310) 231-4000
PROXY STATEMENT
for the
2014 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 3, 2014

General Information

What is the purpose of this Proxy Statement?
Your Board of Directors (the “Board”) is furnishing this Proxy Statement to you to solicit your proxy for our 2014 Annual Meeting. The items of business for the meeting are described in the accompanying Notice of 2014 Annual Meeting of Stockholders. This Proxy Statement contains information to help you decide how you want your shares to be voted. We anticipate that this Proxy Statement and a form of proxy or voting instruction form will first be made available on or about February 21, 2014.
Who can vote?
Holders of record of the 83,744,528 shares of common stock that were outstanding at the close of business on the record date (February 7, 2014) are entitled to one vote for each share held. The trustee of our Grantor Stock Ownership Trust (the “GSOT”) will vote the 10,501,844 shares the GSOT held on the record date based on the instructions received from our employees who hold unexercised common stock options under our employee equity compensation plans. Accordingly, a total of 94,246,372 shares are entitled to vote at the 2014 Annual Meeting. There is no right to cumulative voting.
Who is a “Holder of Record”?
If your shares are registered directly in your name with our transfer agent, Computershare Inc., you are considered the “holder of record” of those shares. If your shares are held in a stock brokerage account or by a financial institution or other holder of record, you are a beneficial owner of those shares held in “street name.” If you are a beneficial owner, this Proxy Statement will use the term “broker” to describe the person or institution that is the holder of record of your shares.
Attending the 2014 Annual Meeting
Date:	Thursday, April 3, 2014.
Place:	KB Home Corporate Office 10990 Wilshire Boulevard Los Angeles, CA 90024.
Entry:

You must have an admission ticket and valid identification, as described below under the heading “Other Matters.” A professional business dress code will be observed. Parking is available at the meeting location. You may be subject to a security check.

Note:	No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted at the meeting. Additional rules of conduct will apply at the meeting.

Proxy Solicitation Costs
We will pay the cost to solicit proxies for the 2014 Annual Meeting. In addition to this Proxy Statement, our officers, directors and other employees may solicit proxies personally, in writing or by telephone, facsimile, email or other means for no additional compensation. We will, if requested, reimburse banks, brokerage houses and other custodians, nominees and certain fiduciaries for their reasonable expenses in providing material to their principals. We have hired Georgeson Inc., a professional soliciting organization, to assist us in soliciting proxies and distributing proxy materials. For its services, we will pay Georgeson a fee of $9,000, plus reimbursement of out-of-pocket expenses.

Voting Information

Quorum Requirement:
For stockholders to take action at the 2014 Annual Meeting, a majority of the shares of our common stock outstanding on the record date must be present or represented at the meeting. Abstentions and “broker non-votes” are counted for this purpose.

Broker Non-Votes:
A “broker non-vote” arises when a broker does not receive instructions from a beneficial owner and does not have the discretionary authority to vote on an item of business. For the 2014 Annual Meeting, we understand that brokers have discretionary authority to vote only on ratifying the appointment of our independent registered public accounting firm. Therefore, if you are a beneficial owner, you must instruct your broker on how you want your shares to be voted on the other items of business for the 2014 Annual Meeting in order for your shares to be counted for those items.

Proxy Voting:

Holders of record may vote by proxy via the Internet, by telephone or by mail as described in the form of proxy or voting instruction form. If you are a beneficial owner, your broker should send you proxy voting materials and instructions, and may do so electronically.

Voting in Person:
Holders of record (or someone designated by a signed legal proxy) may vote in person at the 2014 Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from your broker and present it with your ballot. Voting at the 2014 Annual Meeting will replace any prior proxy voting.

Voting By Named Proxies:
The named proxies for the 2014 Annual Meeting — Jeffrey T. Mezger and Brian J. Woram (or their duly authorized designees) — will follow submitted proxy voting instructions. They will vote as the Board recommends as to any submitted instructions that do not direct how to vote on any item, and will vote on any other matters properly presented at the 2014 Annual Meeting in their judgment, including on any motion to postpone or adjourn all or any portion of the 2014 Annual Meeting.

Closing of Polls:
Polls will close shortly after the 2014 Annual Meeting is called to order. Holders of record may vote via the Internet and by telephone until 11:59 p.m., Eastern Time, on April 2, 2014. Proxy voting instructions for shares held by the KB Home Common Stock Fund in our 401(k) Savings Plan or the GSOT must be received by 11:59 p.m., Eastern Time, on April 1, 2014. Each broker sets proxy voting deadlines for its beneficial owners.

Changing Your Vote:
Holders of record may revoke voting instructions at any time before polls close by submitting a later vote (i) in person at the 2014 Annual Meeting, (ii) via the Internet, by telephone or by mail before the above-listed deadlines, or (iii) to our Corporate Secretary at the address listed below under the heading “Communicating with the Board” by our close of business on April 2, 2014. If you are a beneficial owner, you must contact your broker to revoke any prior voting instructions. There are no dissenters’ rights or rights of appraisal as to any item to be acted upon at the 2014 Annual Meeting.

Election of Directors:
To be elected, each director nominee must receive a majority of votes cast in favor (i.e., the votes cast for a nominee’s election must exceed the votes cast against the nominee’s election). Shares that are not present or represented at the 2014 Annual Meeting and abstentions will not affect the election outcome.

Voting on Other Items:
Other items of business will be considered approved based upon the affirmative vote of a majority of shares of our common stock present or represented, and entitled to vote thereon, at the 2014 Annual Meeting. Abstentions from voting on these other items of business will have the same effect as an “against” vote. Broker non-votes will have no effect on the voting results for these other items of business.

Inspectors of Elections:

We have engaged our transfer agent to count the votes and to act as an independent inspector of election. William A. (Tony) Richelieu, our Corporate Secretary, will also act as an inspector of election.

Corporate Governance and Board Matters

Corporate Governance Overview
We follow a number of leading corporate governance practices, and have done so for several years.
•All of our directors are independent (except our CEO), and are elected annually under a majority vote standard.
•Our standing Board Committees are entirely composed of independent directors.
•Since 2007 we have had an independent Non-Executive Chairman of the Board.
•All directors and senior executives must meet equity ownership requirements during their service with us.
•Our Equity-Based Award Grant Policy provides strict Board-level oversight and controls over equity compensation.
•All directors and senior executives are prohibited from pledging or hedging their holdings of our securities.

•	We report our political contributions to the Nominating/Governance Committee and in our public Sustainability Report.

•	Our charter documents do not require any supermajority votes, and we have only one class of voting securities.

Role of the Board of Directors
The Board is elected by our stockholders to oversee the management of our business and to assure that the long-term interests of our stockholders are being served. The Board carries out this role subject to Delaware law and our Certificate of Incorporation, By-laws and Corporate Governance Principles.
Corporate Governance Principles
Our Corporate Governance Principles provide a framework within which we conduct our business and pursue our strategic goals. The Nominating/Governance Committee regularly reviews our Corporate Governance Principles. On October 10, 2013, the Board, on the Nominating/Governance Committee’s recommendation, reaffirmed the terms of our Corporate Governance Principles without any changes.
Ethics Policy
We expect all of our directors and employees to follow the highest ethical standards when representing KB Home and our interests. To this end, all employees, including our senior executives, and our directors must comply with our Ethics Policy. The Audit Committee regularly reviews our Ethics Policy, and approved changes to it that became effective as of October 31, 2013. The changes updated certain standards of conduct, and clarified standards for employee personal use of KB Home service providers.
Executive Sessions of Non-Employee Directors
The non-employee directors meet in executive session at each of the Board’s regular meetings. Any non-employee director can request additional executive sessions. Stephen F. Bollenbach, the Non-Executive Chairman of the Board, schedules and chairs the executive sessions.

Board Membership
As of the date of this Proxy Statement, the Board has eleven members. Except for Mr. Mezger, our President and Chief Executive Officer (“CEO”), no director is a KB Home employee.
Board Committees
The Board has three standing Committees:
• Audit and Compliance (the “Audit Committee”)
• Management Development and Compensation (the “Compensation Committee”)
• Nominating and Corporate Governance (the “Nominating/Governance Committee”)
The Board appoints the members of and has adopted a charter for each Board Committee. The Board and each Board Committee conduct an annual evaluation of their respective performance. Mr. Mezger does not serve on any Board Committees.
Board Meetings and Attendance
The Board and its Committees hold regular meetings on a set schedule and may hold interim meetings and act by written consent from time to time as necessary or appropriate. The Board held five meetings during our 2013 fiscal year. Mr. Bollenbach, as the Non-Executive Chairman of the Board, presides over all meetings at which he is present. In our 2013 fiscal year, each director attended at least 75% of the meetings of the Board and the Board Committees on which he or she served during his or her period of service on the Board. We expect directors to attend our annual stockholder meetings. All directors serving at the time attended our 2013 Annual Meeting of Stockholders, which was held on April 4, 2013.

Board Committee Composition and 2013 Fiscal Year Board Committee Meetings

Director	Audit Committee	Compensation Committee	Nominating/Governance Committee
Barbara T. Alexander	X
Stephen F. Bollenbach		X	X
Timothy W. Finchem		X	X
Dr. Thomas W. Gilligan	X
Kenneth M. Jastrow, II			Chair
Robert L. Johnson			X
Melissa Lora	Chair		X
Michael G. McCaffery		Chair
Luis G. Nogales	X	X
Michael M. Wood (a)	X
Number of Meetings:	7	6	4

(a)	Mr. Wood was appointed to the Audit Committee on January 22, 2014, the date on which he was elected to the Board, and has served on the Audit Committee since that date.
Board Leadership Structure, Board Committee Responsibilities and Risk Oversight
Separate individuals currently hold the positions of Chairman of the Board and Chief Executive Officer, and the Chairman of the Board is not an employee. The Board is led by an independent Non-Executive Chairman who coordinates the Board’s activities, including the scheduling of meetings and executive sessions of the non-employee directors and the relevant agenda items in each case (in consultation with the CEO as appropriate). The Board believes this leadership structure provides an effective way for the Board to carry out its roles and responsibilities on behalf of our stockholders. The Board has delegated certain responsibilities and authority to each standing Board Committee as described below, including with respect to risk oversight. At each regular Board meeting, each Board Committee Chair (or another designated Board Committee member) reports to the Board on his or her Board Committee’s activities.
Audit Committee. The Board has delegated its risk oversight responsibilities to the Audit Committee, other than risks relating to employee compensation. Each of our senior finance, accounting, legal and internal audit executives report directly to the Audit Committee regarding material risks to our business, among other matters, and the Audit Committee meets in executive sessions at each of its regular meetings with each such executive and with representatives of our independent registered public accounting firm. As part of its risk oversight, the Audit Committee reviews with our management on an annual basis an overall enterprise risk management assessment that identifies risk areas to our business and corresponding mitigating factors, controls or actions, and it requests or receives periodic updates as deemed necessary or appropriate by the Audit Committee or our management. The Audit Committee Chair reports to the Board regarding material risks as deemed appropriate.
The Audit Committee (a) is responsible for general oversight of our (i) accounting and reporting practices; (ii) internal control over financial reporting and disclosure controls and procedures; (iii) audit process, including our independent registered public accounting firm’s qualifications, independence, retention, compensation and performance, and the performance of our internal audit department; and (iv) compliance with legal and regulatory requirements and management of matters in which we have or may have material liability exposure; (b) is authorized to act on the Board’s behalf with respect to our incurring, guaranteeing or redeeming debt and approving our entry into certain transactions; (c) oversees the preparation of a required report to be included in our annual proxy statement; and (d) is charged with the duties and responsibilities in its charter.
The Board has determined that each current member of the Audit Committee is financially literate under New York Stock Exchange (“NYSE”) listing standards, and that Ms. Lora qualifies as an “audit committee financial expert” under Securities and Exchange Commission (“SEC”) rules. The Audit Committee is a separately designated standing audit committee as defined in Section 3(a)(58)(A) of the Securities Exchange Act of 1934. Our common stock is listed on the NYSE under the ticker symbol “KBH.”

Compensation Committee. The Board has delegated its oversight of risks that may arise from our employee compensation arrangements, plans, programs and policies to the Compensation Committee. In carrying out its risk oversight role, the Compensation Committee conducts with our management on an annual basis an overall assessment of our primary employee compensation plans and programs that identifies potential design and implementation risks of those plans and programs, including potential risks relative to relevant business risk areas identified in our annual overall enterprise risk management assessment. The Compensation Committee also carries out its risk oversight role on an ongoing basis through its review and, to the degree appropriate, specific approval of our compensation arrangements, plans, programs and policies as they are being developed by our senior human resources personnel. The Compensation Committee Chair reports to the Board regarding material risks as deemed appropriate. Based on this oversight approach and the identified mitigating factors noted in the box nearby, we do not believe that our present employee compensation arrangements, plans, programs and policies are likely to have a material adverse effect on us.
Mitigating Factors of Compensation Risks

• Balanced and competitive mix of salaries, benefits, and annual and long-term incentives aligned with our operational and strategic goals that are designed to attract, retain and motivate a talented team to achieve optimal performance.
• The Compensation Committee’s and its outside consultant’s guidance in developing our compensation arrangements, plans, programs and policies, and the Compensation Committee’s review and approval of them.
• Our equity-based award grant policy (described below under the heading “Equity-Based Award Grant Policy”), and the compensation clawback provisions in our CEO’s Employment Agreement.
• The Compensation Committee’s review of our performance and of individual executives’ performance, and appropriate use of discretion to balance and/or contain performance-based compensation payable pursuant to applicable preset objective standards.

The Compensation Committee (a) is responsible for (i) the evaluation and compensation of our CEO; (ii) the compensation of our senior executives (other than our CEO), which consists of our CEO’s direct reports and any designated “executive officers” (as that term is defined in Rule 3b-7 of the Securities Exchange Act of 1934); (iii) oversight of our efforts to attract, develop, promote and retain qualified senior executives; and (iv) the evaluation and determination of non-employee director compensation and benefits; (b) oversees the preparation of the compensation discussion and analysis to be included in our annual proxy statement, recommends to the Board whether to so include the compensation discussion and analysis, and provides an accompanying report to be included in our annual proxy statement; (c) advises the Board on any non-binding vote or similar advisory action by stockholders to approve senior executive compensation; and (d) is charged with the duties and responsibilities in its charter.

Executive Officer and Non-Employee Director Compensation Processes and Procedures. The Compensation Committee exercises the Board’s authority under our By-laws to fix executive officer and non-employee director compensation. Under this authority, the Compensation Committee annually reviews and approves the goals and objectives relevant to our CEO’s compensation, evaluates his performance in light of those goals and objectives and other criteria, and, either as a committee or together with the other independent directors (as directed by the Board), determines and approves our CEO’s compensation based on the evaluation. The Compensation Committee evaluates, in conjunction with our CEO, the performance of our senior executives, and reviews and approves their compensation.
Compensation Committee Interlocks and Insider Participation
All current Compensation Committee members served throughout our 2013 fiscal year, and no member was part of a “compensation committee interlock” as described under SEC rules.
In addition, none of our executive officers served as a director or member of the compensation committee of another entity that would constitute a “compensation committee interlock.”

In addition, the Compensation Committee exercises the Board’s authority with respect to our employee compensation and benefits arrangements, plans (including our employee equity compensation plans), programs and policies (collectively, “plans”), except to the extent that the Board, in its discretion, reserves its authority. This authority includes selecting eligible participants, recommending and approving grants and awards, setting performance targets and other award eligibility criteria, approving an aggregate incentive pool for any annual or long-term incentive awards, interpreting the plans’ terms, delegating certain responsibilities and adopting or modifying as necessary any rules and procedures to implement the plans, including any rules and procedures that condition the approval of grants and awards. The Compensation Committee also periodically reviews our plans and, from time to time, will recommend to the Board new material plans or modifications to existing plans. The Compensation Committee’s exercise of this authority with respect to the compensation and benefits awarded to our named executive officers (each, an “NEO”) under our plans, including specific considerations applied and determinations made, is discussed below under the heading “Compensation Discussion and Analysis.”
The Compensation Committee, from time to time, reviews and makes recommendations to the Board regarding non-employee director compensation and benefits consistent with the goals of recruiting the highest caliber directors to serve on the

Board, aligning directors’ and stockholders’ interests, and fairly paying directors for the work required to serve stockholder interests given our size, scope and complexity of operations.
In its oversight of executive and non-employee director compensation, the Compensation Committee seeks assistance from our management and has engaged its own outside compensation consultant, Frederick W. Cook & Co., Inc. (“FWC”). FWC began serving as the Compensation Committee’s outside compensation consultant in July 2013. Semler Brossy Consulting Group LLC (“Semler Brossy”) served as the Compensation Committee’s outside compensation consultant during our 2013 fiscal year until May. FWC and Semler Brossy were the only outside compensation consultants to the Compensation Committee during our 2013 fiscal year. FWC’s and Semler Brossy’s services to the Compensation Committee are described below under the heading “Role of Compensation Consultants.” The Compensation Committee may delegate to a subcommittee or to our management any duties and responsibilities as the Compensation Committee deems to be appropriate and in our best interests, but it cannot delegate to our management the authority to grant equity-based awards.

Nominating/Governance Committee.  The Nominating/Governance Committee (a) is responsible for (i) providing oversight of our corporate governance policies and practices; (ii) identifying, evaluating and recommending to the Board individuals who are qualified to become directors as described in the box nearby; and (iii) performing ongoing assessments of the Board’s size, operations, structure, needs and effectiveness; (b) reviews and makes recommendations to the Board on proposed changes to our Certificate of Incorporation, By-laws and Corporate Governance Principles; (c) periodically assesses and recommends action with respect to stockholder rights plans and other stockholder protections; (d) reviews and approves “related party transactions,” as further described below under the heading “Certain Relationships and Related Party Transactions;” and (e) is charged with the duties and responsibilities in its charter.

The Nominating/Governance Committee has retained professional search firms from time to time to assist it with recruiting potential director candidates to the Board based on criteria the Nominating/Governance Committee provides to each such firm. These firms help identify, evaluate and select director candidates and are typically paid an agreed upon fee plus expenses for their work. Current directors or other persons may recommend candidates to the Nominating/Governance Committee. Mr. Wood was recommended as a candidate by a current director prior to his election to the Board on January 22, 2014. A professional search firm was not involved in recruiting him to the Board. Any security holder may recommend a director candidate for the Nominating/Governance Committee’s consideration by submitting the candidate’s name and qualifications to us in care of our Corporate Secretary at the address listed below under the heading “Communicating with the Board.” Director candidates recommended by a security holder are considered in the same manner as any other recommended candidates.
Consideration of Director Candidates
The Nominating/Governance Committee considers director candidates at regular or special meetings and at any point during the year. In addition to the general qualifications described below under the heading “Director Qualifications,” and the attributes described below in the box titled “Selected Director Attributes,” the Nominating/Governance Committee considers a director candidate’s diversity of background and personal experience. In this context, diversity may encompass race, ethnicity, national origin and gender, geographic residency, educational and professional history, community or public service, expertise or knowledge base and/or other tangible and intangible aspects of a candidate in relation to the personal characteristics of current directors and other potential director candidates. There is no formal policy as to how diversity of background and personal experience is applied, and a candidate’s background and personal experience, while important, do not necessarily outweigh other attributes or factors considered in evaluating any particular candidate.

Certain Relationships and Related Party Transactions
Pursuant to its charter, the Nominating/Governance Committee must review and approve or ratify any transaction, arrangement or relationship (or series of similar transactions, arrangements or relationships) in which we participate and in which a director, a director nominee, an executive officer or a beneficial owner of five percent or more of our common stock (or, in each case, an immediate family member) had or will have a direct or indirect material interest (a “Covered Transaction”), except as provided below or as otherwise determined by the Board. Our directors, executive officers, and stockholders who beneficially own five percent or more of our common stock are expected to inform our Corporate Secretary of Covered Transactions, and we collect information from our directors and executive officers about their affiliations and affiliations of their family members so that we can review our records for any such transactions.
The Nominating/Governance Committee will approve or ratify a Covered Transaction if, based on a review of all material facts of the transaction and feasible alternatives, the Nominating/Governance Committee deems the transaction to be in our and our stockholders’ best interests. The Nominating/Governance Committee has determined each of the following Covered Transactions to be pre-approved or ratified (as applicable):

•	any transaction in which the total amount involved is less than or equal to $120,000;

•
the employment and compensation (a) of a director or executive officer if the individual’s compensation is reported in our annual proxy statement, or (b) of any other executive officer who is not an immediate family member of one of the foregoing individuals or a director nominee if such executive officer’s compensation was approved, or recommended for approval, by the Compensation Committee;

•
any transaction that would not (a) need to be reported under federal securities laws, (b) be deemed to impair a director’s independence under our Corporate Governance Principles or (c) be deemed to be a conflict of interest under our Ethics Policy; and

•	any transaction where an individual’s interest therein arises solely from ownership of our common stock and all holders of our common stock received the same benefit on a pro-rata basis.
The Nominating/Governance Committee determined that there were no Covered Transactions during our 2013 fiscal year.

Director Qualifications
We believe our directors should possess the highest personal and professional ethics, integrity, judgment and values, and be committed to representing the long-term interests of our stockholders. Our directors should also have an inquisitive and objective perspective, and be able and willing to dedicate the time necessary to Board and Board Committee service. The Nominating/Governance Committee and the Board determined that each individual whom the Board will present at the 2014 Annual Meeting as a director nominee possesses these characteristics.
In addition, the Nominating/Governance Committee regularly evaluates the skills and characteristics of current and potential directors, and may consider the attributes noted in the box nearby, among others. Through its evaluation, the Nominating/Governance Committee identified for the Board certain specific skills and qualifications possessed by each director nominee that supported the Board’s determination that each should serve as directors. These qualifications are described below along with other biographical information for each director nominee under the heading “Election of Directors.”
Selected Director Attributes
•  Personal qualities, accomplishments and reputation in the business community.
•  Financial literacy, financial and accounting expertise and significant business, academic or government experience in leadership positions or at senior policy-making levels.
•  Geographical representation in areas relevant to our business.
•  Diversity of background and personal experience.
•  Fit of abilities and personality with those of current and potential directors in building a Board that is effective, collegial and responsive to the needs of our business.
•  Independence and an absence of conflicting time commitments.

Director Independence
We believe that a substantial majority of our directors should be independent. To be independent, the Board must affirmatively determine that a director does not have any material relationship with us based on all relevant facts and circumstances.
The Board makes independence determinations annually based on information supplied by directors and other sources, the Nominating/Governance Committee’s prior review and recommendation, and certain categorical standards contained in our Corporate Governance Principles. These standards are consistent with NYSE listing standards. The Board has determined that all non-employee directors who served during our 2013 fiscal year and all non-employee director nominees are independent under the Board’s director independence standards. Accordingly, Mmes. Alexander and Lora, Messrs. Bollenbach, Finchem, Jastrow, Johnson, McCaffery, Nogales and Wood and Dr. Gilligan are independent.
In addition, the Board has determined (a) that each current member of the Audit Committee is independent under our Corporate Governance Principles, NYSE listing standards and SEC rules; (b) that each current member of the Nominating/Governance Committee is independent under our Corporate Governance Principles and NYSE listing standards; and (c) that each current Compensation Committee member is independent under our Corporate Governance Principles and NYSE listing standards, is a “non-employee director” under SEC rules and is an “outside director” under Section 162(m) of the Internal Revenue Code (the “Code”).
In making its independence determinations, the Board considered our acquiring and/or potentially acquiring land and land development rights in Texas from Forestar Group Inc., for which Mr. Jastrow serves as non-executive chairman; our licensing access to an online minority-focused employment and procurement portal from a subsidiary of The RLJ Companies, for which Mr. Johnson serves as chairman; our receipt of consulting services and market research data from a firm in which Mr. Wood owns a passive equity interest of less than 1%; and our obtaining or potentially obtaining certain insurance coverage from a U.S. subsidiary of Allied World Assurance Company Holdings, Ltd., where Ms. Alexander serves as a non-employee director. Each of Ms. Alexander and Messrs. Jastrow, Johnson and Wood was deemed not to have a direct or indirect material interest in the respective transaction or potential transaction, and the Board determined that their independence was not impaired.

Director Compensation
The Board sets non-employee director compensation based on recommendations from the Compensation Committee. Non-employee director compensation is currently provided under our Amended and Restated 2009 Non-Employee Director Compensation Plan (the “Director Plan”). Mr. Mezger is not paid for his service as a director.
Director Compensation Plan

Under the Director Plan, our non-employee directors are entitled to receive an annual Board retainer, an annual grant of stock options and stock units, and Board Committee-related retainers. Non-employee directors are also entitled to receive meeting fees under certain circumstances, and may elect to receive any cash retainers and meeting fees in the form of stock units. Cash retainers are paid in equal quarterly installments over a Director Year. A “Director Year” is the period between our annual meetings of stockholders. Accordingly, the 2013-2014 Director Year began on April 4, 2013.

   Annual compensation items correspond to a Director Year, and non-employee directors who are elected during a Director Year are entitled to pro-rated annual compensation based on the period remaining in the Director Year of election. The annual grant of stock options and stock units is made on the date of each annual meeting of stockholders to the non-employee directors serving on the Board on that date. A non-employee director who is elected during a Director Year receives a pro-rated grant of stock options and stock units on the date of the director’s first day of service on the Board.

The Board set the following compensation under the Director Plan for the 2013-2014 Director Year. The compensation shown below has remained the same since the Director Plan was adopted in 2009.

• Annual Board Retainer:	$80,000

• Annual Grant of Stock Options and Stock Units:	Each valued at $67,500 on the date of grant

• Annual Board Committee Chair Retainers:	$25,000 (Audit Committee)
$18,000 (Compensation Committee)
$10,000 (Nominating/Governance Committee)

• Annual Board Committee Member Retainers:	$10,000 (Audit Committee)
$7,000 (Compensation Committee)
$5,000 (Nominating/Governance Committee)

Committee-Related Fees and Meeting Fees. The differences between the Board Committee-related Chair retainers reflect the Board’s judgment of each Board Committee’s respective workload. The Non-Executive Chairman of the Board is not eligible for any Board Committee-related retainers. A meeting fee of $1,500 is payable for attendance at Board or Board Committee meetings beginning on the third additional meeting above its number of regular meetings, subject to approval by the Non-Executive Chairman of the Board (as to Board meetings) or the relevant Board Committee Chair. No meeting fees were paid during our 2013 fiscal year.
Director Plan Stock Options and Stock Units.  Each Director Plan stock option represents a right to receive a payment equal to the positive difference between a stock option’s exercise price and the closing price of our common stock on an exercise date. Each Director Plan stock unit represents a right to receive a payment equal to the fair market value of one share of our common stock on a payment date. Based on amendments to the Director Plan and the irrevocable elections of our non-employee directors in 2013, each non-employee director will receive one share of our common stock in settlement of each of his or her Director Plan stock units, except that Mr. Jastrow will receive a cash payment in settlement of 3,260 stock units upon the vesting of those stock units on the date of the 2014 Annual Meeting. The non-employee directors’ elections changed only the method of settlement of the applicable Director Plan stock units and did not change any of the other terms of these awards or impact the value to the directors. The Director Plan amendments and non-employee director elections are expected to reduce the degree of variability in the expense that had previously been associated with the Director Plan stock units. In connection with the Director Plan amendments and non-employee director elections, and pursuant to a specific Board authorization, we repurchased shares of our common stock on the open market in 2013 to facilitate the settlement of Director Plan stock units. The repurchased shares were apportioned to non-employee directors per their respective elections, and the shares are subject to transfer restrictions to the non-employee directors until the respective settlement of their applicable Director Plan stock units, which, in most cases, will occur upon their leaving the Board. As a result, and notwithstanding the transfer restrictions, our non-employee directors will receive dividends from their apportioned shares of our common stock.

Director Plan stock options and stock units vest one year after the date of grant, and, except as described below under the heading “Director Equity-Based Compensation Granted Before the 2010-2011 Director Year,” Director Plan stock options have a 10-year term. A non-employee director cannot exercise vested Director Plan stock options until the director has met the non-employee director stock ownership requirement or, if earlier, has left the Board. Vested stock options held by a non-employee director must be exercised before the end of the stock options’ respective term or, if earlier, before the third anniversary of the date the non-employee director leaves the Board. A non-employee director can elect to receive Director Plan stock unit payouts upon leaving the Board or, if the director has met the non-employee director stock ownership requirement, immediately after the one-year vesting date or at a specified date after the stock units vest, but before the director leaves the Board. The non-employee director stock ownership requirement is described below under the heading “Stock Ownership Requirements.”
Director Equity-Based Compensation Granted Before the 2010-2011 Director Year
Under the Director Plan, stock options granted to our non-employee directors before the 2010-2011 Director Year are fully vested, have a 15-year term and must be exercised before each option’s term expires or, if earlier, within one year of the date a non-employee director leaves the Board, and any stock units so granted will be paid out only upon a non-employee director’s leaving the Board, reflecting in each case the terms under which these options were originally granted.
Non-Executive Chairman of the Board Retainer
Mr. Bollenbach is paid an annual cash retainer of $300,000 for his service as the Non-Executive Chairman of the Board. He may keep any retainer payment if removed from the Board without cause.
Indemnification Agreements
We have entered into agreements with each of our non-employee directors that provide them with indemnification and advancement of expenses to supplement what is provided under our Certificate of Incorporation and insurance policies, subject to certain requirements and limitations.
Expenses
We pay the non-employee directors’ expenses, including travel, accommodations and meals, for attending Board and Board Committee meetings and our annual meetings of stockholders and other activities related to our business.
Director Compensation During Fiscal Year 2013

Name(a)	Fees Earned or Paid in Cash ($)(b)	Stock Awards ($)(c)	Option Awards ($)(c)	All Other Compensation ($)(d)	Total ($)
Ms. Alexander	$90,000	$67,500	$67,500	$591	$225,591
Mr. Bollenbach	300,000	147,500	67,500	3,263	518,263
Mr. Finchem	—	159,500	67,500	21,799	248,799
Dr. Gilligan	90,000	67,500	67,500	547	225,547
Mr. Jastrow	90,000	67,500	67,500	18,848	243,848
Mr. Johnson	81,250	72,500	67,500	2,181	223,431
Ms. Lora	—	177,500	67,500	16,857	261,857
Mr. McCaffery	—	165,500	67,500	18,632	251,632
Mr. Nogales	97,000	67,500	67,500	6,166	238,166

(a)
Mr. Wood was elected to the Board on January 22, 2014 and therefore did not serve on the Board during our 2013 fiscal year. Pursuant to the Director Plan, for the remaining period of the 2013-2014 Director Year, which ends on the date of our 2014 Annual Meeting, Mr. Wood will be paid $20,000 in cash (consisting of pro-rated Board and Audit Committee retainers). In addition, upon his election to the Board, Mr. Wood was granted 930 stock units and 2,221 stock options, based in each case on a pro-rated grant-date value of $16,875.

(b)
Fees Earned or Paid in Cash. These amounts represent payments of Board and Board Committee-related retainers based on the elections of non-employee directors to receive such retainers in cash rather than in Director Plan stock units. The amount shown for Mr. Bollenbach also includes his Non-Executive Chairman of the Board retainer.

(c)
Stock Awards and Option Awards. These amounts represent the aggregate grant-date fair value of the Director Plan stock unit and stock option awards granted to our non-employee directors during our 2013 fiscal year, computed in accordance with Accounting Standards Codification Topic No. 718, “Compensation – Stock Compensation” (“ASC 718”), as described in Note 19. Employee Benefit and Stock Plans in the Notes to the Consolidated Financial Statements in our Annual Report, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. Below are the amounts of Director Plan stock options and stock units granted to each non-employee director during our 2013 fiscal year based on each director’s compensation elections and Board Committee service. All such grants were made on April 4, 2013.

Name	Stock Units (#)	Stock Options (#)
Ms. Alexander	3,260	7,241
Mr. Bollenbach	7,124	7,241
Mr. Finchem	7,703	7,241
Dr. Gilligan	3,260	7,241
Mr. Jastrow	3,260	7,241
Mr. Johnson	3,501	7,241
Ms. Lora	8,572	7,241
Mr. McCaffery	7,993	7,241
Mr. Nogales	3,260	7,241
Below are each non-employee director’s total Director Plan stock unit and stock option holdings as of February 14, 2014.

Name	Stock Units (#)	Stock Options (#)	Total Holdings (#)
Ms. Alexander	6,311	44,804	51,115
Mr. Bollenbach	45,884	134,946	180,830
Mr. Finchem	71,405	46,193	117,598
Dr. Gilligan	8,378	17,732	26,110
Mr. Jastrow	70,706	46,193	116,899
Mr. Johnson	30,253	84,186	114,439
Ms. Lora	94,823	57,413	152,236
Mr. McCaffery	70,494	160,195	230,689
Mr. Nogales	83,300	48,323	131,623
Mr. Wood	930	2,221	3,151

(d)
All Other Compensation. These amounts represent dividend payments with respect to Director Plan stock units during our 2013 fiscal year and premium payments of $16,390, $13,545, $13,545 and $9,960 we paid for the life insurance policies we maintain with respect to Messrs. Finchem, Jastrow and McCaffery and Ms. Lora, respectively, in connection with the Directors’ Legacy Program, which is described below. Non-employee directors with larger Director Plan stock unit holdings based on their tenure and compensation elections received greater dividend payments. In our 2013 fiscal year, we paid a total of $69,829 in premiums for the life insurance policies we maintain to fund charitable donations under the Directors’ Legacy Program, including for the policies maintained with respect to Messrs. Finchem, Jastrow and McCaffery and Ms. Lora and participants who are former directors. Some of the life insurance policies we maintain for the Directors’ Legacy Program did not require premium payments to be made in our 2013 fiscal year. Premium payments, where required, vary depending on participants’ respective ages and other factors. The total dollar amount payable under the Directors’ Legacy Program at November 30, 2013, with all participating directors having vested in the full donation amount, was $15.4 million.

Directors’ Legacy Program
We established the Directors’ Legacy Program in 1995 to recognize our and our directors’ interests in supporting worthy educational institutions and other charitable organizations. In making adjustments to our philanthropic activities, the Board elected in 2007 to close the program to new participants. Ms. Alexander, Messrs. Bollenbach, Johnson, Mezger and Wood and Dr. Gilligan do not participate in the program. Under the program, we will make a charitable donation on each participating director’s behalf of up to $1,000,000. A participating director may allocate the donation to up to five qualifying institutions or organizations. Donations are paid in ten equal annual installments directly to designated organizations after a participating director’s death with proceeds from the life insurance policies we maintain on each participating director’s life. Participating directors and their families do not receive any proceeds, compensation or tax savings associated with the program.

Election of Directors
At the 2014 Annual Meeting, the Board will present as nominees and recommend to stockholders that Ms. Lora, Messrs. Bollenbach, Finchem, Jastrow, Johnson, McCaffery, Mezger, Nogales, Wood and Dr. Gilligan each be elected as a director to serve for a one-year term ending with the election of directors at our 2015 Annual Meeting of Stockholders. Each nominee is currently a director, has consented to being nominated and has agreed to serve as a director if elected. Other than Mr. Wood, who was was elected to the Board on January 22, 2014, each nominee is standing for re-election. Ms. Alexander has decided not to seek re-election and will retire from the Board effective as of the date of the 2014 Annual Meeting, when her current term as a director expires. Should any of the nominees become unable to serve as a director prior to the 2014 Annual Meeting, the individuals named as proxies for the meeting will, unless otherwise directed, vote for the election of such other person as the Board may recommend in place of any such nominee. On the date of the 2014 Annual Meeting, following the election of directors, the Board will have ten members.
Vote Required
Under our By-laws, the election of each director nominee will require a majority of votes cast at the 2014 Annual Meeting to be in favor of the nominee (i.e., the votes cast for a nominee’s election must exceed the votes cast against the nominee’s election).
Consistent with this director election standard, our Corporate Governance Principles require that each director nominee in an uncontested election at a meeting of stockholders receive more votes cast for than against his or her election in order to be elected to the Board. An “uncontested election” is one in which there is no director nominee that has been nominated by a stockholder in accordance with our By-laws. This election is an uncontested election.
Our Corporate Governance Principles also provide that a director nominee who fails to win election to the Board in an uncontested election is expected to tender his or her resignation from the Board (or to have previously submitted a conditional tender). If an incumbent director fails to receive the required vote for election in an uncontested election, the Nominating/ Governance Committee will act promptly to determine whether to accept the director’s resignation and will submit its recommendation for consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Nominating/Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.
Your Board recommends a vote FOR the election to the Board of each of its presented nominees.
A brief summary of each director nominee’s principal occupation, recent professional experience, the specific qualifications identified as part of the Board’s determination that each such individual should serve on the Board, and directorships at other public companies for at least the past five years, if any, is provided below.

Stephen F. Bollenbach, age 71, is our Non-Executive Chairman of the Board. He was the Co-Chairman and Chief Executive Officer of Hilton Hotels Corporation, a hotel developer and operator, positions he held from May 2004 and February 1996, respectively. He retired from Hilton in October of 2007. Prior to joining Hilton, Mr. Bollenbach was Senior Executive Vice President and Chief Financial Officer for The Walt Disney Company from 1995 to 1996. Before Disney, Mr. Bollenbach was President and Chief Executive Officer of Host Marriott Corporation from 1993 to 1995, and served as Chief Financial Officer of Marriott Corporation from 1992 to 1993. From 1990 to 1992, Mr. Bollenbach was Chief Financial Officer of the Trump Organization. Mr. Bollenbach serves as a director of Time Warner Inc., Macy’s, Inc. and Mondelēz International, Inc. He previously served as a director of American International Group Inc., and Harrah’s Entertainment, Inc. Mr. Bollenbach joined the Board in 2007 and has since served as its Non-Executive Chairman. Mr. Bollenbach has several years of experience and expertise as a senior corporate executive and public company board member, including as a lead independent director, and has demonstrated exemplary leadership as Non-Executive Chairman of the Board.

Timothy W. Finchem, age 66, has been Commissioner of the PGA TOUR, a membership organization for professional golfers, since 1994. He joined the TOUR staff as Vice President of Business Affairs in 1987, and was promoted to Deputy Commissioner and Chief Operating Officer in 1989. Mr. Finchem served in the White House as Deputy Advisor to the President in the Office of Economic Affairs in 1978 and 1979, and in the early 1980’s, co-founded the National Marketing and Strategies Group in Washington, D.C. He joined the Board in 2005. Mr. Finchem has demonstrated success in broadening the popularity of professional golf among the demographic groups that make up our core homebuyers, and has experience in residential community development. He also has a substantial presence in Florida, one of our key markets.

Dr. Thomas W. Gilligan, age 59, has served as the Dean of the McCombs School of Business at The University of Texas at Austin since 2008. Prior to his appointment at the McCombs School of Business, Dr. Gilligan held several key administrative roles at the Marshall School of Business at the University of Southern California (USC), including as interim Dean, as the Vice-Dean of Undergraduate Education, as director of the Ph.D. program, and as the Chair of the Finance and Business Economics Department. Dr. Gilligan holds the Centennial Chair in Business Education Leadership. He received his B.A. in 1979 at the University of Oklahoma and his Ph.D. in Economics at Washington University in 1984. He taught Economics at the California Institute of Technology (1984-1987) and during his tenure at USC he held visiting appointments at Stanford University (1989-1990 and 1994) and Northwestern University (1995-1996). He has served as a consultant to businesses in the entertainment, agriculture, service and construction industries, dealing with antitrust and contract issues, as well as pricing strategies. He was the recipient of a National Fellowship at the Hoover Institution of War and Peace and was a staff economist at the Council of Economic Advisers in the White House (1982-1983). He also served in the United States Air Force from 1972-1976. Dr. Gilligan has deep knowledge of and significant academic credentials in the fields of finance, economics and business administration, and brings extensive leadership skills and experience from his many years of service as a dean at two of the premier post-graduate business schools in the country. In addition, he is well-known and highly regarded, professionally and personally, in both Texas and Southern California, which are key markets for us.

Kenneth M. Jastrow, II, age 66, is Non-Executive Chairman, Forestar Group Inc., a real estate and natural resources company. Mr. Jastrow is also a director of MGIC Investment Corporation and Genesis Energy, LLC, the general partner of Genesis Energy, L.P., a publicly traded master limited partnership. He joined the KB Home Board in 2001. Mr. Jastrow has several years of experience and leadership in the paper, building products, forestry, real estate and mortgage lending industries, providing critical perspective in businesses that impact the homebuilding industry, and on sustainability practices. He also brings a significant knowledge of corporate governance matters from his service on a number of public company boards, and has a substantial presence in Texas, a key market for us.

Robert L. Johnson, age 67, is founder and chairman of The RLJ Companies, an innovative business network that owns or holds interests in a diverse portfolio of companies in the consumer financial services, private equity, real estate, hospitality, professional sports, film production, gaming, and automobile dealership industries. Prior to forming The RLJ Companies, Mr. Johnson was founder and chief executive officer of Black Entertainment Television (BET), which was acquired by Viacom Inc. in 2001. He continued to serve as chief executive officer of BET until 2006. In July 2007, Mr. Johnson was named by USA Today as one of the 25 most influential business leaders of the past 25 years. Mr. Johnson currently serves on the board of directors or trustees of the Lowe’s Companies, Inc., RLJ Entertainment, Inc., RLJ Lodging Trust, and Strayer Education, Inc. He previously served as a director of RLJ Acquisition, Inc. He joined the Board in 2008. Mr. Johnson has significant experience in real estate, finance, mortgage banking and brand-building enterprises and a unique and diverse background in a number of industry sectors. He also has a substantial presence in Washington D.C. and the mid-Atlantic region, which is an important market for us.

Melissa Lora, age 51, is the President of Taco Bell International and the Global Chief Financial and Development Officer of Taco Bell Corp., a quick service restaurant chain. Ms. Lora joined Taco Bell Corp. in 1987 and since 2001 has served as Chief Financial Officer. Prior to that, she was Regional Vice President and General Manager from 1998 to 2000 for Taco Bell’s operations throughout the Northeastern United States. She joined the Board in 2004. Ms. Lora is very knowledgeable of and has substantial experience and expertise in financial matters as well as in managing real estate assets. She has made significant contributions to the work of the Audit Committee since joining the Board and has provided strong leadership as its Chair since 2008.

Michael G. McCaffery, age 60, is the Chairman of Makena Capital Management, an investment management firm. From December 2005 to December 2013, he was the Chief Executive Officer of Makena Capital Management. From 2000 to 2006, Mr. McCaffery was President and CEO of the Stanford Management Company (SMC), which was established in 1991 to manage Stanford University’s financial and real estate investments. Previous to joining SMC, Mr. McCaffery was President and Chief Executive Officer of Robertson Stephens Investment Bankers from January 1993 to December 1999, and also served as Chairman from January 2000 to December 2000. He previously served as a director of Thomas Weisel Partners Group, Inc. and Venture Lending & Leasing V Inc., and as a trustee of RS Investment Trust. He joined the Board in 2003. Mr. McCaffery has a broad array of business, investment and real estate experience and recognized expertise in financial matters, as well as a demonstrated commitment to good corporate governance.

Jeffrey T. Mezger, age 58, has been our President and Chief Executive Officer since November 2006. Prior to becoming President and Chief Executive Officer, Mr. Mezger served as our Executive Vice President and Chief Operating Officer, a position he assumed in 1999. From 1995 until 1999, Mr. Mezger held a number of executive posts in our southwest region, including Division President, Arizona Division, and Senior Vice President and Regional General Manager over Arizona and Nevada. Mr. Mezger joined us in 1993 as president of the Antelope Valley Division in Southern California. He joined the Board in 2006. He is a member of the Executive Board of the USC Lusk Center for Real Estate, is a member of the Policy Advisory Board for the Fisher Center for Real Estate and Urban Economics at the University of California, Berkeley Haas School of Business, serves as Vice Chairman of the Policy Advisory Board for the Harvard Joint Center for Housing Studies and was the founding Chairman of the Executive Committee for the Leading Builders of America. In 2012, Mr. Mezger was inducted into the California Homebuilding Foundation Hall of Fame. As our CEO, Mr. Mezger has demonstrated dedicated and effective leadership, and ownership of our business strategy and its results. He has also established himself as a leading voice in the industry through his 36 years of experience in the public homebuilding sector.

Luis G. Nogales, age 70, has been the Managing Partner of Nogales Investors, LLC, a private equity investment firm, since 2001. He was Chairman and Chief Executive Officer of Embarcadero Media, Inc. from 1992 to 1997, President of Univision Communications, Inc., from 1986 to 1988, and Chairman and Chief Executive Officer of United Press International from 1983 to 1986. He is a director or trustee of Southern California Edison Co., Edison International and Cedars-Sinai Medical Center. He joined the Board in 1995. He previously served as a director or trustee of Arbitron Inc., Golden West Broadcasters, Levi Strauss & Co., Lucky Stores, The Bank of California, Coors Brewing Company, Kaufman & Broad S.A. (France), Stanford University, The Ford Foundation, U.S. World Cup Soccer Committee, the Mayo Clinic Trust, and the Pacific Council on International Policy. Mr. Nogales has substantial depth of experience in media and marketing enterprises and with business operations management and financial investments drawn from a diverse background and involvement in an array of industries. His long-time service on the Board has provided critical knowledge of our operations and corporate history.

Michael M. Wood, age 66, is Founder and Chairman of Redwood Investments LLC, a Washington, DC investment company established in 2005 and concentrating in media, real estate and alternative energy. From 2006-2009, Mr. Wood was the U.S. Ambassador to Sweden where he made cooperation between the U.S. and Sweden in alternative energy technology his top priority. In recognition for this work, in 2009, the King of Sweden bestowed on Mr. Wood the insignia of Commander Grand Cross, Order of the Polar Star, a medal given by Sweden’s Royal Family to people of foreign birth who make significant contributions to Sweden. Prior to becoming ambassador, Mr. Wood was co-founder and CEO of Hanley Wood LLC, the leading media company in the construction industry and one of the ten largest business-to-business media companies in the U.S. Mr. Wood is also Chairman of CSP Business Media, LLC, a private business-to-business publishing company serving the convenience retailing, restaurant, and on-the-go food industries, and serves on the Board of Trustees for The American-Scandinavian Foundation in New York and the Board of Directors of Capital Partners for Education in Washington, DC. Mr. Wood has extensive knowledge of the homebuilding industry and significant experience in real estate and alternative energy investing, providing substantial insight and expertise with respect to our business operations and longstanding commitment to sustainability. He is also a prominent and respected professional in Washington DC, an important market for us, and has a distinguished policymaking background.

Ownership of KB Home Securities
Ownership of Directors and Management
The following table shows, as of February 14, 2014, the beneficial ownership of our common stock by each director and each of our NEOs, and by all directors and executive officers as a group. Except as stated in footnotes to the table, beneficial ownership is direct and each director and executive officer has sole voting and investment power over his or her shares.

Non-Employee Directors	Amount and Nature of Beneficial Ownership(a - f)	Percent of Class
Ms. Alexander	32,411	*
Mr. Bollenbach	45,884	*
Mr. Finchem	71,405	*
Dr. Gilligan	8,378	*
Mr. Jastrow	67,446	*
Mr. Johnson	30,253	*
Ms. Lora	96,866	*
Mr. McCaffery	70,494	*
Mr. Nogales	90,700	*
Mr. Wood	930	*
Named Executive Officers
Jeffrey T. Mezger	4,975,841	5.0%
Jeff J. Kaminski	280,194	*
Brian J. Woram	324,276	*
Albert Z. Praw	159,316	*
William R. Hollinger	589,861	*
All directors and executive officers as a group (17 people)	7,051,768	7.0%

(a)
Included are the following shares of common stock that can be acquired within 60 days of February 14, 2014 through the exercise of stock options: Mr. Mezger 4,599,448; Mr. Kaminski 246,350; Mr. Woram 270,529; Mr. Praw 106,000; and Mr. Hollinger 486,316; and all current executive officers as a group 5,874,155.

(b)
Included are shares of restricted common stock in the following amounts: Mr. Mezger 0; Mr. Kaminski 24,653; Mr. Woram 22,153; Mr. Praw 22,153; and Mr. Hollinger 12,135; and all current executive officers as a group 99,898.

(c)
Included are the following Director Plan stock unit holdings of each non-employee director: Ms. Alexander 6,311; Mr. Bollenbach 45,884; Mr. Finchem 71,405; Mr. Gilligan 8,378; Mr. Jastrow 67,446; Mr. Johnson 30,253; Ms. Lora 94,823; Mr. McCaffery 70,494; Mr. Nogales 83,300; and Mr. Wood 930.

(d)
Ms. Alexander holds 26,000 shares of our common stock in a trust in which she and her spouse are trustees and sole beneficiaries and over which they jointly exercise voting and investment power. She also has beneficial ownership of 100 shares of our common stock that are held by a family trust for which she is both a co-trustee and a beneficiary.

(e)	Ms. Lora holds 2,043 shares of our common stock in a trust in which she and her spouse are trustees and sole beneficiaries and over which they jointly exercise voting and investment power.

(f)
Mr. Wood holds the Director Plan stock units that comprise the ownership reflected in the above table in a trust in which he and his spouse are trustees and over which they jointly exercise voting and investment power, and he is the sole beneficiary as to the stock units.

*	Indicates less than one percent ownership.
Stock Ownership Requirements
Our non-employee directors and senior executives are subject to stock ownership requirements to better align their interests with those of our stockholders. Our Corporate Governance Principles require each of our non-employee directors to own at least $250,000 in value of our common stock or common stock equivalents within five years of joining the Board. Our executive stock ownership policy requires designated senior executives, including our NEOs, to own a certain number of shares within five years of becoming subject to the policy. The policy is discussed below under the heading “Equity Stock Ownership Policy.” Each of our non-employee directors and NEOs are in compliance with their respective requirements.

Beneficial Owners of More Than Five Percent of Our Common Stock
The following table shows each stockholder known to us as of February 14, 2014 to beneficially own more than five percent of our common stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
BlackRock, Inc., et al. (a)	9,624,749	11.5%(b)
40 East 52nd Street, New York, NY 10022
KB Home Grantor Stock Ownership Trust (c)	10,501,844	11.1%
Wells Fargo Institutional Retirement and Trust Executive Benefits
One West Fourth Street, Winston-Salem, North Carolina 27101
FMR LLC and Edward C. Johnson 3d (d)	9,189,509	11.0%(b)
82 Devonshire Street, Boston, Massachusetts 02109
Odey Asset Management Group Ltd (e)	5,278,310	6.3%(b)
12 Upper Grosvenor Street, London, United Kingdom W1K 2ND
The Vanguard Group, Inc. (f)	5,044,432	6.0%(b)
100 Vanguard Blvd., Malvern, PA 19355

(a)
The stock holding information is based solely on an amendment to Schedule 13G dated January 8, 2014 that BlackRock, Inc., a parent holding company, filed with the SEC to report its beneficial ownership. Of the reported amount, BlackRock, Inc. subsidiaries, collectively, had sole voting power as to 9,383,520 shares and had sole dispositive power as to 9,624,749 shares, and subsidiary, BlackRock Fund Advisors, beneficially owned more than 5% of our outstanding shares.

(b)
These beneficial ownership and percent of class figures are from the respective Schedule 13G filings by the listed beneficial owners and reflect their respective determinations as of December 31, 2013.

(c)
The GSOT holds these shares pursuant to a trust agreement, with Wells Fargo Bank, N.A. as trustee. Both the GSOT and the trustee disclaim beneficial ownership of the shares. Under the trust agreement, our employees who hold unexercised common stock options under our employee equity compensation plans determine the voting of the GSOT shares. The number of GSOT shares that any one employee can direct the vote of depends on how many eligible employees submit voting instructions to the trustee. Employees who are also directors cannot vote GSOT shares; therefore, Mr. Mezger cannot direct the vote of any GSOT shares. If all eligible employees submit voting instructions, our other NEOs can direct the vote of the following amounts of GSOT shares: Mr. Kaminski 804,753; Mr. Woram 832,161; Mr. Praw 464,257; and Mr. Hollinger 1,256,628; and all current executive officers as a group (excluding Mr. Mezger) 3,916,524.

(d)
The stock holding information is based solely on an amendment to Schedule 13G dated February 13, 2014 that FMR LLC, a parent holding company, filed with the SEC to report the beneficial ownership of FMR LLC and Mr. Edward C. Johnson 3d, FMR LLC’s chairman. Of the reported amount, Fidelity Management & Research Company (“Fidelity”), an investment adviser to various investment companies and an FMR LLC subsidiary, beneficially owns 8,774,609 shares. Each of Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the various investment companies, has sole dispositive power as to the 8,774,609 shares, and has sole voting power as to 300 shares. Fidelity votes its beneficially owned shares under guidelines established by such investment companies’ Boards of Trustees. Fidelity SelectCo, LLC (“SelectCo”), an FMR LLC subsidiary and an investment adviser to various investment companies, beneficially owns 414,600 shares, and each of Edward C. Johnson 3d and FMR LLC, through its control of SelectCo and the various investment companies, has sole dispositive power as to these shares. Strategic Advisers, Inc., an FMR LLC subsidiary and an investment adviser to individuals, beneficially owns 300 shares.

(e)
The stock holding information is based solely on a Schedule 13G dated January 22, 2014 that Odey Asset Management Group Ltd, a parent holding company and investment adviser, filed with the SEC to report its beneficial ownership. Of the reported amount, Odey Asset Management Group Ltd had shared voting power and shared dispositive power of 5,278,310 shares with Odey Asset Management LLP, Odey Holdings AG and Mr. Crispin Odey. The shares represent holdings of Odey Asset Management LLP for the benefit of its investment advisory clients. Odey Asset Management Group Ltd is the managing member of Odey Asset Management LLP; Odey Holdings AG is the sole stockholder of Odey Asset Management Group Ltd; and Mr. Odey is the sole stockholder of Odey Holdings AG. Each of these persons disclaims beneficial ownership of the shares except to the extent of its or his pecuniary interest therein.

(f)
The stock holding information is based solely on a Schedule 13G dated February 6, 2014 that Vanguard Group, Inc., an investment adviser to various investment companies (“VGI”), filed with the SEC to report its beneficial ownership. Of the reported amount, VGI had sole voting power as to 119,447 shares, had sole dispositive power as to 4,929,085 shares, and had shared dispositive power as to 115,347 shares. Vanguard Fiduciary Trust Company and Vanguard Investments Australia, Ltd., each VGI subsidiaries, beneficially own 115,347 and 4,100 shares, respectively.

Executive Compensation
Management Development and Compensation Committee Report
The Management Development and Compensation Committee of the Board of Directors has reviewed and discussed the following “Compensation Discussion and Analysis” with KB Home management. Based on this review and discussion, the Management Development and Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
Management Development and Compensation Committee

Michael G. McCaffery, Chair	Stephen F. Bollenbach
Timothy W. Finchem	Luis G. Nogales

Compensation Discussion and Analysis
Introduction
This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation and benefit programs, our engagement with our stockholders on executive compensation and benefits matters, the roles and decisions of those directly involved in executive compensation determinations, the material factors and considerations behind those determinations with respect to our 2013 fiscal year and the material components of the compensation and benefits for our five NEOs, who are:

•	Jeffrey T. Mezger, our President and Chief Executive Officer;

•	Jeff J. Kaminski, our Executive Vice President and Chief Financial Officer;

•	Brian J. Woram, our Executive Vice President and General Counsel;

•	Albert Z. Praw, our Executive Vice President, Real Estate and Business Development; and

•	William R. Hollinger, our Senior Vice President and Chief Accounting Officer.
At the core of our executive compensation and benefit programs is a pay-for-performance philosophy that emphasizes an appropriate alignment of executive pay with the achievement of our top strategic goals and stockholder interests. We believe the executive compensation and benefits programs we established for our 2013 fiscal year and the resulting pay outcomes for our NEOs demonstrate that the programs effectively provided such alignment. As illustrated in the table below, our stockholders experienced strong total return (“TSR”) performance for the second consecutive year, and we achieved meaningful improvement in a number of key financial and operational metrics, including our highest priorities of profitability and revenue growth.

Metric	2013 Fiscal Year Result	Prior-Year Comparison
Net income	$40 million	Improvement of $99 million. Generated full-year net income for the first time since 2006
Total revenues	$2.10 billion	34% increase
Homebuilding operating margin (ratio of homebuilding operating income to homebuilding revenues)	4.4%	570 basis point improvement
Homes delivered	7,145	14% higher
Average selling price	$291,700	Up 18%
Net order value	$2.16 billion	Growth of 24%
Year-end lot count	61,095	37% increase, reflecting investments of $1.14 billion in land and land development in 2013, up from $565 million in 2012
TSR (includes reinvested dividends)	23%, third highest (84th percentile) in our peer group	Our 2012 fiscal year TSR of 98% was between the 25th and 50th percentile of our peer group
In addition to the solid financial and operational performance we achieved in our 2013 fiscal year, during the year we strengthened our balance sheet with several successful capital markets transactions that generated $775.5 million in total net proceeds. These net proceeds were used for general corporate purposes, including our substantial investment in land and land development to facilitate and drive future growth, and to fund the retirement of over $215 million in aggregate principal amount of certain of our outstanding senior notes due in 2014 and 2015.
With our return to full-year profitability for the first time since 2006, strong results on a number of other financial and operational metrics and TSR that was the third highest in our peer group, our CEO’s compensation in 2013 was as follows:

•	No change in base salary;

•
Based on above target and outstanding performance, an 80% formula-based annual cash incentive payout of 181.7% of his target payout amount, which was below his potential maximum amount under the 2013 fiscal year program; and

•
Long-term equity awards with the majority of value consisting of PSUs that vest subject to three-year performance achievements, and the balance in stock options that only have value if our stock price rises.

In this CD&A, we first provide a summary Stockholder Engagement on Our Executive Compensation Program During 2013, highlighting some of the key stockholder-focused aspects of our program. We then further discuss our 2013 Fiscal Year Financial Results and Pay Outcomes followed by the Executive Compensation Decision-Making and Other Compensation Policies that apply with respect to our executives’ compensation and benefits. Finally, we provide an overview of the Severance, Change in Control and Post-Termination Arrangements available to our executives.
Stockholder Engagement on Our Executive Compensation Program During 2013
During 2013, we continued our longstanding practice of proactive engagement with our stockholders to discuss our executive compensation program and other governance matters. After we published our 2013 Proxy Statement, our executive officers and other senior executives conducted conference calls and other discussions with holders of over 40% of our outstanding shares entitled to vote at our 2013 Annual Meeting to solicit their views on several adjustments we implemented to our executive compensation and benefits programs for our NEOs for both 2012 and 2013. Based on our dialogue with stockholders, we felt the adjustments were well received, and we considered the constructive feedback of our stockholders in assessing potential additional adjustments to the programs, as noted below.
The key adjustments included, but were not limited to, the following:

•
A more structured and formula-driven design for the annual incentive program in 2013 compared to prior years, with the majority of NEO annual incentive payouts determined solely by two financial metrics — a measure of pretax income and total revenues — and the balance of payouts determined by a mix of operational performance items and individual executive performance, all subject to the requirement that we generate a certain level of pretax income for any payouts to be made.

•
Greater use of performance-based long-term incentives, including performance-based restricted stock units, that utilized a balanced set of absolute and relative performance measures and goals aligned with our business goals.

We received overwhelming support for our NEOs’ 2012 fiscal year compensation from our stockholders at our 2013 Annual Meeting, with over 96% of the shares of our common stock present or represented, and entitled to vote on the matter, voting in favor of our advisory vote proposal. We and the Compensation Committee consider that outcome as reinforcing the way in which we designed our performance-driven executive compensation and benefits programs relating to our 2013 fiscal year as well as our and the Compensation Committee’s intended approach to implementing them. As a result, we used a similar structure for both the long-term incentive grants that were made to our NEOs in October 2013 and our 2014 fiscal year annual incentive program for our NEOs, as outlined below.
In addition, our engagement with stockholders in 2013 led us to review and update our executive stock ownership guidelines, as described below under the heading “Equity Stock Ownership Policy,” which we believe strengthened the alignment of our executives’ interests with those of our stockholders. In addition to the changes we have implemented to our executive compensation and benefits programs over the past two years, we have long adhered to the following stockholder-focused compensation policies, programs and practices:

• Limited Perquisites. We provide few perquisites to our NEOs and senior executives. Perquisites are limited to relocation assistance to recruit certain new hires, market-competitive supplemental medical and deferred compensation programs and certain death-related benefits, and, for a very few current senior executives, participation in a retirement plan that was closed in 2004. We do not provide any allowances or reimbursements for personal automobiles, automobile fuel cards and/or insurance, tax preparation or financial/estate planning services.

• No New Tax “Gross-Up” Benefits. In 2011, our Board approved a policy that no officer or employee who is hired or is promoted after April 7, 2011 will receive the tax “gross-up” payment benefit under our 2001 Change in Control Severance Plan (the “CIC Plan”) in connection with such hiring or promotion. Consistent with this policy, since April 7, 2011 we have not extended the benefit, or any other tax restoration benefit, to any newly hired or promoted officers or employees, or to any other officer or employee, who would have been eligible to receive it under the terms of the CIC Plan or otherwise.

• Prohibition on Hedging/Pledging of Our Securities. Under our policy on transactions in company securities, our senior executives are prohibited from engaging in short sales of our securities and from buying or selling puts or calls on, or any other financial instruments that are designed to hedge or offset decreases or increases in the value of, our securities (including without limitation derivatives, prepaid variable forward contracts, equity swaps, collars and exchange funds).

• Compensation Clawbacks. Under his Employment Agreement, our CEO is required to repay certain compensation he receives if we are required to restate our financial results due to his misconduct, consistent with the Sarbanes-Oxley Act of 2002. In addition, we will recoup incentive-based compensation to the extent required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and any rules, regulations and listing standards issued under that act.

• Severance Pay Limits. In response to our stockholders’ approval of an advisory proposal, in 2008 we adopted a policy under which we will obtain stockholder approval before paying severance benefits to an executive officer above 2.99 times the sum of the executive officer’s then-current base salary and target bonus under any severance arrangement made or materially changed after the policy was adopted.

• Equity-Based Award Grant Policy. Since 2007, all grants of equity-based compensation are subject to our equity-based award grant policy, which sets strict requirements as to the timing and manner in which equity-based awards are made, as well as certain internal controls over the grants of such awards. The policy is discussed below under the heading “Equity-Based Award Grant Policy.”

• Stock Ownership Requirement. Our senior executives must comply with stock ownership requirements throughout the period of their employment with us.
2013 Fiscal Year Financial Results and Pay Outcomes
2013 Fiscal Year Performance
The table below illustrates the measurable improvements we made in key financial and operational results over our 2011-2013 fiscal years. The Annual Report provides further details on our 2013 fiscal year performance. Dollar figures in the table below are in thousands, except overall average selling price. As noted above, our TSR moved from the third quartile of our peer group for the 2012 fiscal year to the first quartile for the 2013 fiscal year.

Metric	2013 Result	2012 Result	2011 Result	2013-2012 Improvement	2013-2011 Improvement
Total revenues	$2,097,130	$1,560,115	$1,315,866	34%	59%
Operating income (loss)	$101,194	$(11,564)	$(96,282)	(a)	(a)
Pretax income (loss)	$38,363	$(79,053)	$(181,168)	(a)	(a)
Selling, general and administrative expenses (as a percentage of housing revenues)	12.3%	15.3%	16.9%	300 bps	460 bps
Homebuilding operating margin (ratio of homebuilding operating income (loss) to homebuilding revenues)	4.4%	(1.3)%	(7.9)%	570 bps	1,230 bps
Homes delivered	7,145	6,282	5,812	14%	23%
Average selling price	$291,700	$246,500	$224,600	18%	30%
Net order value	$2,157,065	$1,733,146	$1,511,654	24%	43%
Ending backlog value	$682,489	$618,626	$458,950	10%	49%
(a) Percentage comparison not meaningful.
We accomplished our top strategic goal in 2013 of generating full-year profitability for the first time since 2006. As discussed in the Annual Report, this result, and the improvement in the other metrics shown in the table above, is largely due to the broad transformation and refocusing of our business, both geographically and operationally, that we have implemented over the past several years in response to prevailing market dynamics and to position for profitability and growth. Our actions strengthened our overall business and, as we continue to execute on the strategic initiatives that helped drive the success we achieved in 2013, we are confident that we can further improve profitability per home delivered and generate revenue growth, which remain our top strategic priorities, in 2014 as housing markets improve.
Since the beginning of our 2013 fiscal year, a key component of our efforts to achieve our strategic growth initiatives has been to attract and retain management resources to further bolster our team and deepen our bench of promotable leaders. In pursuing this, we have encountered growing competition for talent from our peer homebuilders, among other firms, particularly at senior management levels, reflecting the increased housing market activity accompanying the present recovery. This heightened challenge of successfully attracting and retaining qualified personnel has become a key consideration in making compensation-related decisions, and we expect it to be even more pronounced in 2014 as housing markets continue to improve.
Pay-for-Performance Orientation
To illustrate our pay-for-performance philosophy and the general alignment of CEO compensation with stockholder return, the chart below compares our CEO’s total compensation as reported in the Summary Compensation Table in each of the last five fiscal years (using grant-date fair values for long-term incentives) to our indexed TSR as of November 30 of each year. TSR assumes $100 invested at market close on November 30, 2008.

CEO Compensation Compared to Indexed TSR

CEO Compensation
$9,000
$8,000
$7,000
$6,000
$5,000
Total Stockholder Return
$180
$160
$140
$120
$100
$80
$60
$40
$20
$0

	2009	2010	2011	2012	2013
Pay ($000s)	$8,081	$6,730	$5,946	$5,593	$7,001
TSR (indexed)	$118	$101	$67	$133	$163

2013 Pay Outcomes
As noted above, 2013 marked the second consecutive year of solid year-over-year improvement in our financial and operational performance, as well as in TSR. In particular, we posted significantly improved pretax income and a strong increase in revenues, our top priorities for our 2013 fiscal year. As a result, annual incentive payouts to our NEOs for 2013 were higher than the prior year largely because our 2013 fiscal year annual incentive program was based primarily and directly on our pretax income and revenue performance, underscoring the alignment of the program with our top strategic objectives. The Compensation Committee also approved increases in the base salaries of our NEOs other than our CEO, the first such increases in several years, and approved long-term incentive grants to our NEOs with slightly higher grant date values than in 2012, largely reflecting a rise in the market price of our stock.
The balance among the various elements of total direct compensation is depicted in the charts below, which show the proportional mix of the 2013 fiscal year compensation components of current base salary, and non-equity plan incentive compensation and grant date fair value of long-term incentives (each as reflected in the Summary Compensation Table) for our CEO and our other NEOs on an aggregate basis. The majority of our NEOs’ 2013 fiscal year compensation consisted of performance-based annual cash incentives and long-term equity incentives.

2013 CEO Compensation Mix

Base Salary
(16%)
Annual
Incentives
(42%)
Long Term
Incentives
(42%)

2013 Other NEO Compensation Mix

Base Salary
(26%)
Annual
Incentives
(40%)
Long Term
Incentives
(34%)

Base Salaries. The Compensation Committee annually reviews and approves the base salaries of our CEO and our other NEOs. The Compensation Committee approves NEO base salaries based on its consideration of several factors, including an NEO’s experience, specific responsibilities, individual performance and expected future contributions; our current and expected financial and operational results; and market rates to ensure competitiveness. In July 2013, each of our NEOs with the exception of the CEO received an increase to his base salary based on our improved financial performance, an evaluation of the factors listed above and the recommendations of the CEO. These base salary increases are reflected below in the Summary Compensation Table. Prior to 2013, none of our NEOs had received an increase in base salary since 2008.
2013 Fiscal Year Annual Incentives and Bonus Payments. The Compensation Committee approved the terms of the 2013 fiscal year annual incentive program in February 2013, and in January 2014, the Compensation Committee approved payouts to our NEOs under its terms. In comparison to our programs in prior years, the 2013 fiscal year annual incentive program was less flexible and reduced the degree of Compensation Committee discretion in determining payouts. To enhance alignment of the annual incentive program with stockholder interests, the Compensation Committee established a requirement that we had to achieve full-year pretax income for our 2013 fiscal year (excluding incentive and variable compensation expense and inventory impairment and land option contract abandonment charges, “Minimum Pretax Income”) for our NEOs to receive any annual incentive payouts. If we achieved Minimum Pretax Income, two pre-established financial performance measures and objective goals determined 80% of the annual incentive payout opportunity for each NEO in a formulaic fashion. A strategic performance component determined the remaining 20% of each NEO’s payout opportunity.
Financial Performance Measures. The primary financial performance measure was adjusted pretax income (pretax income, excluding incentive and variable compensation expense, inventory impairment and land option contract abandonment charges and other extraordinary items to be approved by the Compensation Committee, “Adjusted Pretax Income”), which was weighted at 50% of each NEO’s total annual incentive payout opportunity. The Compensation Committee approved our loss on the early extinguishment of debt as an extraordinary item to be excluded in calculating Adjusted Pretax Income given that the loss related to the beneficial retirement of outstanding senior notes that had near-term maturities. The other financial performance measure was total revenues, weighted at 30% of each NEO’s total annual incentive payout opportunity. The financial performance measures were designed to support our top strategic profitability and revenue growth goals in our 2013 fiscal year. The financial performance measures had threshold, target and maximum payout opportunities directly scaled to threshold, target and maximum performance goals. Threshold performance levels were designed to be reasonably achievable, yet uncertain to be met under then expected market conditions. Target performance levels were designed to require strong management effort to achieve. Maximum performance levels were designed to be difficult to achieve. Under the terms of the 2013 fiscal year annual incentive program, the Compensation Committee could not use discretion to increase the annual incentive payout outcomes generated from our performance on the financial measures.
The table below shows the financial performance measures and goals the Compensation Committee established in February 2013, and the actual results for each measure for our 2013 fiscal year.

2013 Fiscal Year Annual Incentive Program Financial Performance Measures and Goals and Results

Financial Performance Measures	Performance Goals			Actual Result
	Threshold	Target	Maximum
Adjusted Pretax Income*	$15.0 million	$42.5 million	$65.0 million	$75.3 million
Total revenues	$1.75 billion	$2.00 billion	$2.25 billion	$2.10 billion
*Annex I to this Proxy Statement contains a reconciliation of Adjusted Pretax Income to GAAP pretax income.
As we achieved Minimum Pretax Income, our NEOs became eligible for annual incentive payouts under the 2013 fiscal year program. Our Adjusted Pretax Income of $75.3 million exceeded the maximum performance goal the Compensation Committee established for the program. Our total revenues of $2.10 billion constituted performance between the target and maximum levels the Compensation Committee established for the program.
Based on our Adjusted Pretax Income and total revenues performance for our 2013 fiscal year, the Compensation Committee determined that our NEOs qualified to receive 141.7% (relative to a maximum of 160%) of their respective target payout opportunities for the financial performance component of the program. As noted above, this performance-based outcome was not subject to upward discretionary adjustment by the Compensation Committee under the structure instituted for the program.
Strategic Performance Measure. Under the strategic performance component of the 2013 fiscal year annual incentive program, payouts were to be determined from a mix of operational and individual performance. A maximum payout of 2.0 times of this 20% component was possible if we achieved the Minimum Pretax Income requirement under the program. From this maximum level, the Compensation Committee would determine the actual payouts to our NEOs for this component based on its assessment of operational and individual performance factors, and could use negative discretion to reduce payouts to our NEOs below the maximum possible amount.
As we achieved Minimum Pretax Income, each NEO was eligible to receive up to the maximum of 40% of his overall target payout opportunity under the 2013 fiscal year annual incentive program (relative to the 20% weighting for the strategic performance component). In assessing individual NEO performance for the strategic performance component, the Compensation Committee took account of the contributions identified in the table below. Additionally, for our NEOs other than our CEO, the Compensation Committee considered the CEO’s assessment of their performance.

NEO	2013 NEO Performance Contributions
Mr. Mezger
Provided overall leadership that fundamentally drove our performance in 2013, including full-year profitability for the first time since 2006, 34% revenue growth, a 24% increase in net order value, and a $99 million improvement in net income. He also continued to effectively refine and oversee the execution of our long-term strategic re-positioning and growth initiatives, establishing a strong foundation for the future achievement of our top financial and operational goals; and further enhanced the KB Home brand and our competitive differentiation as a leading national company in environmental sustainability. Based on this exemplary performance, the Compensation Committee approved the maximum strategic performance component payout to Mr. Mezger of 40%.

Mr. Kaminski
Led successful capital markets transactions, including our common stock offering and our senior notes issuances, and the establishment of a revolving credit agreement, which together strengthened our balance sheet and bolstered our liquidity to support our growth initiatives and improved our public debt maturity profile. He also continued to drive focus and oversight on improving the financial performance of our operating divisions through disciplined monthly reviews, among other steps.

Mr. Woram
In 2013, major accomplishments included significant litigation outcomes and recoveries. He and his transactional team provided significant support to our substantial investments in land and land development during the year, and he continued to provide very strong oversight of the entire legal team.

Mr. Praw
Continued to provide critical leadership of our operating divisions’ land investment activities in support of our community count growth objectives and to the development and execution of our overall asset optimization strategies. He also played a leading role in the successful resolution of the reorganization of our SouthEdge joint venture and the establishment of a new development plan for the associated Inspirada community, which preserved and enhanced the value of this strategic property.

Mr. Hollinger
Played a primary and critical role in our continuing efforts to improve the profitability of the business. Worked collaboratively with our divisions and our IT department to evaluate new technology applications to improve business planning and reduce direct costs to the business.

In considering the above relative individual contributions and operational performance, the Compensation Committee determined that the CEO had performed at the maximum strategic payout level. Based on the CEO’s strategic performance and maximum strategic payout level, the Compensation Committee assessed the above relative contributions of the other NEOs and used its negative discretion to reduce their strategic performance payouts to between 18% and 60% of their respective maximum strategic payout levels. This use of negative discretion for the other NEOs by the Compensation Committee was consistent with prior years, in which the Compensation Committee had determined that it was appropriate to balance and contain annual incentive outcomes at levels lower than the potential maximum amounts.
2013 Fiscal Year Annual Incentive Payouts. As a result of the foregoing performance considerations, the Compensation Committee approved 2013 fiscal year annual incentive payouts to the NEOs that, in aggregate, were 66% above the program’s original target levels. Actual payment amounts are shown in the table below.

2013 Annual Incentive Program Payout Levels and Actual Awards
NEO	Threshold	Target	Maximum	Actual
Mr. Mezger	$375,000	$1,500,000	$3,000,000	$2,725,500
Mr. Kaminski	150,000	600,000	1,200,000	952,200
Mr. Woram	135,000	540,000	1,080,000	800,820
Mr. Praw	131,250	525,000	1,050,000	780,675
Mr. Hollinger	76,000	304,000	608,000	503,728

Bonus Payments. Each of our NEOs other than Mr. Praw received payouts in October 2013 of three-year restricted cash awards that were granted as part of the long-term incentives approved by the Compensation Committee in October 2010. These cash awards were granted to motivate and retain the executives at a time when we had very limited available grant capacity under our equity compensation plan and a relatively low stock price. In addition, in January 2014, the Compensation Committee approved a $100,000 bonus payment to Mr. Praw to specifically recognize Mr. Praw’s critical contribution to the successful turnaround and updated development plan approved in 2013 for the Inspirada community in Las Vegas, Nevada. Due in large measure to Mr. Praw’s efforts, the Inspirada community is expected to be a high-performing asset for us that will have a significant positive impact on our business for several years.
2014 Fiscal Year Annual Incentive Program. The 2014 fiscal year annual incentive program will utilize a similar framework as the 2013 fiscal year program. A minimum pretax income level must be achieved for our NEOs to receive any annual incentive payouts, and two financial measures will constitute the majority of each NEO’s annual incentive payout opportunity. As with the 2013 fiscal year program, the financial performance measures for the 2014 fiscal year program will have threshold, target and maximum payout opportunities directly scaled to threshold, target and maximum performance goals designed to require similar levels of achievement as described above under the heading “Financial Performance Measures,” taking into account our performance objectives for the current fiscal year. A strategic performance component will determine the remaining portion, and it will again take into account a mix of operational items as well as individual executive performance. Consistent with the 2013 fiscal year program, the Compensation Committee will have limited discretion to adjust the largely formula-driven payout results under the 2014 fiscal year annual incentive program performance measures to balance and/or contain annual incentive outcomes as it deems appropriate.
Long-Term Incentives. We provide long-term incentives to our NEOs and other senior executives that are designed to promote retention and alignment of pay with our performance and stockholder interests. Historically, the mix of long-term incentives has included grants of time-vesting common stock options, restricted stock and restricted cash, performance-based stock options and stock units, performance cash and cash-settled equity-based awards. These long-term incentives typically vest over a three-year period.
In October 2013, the Compensation Committee approved long-term incentive awards consisting of performance-based restricted stock units (each, a “PSU”), restricted stock and stock options. These vehicles were selected to further strengthen the alignment of the recipients’ interests with those of our stockholders. The majority of the long-term incentive value approved for our CEO, and approximately 30% of the award value approved for our other NEOs, is composed of PSUs and is therefore performance-based. The grants approved for our NEOs are shown in the table immediately below, and the grant-date fair values of all grants are shown below in the Grants of Plan-Based Awards During Fiscal Year 2013 table.

NEO Long-Term Incentives Granted in 2013

NEO	PSUs (#)	Restricted Stock (#)	Stock Options (#)

Mr. Mezger	100,000	—	150,000
Mr. Kaminski	15,000	15,000	50,000
Mr. Woram	12,500	12,500	39,000
Mr. Praw	12,500	12,500	39,000
Mr. Hollinger	7,000	7,000	21,500
Performance-Based Restricted Stock Units. The PSUs are designed to appropriately reward, and condition payouts on, the achievement of improved absolute and relative results over several years in two key operating metrics associated with stockholder return. The PSU amounts shown in the table above reflect a target award of shares of our common stock (“Award Shares”). Each PSU entitles an NEO to receive a grant of between 0% to 200% of the NEO’s Award Shares. The PSUs will vest, based on our achieving, over the three-year period commencing on December 1, 2013 and ending on November 30, 2016, specified levels of (a) average return on equity performance and (b) revenue growth performance relative to our peer group. Vesting is also generally subject to the NEO’s continued employment with us through to and including a date that is no later than 90 days after the end of the performance period (the “Determination Date”). The framework of the PSU program is identical to the program utilized for our November 2012 grants, but the required levels of performance under the average return on equity measure were increased at each of the threshold, target and maximum levels. The applicable performance achievement standards are as follows:

Performance Measure	Performance	Target Award Multiplier
Average Return on Equity	20%	200%
	15%	100%
	10%	25%
	Below 10%	0%
Relative Revenue Growth (Adjustments to ranking levels and multipliers will be made if there are changes in the peer group size over time)	Rank	Target Award Multiplier
	First or Second	200%
	3	180%
	5	140%
	7	100%
	9	60%
	11	20%
	Bottom 2	0%
The average return on equity performance measure will determine 60%, and the relative revenue growth performance measure will determine 40%, of the final number of shares of our common stock that may be granted to an NEO. Performance for each measure is to be determined by the Compensation Committee on the Determination Date. In addition, each NEO will be credited with an amount of cash (the “Dividend Equivalent”) equal to the NEO’s target Award Shares multiplied by the cash dividends that are paid in respect of one share of our common stock with a record date during the period beginning on the grant date and ending on the Determination Date. Upon the vesting of each PSU, each NEO will be eligible to receive a cash payment equal to the credited Dividend Equivalent multiplied by the applicable percentage of Award Shares that may be granted to the NEO after the Determination Date, if any. If performance over the performance period for both measures is below specific thresholds, each NEO will be granted no shares of common stock and will receive no cash Dividend Equivalent payment. In general, each NEO will forfeit any rights with respect to Award Shares and to any cash Dividend Equivalent payment if an NEO terminates service prior to the Determination Date.
Restricted Stock. Each share of restricted stock shown in the table above will vest at the conclusion of the three-year vesting period, and entitles the NEO to receive all cash dividends that are paid in respect of one share of our common stock with a record date during the period beginning on the grant date and ending on the vesting date. Each NEO will forfeit any unvested shares if the NEO’s employment with us is terminated before the applicable vesting date.
Common Stock Options. Each common stock option shown in the table above will vest ratably over the three-year period. Each NEO will forfeit any unvested shares if the NEO’s employment with us is terminated before an applicable vesting date.
Executive Compensation Decision-Making and Other Compensation Policies
Our executive compensation decision-making process and executive compensation and benefits programs are overseen by the Compensation Committee. In making executive compensation decisions, the Compensation Committee considers a variety of factors and data, with our performance and individual executive performance generally viewed as the most important inputs, and takes into account the totality of compensation that may be paid through base salaries and annual and long-term incentives. Among the data the Compensation Committee considers are financial and operational performance information and metrics for us, including comparisons to prior years’ performance and our current business plans, and for our peer group (which is described below); surveys and forecasts of comparative general industry and peer group compensation and benefits practices; and at least annually, management-prepared tally sheets for each NEO and certain other senior executives with up to five years of compensation data. The Compensation Committee, in consultation with its outside compensation consultant, also considers as to NEO compensation one-year and three-year pay and performance data regarding the members of our peer group.
Role of Our Management. Our CEO and senior human resources and legal department executives provide information and recommendations to assist the Compensation Committee’s decision-making, and also advise on compliance and disclosure requirements.
Role of Compensation Consultants. Each of the Compensation Committee and our management is assisted in the executive compensation decision–making process by an outside compensation consultant, who attends Compensation Committee meetings. In 2013, the Compensation Committee was assisted on executive compensation, and on compliance and disclosure requirements, by Semler Brossy (until May) and FWC (beginning in July), which, in each case, it retained directly. To maintain its independence and avoid any conflicts of interest, the Compensation Committee’s outside compensation consultant may not work directly for our management unless the Compensation Committee pre-approves the work, including fees. During 2013, the Compensation Committee’s outside compensation consultants did not provide any services that would have required such pre-approval. Based on its consideration of factors under NYSE listing standards, the Compensation Committee determined that FWC’s and Semler Brossy’s respective work did not raise any conflicts of interest, and each such outside compensation consultant to be independent. Since 2012, our management has retained Mercer (US) Inc. to provide general advice and assistance with design of our executive compensation program, including, in an indirect fashion, the terms and conditions of our NEOs’ annual and long-term incentives. Based on its consideration of the NYSE factors, the Compensation Committee determined that any conflicts of interest in respect of Mercer’s supporting role as management’s outside compensation consultant were appropriately mitigated by the Compensation Committee’s outside compensation consultant’s integral role in reviewing and advising the Compensation Committee on management’s recommendations on executive compensation and benefits matters and the Compensation Committee’s reliance on its outside compensation consultant’s advice in making executive compensation and benefits decisions.
Peer Group. Our peer group is composed solely of public companies that, like us, are engaged in high production homebuilding as their primary business. We compete with these companies for both homebuyers and management talent. The competition with these companies for human resources reflects our, and their, need to attract and retain high caliber management and other personnel with strong high production homebuilding expertise and experience to execute business activities in distinct, local markets. Therefore, a principal focus in designing our compensation and benefits programs is to meet this critical, competitive need.
The Compensation Committee, in consultation with its outside compensation consultant and our management, reviews and considers changes to the makeup of our peer group annually. The Compensation Committee principally considers the competitive factors described above, and it also considers our total revenues and market capitalization relative to those of the companies in the peer group. The Compensation Committee determined in February 2014 to leave our peer group unchanged from the prior year, with the companies in our peer group shown in the table below. As of their most recently filed proxy statements before the date of this Proxy Statement, each member of our peer group included us in their own peer group.

Our Peer Group
• Beazer Homes • Lennar Corporation • Meritage Homes Corp. • Ryland Group	• DR Horton • MDC Holdings • NVR Incorporated • Standard Pacific	• Hovnanian Enterprises • M/I Homes • PulteGroup, Inc. • Toll Brothers
As of December 31, 2013, the reported total revenues (on a trailing 12-month basis) of the companies in our peer group was within a range of approximately one-half to 3.0 times our total revenues, and our total revenues approximated the median of the peer group. The market capitalization of our peer group was within a range of approximately one-third to 5.0 times ours.
Equity Stock Ownership Policy. We have had an executive stock ownership policy for several years. The policy is intended to encourage, and has encouraged, our executives to increase their ownership of our common stock over time and to align their interests with our stockholders’ interests. Under the policy, designated senior executives are expected to achieve specific levels of common stock ownership within five years of joining us and, once achieved, maintain such ownership throughout employment. In October 2013, the Compensation Committee, with input from FWC, approved amendments to our stock ownership policy that adjusted the required ownership levels from a specific share-based target to a multiple of salary-based target, which is a more commonly used approach for stock ownership guidelines. Under the amended policy, the targeted common stock ownership levels for our NEOs are as follows:

Executive Position	Ownership Guideline
CEO	6.0 times base salary
Executive Vice President	2.0 times base salary
Senior Vice President	1.0 times base salary
The applicable ownership requirement will be reduced by 10% each year for five years once a covered executive has reached the age of 60. Common stock ownership includes shares owned outright or owned indirectly through our 401(k) Savings Plan, and shares are valued at the greater of the most recent closing price on a valuation date, or the closing price on the date the shares are acquired. In addition, under the amendments approved in October 2013, covered executives are required to hold all vested net (after tax) shares of time-vesting and performance-vesting restricted stock and up to 100% of net shares acquired through stock option exercises until their ownership requirement is met, absent a hardship or other qualified exception. Each of our NEOs is in compliance with the policy.
Prohibition on Hedging/Pledging of KB Home Securities. To further align their interests with those of stockholders, our senior executives cannot engage in short sales of our securities and cannot buy or sell puts, calls or any other financial instruments that are designed to hedge or offset decreases or increases in the value of our securities (including derivatives, prepaid variable forward contracts, equity swaps, collars and exchange funds).
Equity-Based Award Grant Policy. Our equity-based award grant policy governs the timing and establishes certain internal controls over the grant of equity-based awards. The policy requires that the Compensation Committee (or the Board) approve all grants of equity-based awards, and their terms. The policy does not permit any delegation of granting authority to our management. The grant date of any equity-based award will be the date on which the Compensation Committee (or the Board) met to approve the grant unless a written resolution sets a later date. The exercise price of any stock option award will not be less than the closing price of our common stock on the NYSE on the grant date.
Recovery of Compensation. Under his Employment Agreement, our CEO must repay certain bonus and incentive- or equity-based compensation he receives if we are required to restate our financial statements as a result of his misconduct, consistent with Section 304 of the Sarbanes-Oxley Act of 2002. We will also recoup incentive-based compensation to the extent required under the Dodd-Frank Act and any rules, regulations and listing standards issued under that act.
Tax Implications of our Executive Compensation Program. Section 162(m) of the Code generally disallows a tax deduction for compensation over $1 million paid to our highest paid executives unless it is qualifying performance-based compensation. We generally design our compensation plans in order to maintain federal tax deductibility for executive compensation under Section 162(m) of the Code, and the Compensation Committee considers the potential Section 162(m) impact when approving the compensation paid to our NEOs. The Compensation Committee, however, will approve compensation that may not be deductible under Section 162(m) of the Code where it believes it is in our and our stockholders’ best interests to do so.
Other Benefits.  The majority of our health and welfare benefits are made available to all full-time employees, including our NEOs. During 2013, as in years past, our NEOs also received reimbursement for qualified out-of-pocket medical, dental and vision expenses that exceed amounts payable under our standard medical, dental and vision plans. In addition, in 2013, certain of our NEOs, and other employees, participated in our Deferred Compensation Plan, as described below under the heading “Retirement Programs.” These benefits are offered to attract key executive talent and to promote retention. We provided relocation benefits to Messrs. Kaminski and Woram in connection with recruiting them in 2010, as described below in the Summary Compensation Table. Other than those described in the foregoing sentences and the additional items described below under the headings “Death Benefits” and “Retirement Programs,” we do not provide any additional benefits or perquisites to our NEOs or other senior executives. We do not provide any allowances or reimbursements for personal automobiles, automobile fuel cards and/or insurance, tax preparation or financial/estate planning services.
Indemnification Agreements. We have entered into agreements with each of our NEOs and certain other senior executives that provide them with indemnification and advancement of expenses to supplement what is provided under our Certificate of Incorporation and insurance policies, subject to certain requirements and limitations.
Severance, Change in Control and Post-Termination Arrangements
Severance Arrangements. Mr. Mezger’s Employment Agreement provides him with certain severance benefits, and all of our current NEOs participate in our Executive Severance Plan, which provides certain severance benefits for non-change in control situations ranging from 1.0 to 2.0 times salary and bonus depending on a participant’s internal seniority level. These severance arrangements are discussed further below under the heading “Potential Payments upon Termination of Employment or Change in Control.” In considering our stockholders’ approval of an advisory proposal, in 2008 we adopted a policy under which we will obtain stockholder approval before paying severance benefits to an executive officer under a future severance arrangement in excess of 2.99 times the sum of the executive officer’s then-current base salary and target bonus. Future severance arrangements do not include arrangements existing at the time we adopted the policy or that we assume or acquire unless, in each case, the severance arrangement is changed in a manner that materially increases its severance benefits.
Change in Control Arrangements. Since 2001, we have maintained the CIC Plan that, upon a change in control, provides participants with certain severance-related payments, accelerated vesting of equity awards and full vesting in any benefits under our Death Benefit Only Plan (if a participant also participates in that plan). The CIC Plan is intended to enable and encourage our management to focus its attention on obtaining the best possible result for our stockholders in a change in control; to promote management continuity; and to provide income protection in the event of involuntary loss of employment. In addition, if we experience a change in control, the vesting is accelerated for any unvested benefits under our Deferred Compensation Plan and our Retirement Plan, each of which is discussed below, and under certain of our employee benefit plans, including our equity compensation plans. The payments to which each of our NEOs may be entitled upon a change in control are further discussed below under the heading “Potential Payments Upon Termination of Employment or Change in Control.”
Death Benefits. Our Death Benefit Only Plan, in which Messrs. Mezger, Praw and Hollinger participate, provides a death benefit to the participant’s designated beneficiary of $1 million (plus an additional tax restoration amount sufficient to pay taxes on the benefit and the additional amount). We closed the Death Benefit Only Plan to new participants beginning in 2004 (Mr. Praw fully vested in the death benefit during his previous service with us as a full-time employee), and only term life insurance, with a $750,000 benefit level payable to an executive’s designated beneficiaries, has been made available to incoming eligible executives. We maintain this term life insurance benefit for Messrs. Kaminski and Woram. We also maintain a $400,000 life insurance death benefit for designated beneficiaries of Mr. Mezger.

Retirement Programs. Our 401(k) Savings Plan, a qualified defined contribution plan, is the only program we offer to all full-time employees that provides post-employment benefits. Our NEOs and certain other employees also have the opportunity to participate in an unfunded nonqualified Deferred Compensation Plan, which allows pretax contributions of base salary and annual incentive compensation. We provide a dollar-for-dollar match of 401(k) Savings Plan and Deferred Compensation Plan contributions on up to an aggregate amount of 6% of a participant’s base salary. NEO deferrals under the Deferred Compensation Plan are shown below in the Non-Qualified Deferred Compensation During Fiscal Year 2013 table. We offer the Deferred Compensation Plan to give participating executives the ability to defer amounts above the 401(k) Savings Plan’s contribution limits. We maintain a Retirement Plan for certain executives, including Messrs. Mezger and Hollinger. The Retirement Plan, closed to new participants since 2004 with no additional benefit accruals to participants (other than cost-of-living adjustments), provides each vested participant with specific annual payments for 20 years that begin upon the later of reaching age 55, the tenth anniversary of a participation commencement date, or the termination of employment with us. Mr. Mezger’s original annual benefit amount under the Retirement Plan was $450,000; Mr. Hollinger’s was $100,000. To preserve the purchasing power of these frozen amounts, they are increased by the cost-of-living adjustments applied to federal social security benefits. NEO Retirement Plan participation is shown in the Pension Benefits During Fiscal Year 2013 table.
Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary ($)(a)	Bonus ($)(b)	Stock Awards ($)(c)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(e)	Total ($)
Jeffrey T. Mezger President and Chief Executive Officer	2013	$1,000,000	$500,000	$1,663,000	$1,044,660	$2,725,500	$—	$67,884	$7,001,044
	2012	1,000,000	—	2,475,000	—	1,250,000	800,763	66,859	5,592,622
	2011	1,000,000	—	—	1,779,331	1,950,000	1,153,277	63,671	5,946,279
Jeff J. Kaminski Executive Vice President and Chief Financial Officer	2013	570,833	260,000	498,900	348,220	952,200	—	45,848	2,676,001
	2012	550,000	—	525,000	—	450,000	—	41,469	1,566,469
	2011	550,000	—	—	317,738	400,000	—	117,607	1,385,345
Brian J. Woram Executive Vice President and General Counsel	2013	531,250	242,000	415,750	271,612	800,820	—	42,356	2,303,788
	2012	525,000	—	505,000	—	400,000	—	35,577	1,465,577
	2011	525,000	—	—	305,028	375,000	—	65,823	1,270,851
Albert Z. Praw Executive Vice President, Real Estate and Business Development	2013	510,417	100,000	415,750	271,612	780,675	—	12,376	2,090,830
	2012	500,000	—	505,000	—	400,000	—	9,890	1,414,890
	2011	125,000	—	—	381,285	100,000	—	684,953	1,291,238
William R. Hollinger Senior Vice President and Chief Accounting Officer	2013	371,250	260,000	232,820	149,735	503,728	—	31,519	1,549,052
	2012	365,000	—	275,000	—	300,000	187,232	30,327	1,157,559
	2011	365,000	—	—	152,514	300,000	261,360	28,346	1,107,220

(a)
Salary. Mr. Praw’s 2011 salary reflects a pro-rated amount, as he re-joined us as a full-time employee during that year. As discussed above under the heading “Base Salaries,” the annual base salaries of our NEOs other than the CEO were increased in July 2013 to the following levels: Mr. Kaminski $600,000; Mr. Woram $540,000; Mr. Praw $525,000; and Mr. Hollinger $380,000.

(b)
Bonus. Except for Mr. Praw, the amounts in this column reflect the vesting and payout on October 7, 2013 of three-year restricted cash award grants. These payments and the bonus payment for Mr. Praw are discussed above under the heading “2013 Fiscal Year Annual Incentives and Bonus Payments.”

(c)
Stock Awards and Option Awards. These amounts represent the aggregate grant-date fair value of stock awards (consisting of both restricted stock and PSUs) and option awards (consisting of stock options) computed in accordance with ASC 718, as described in Note 19. Employee Benefit and Stock Plans in the Notes to the Consolidated Financial Statements in our Annual Report, except that estimates of forfeitures related to service-based vesting conditions have been disregarded. They do not represent realized compensation. The 2013 stock awards represent the grant-date fair value of restricted stock and the probable award of shares of our common stock underlying the PSUs granted. The grant-date value of the PSUs awarded to our NEOs if maximum performance is achieved is as follows: Mr. Mezger $3,326,000; Mr. Kaminski $498,900; Mr. Woram $415,750; Mr. Praw $415,750; and Mr. Hollinger $232,820.

(d)	Non-Equity Incentive Plan Compensation. These amounts are the annual incentive compensation payouts to the NEOs.

(e)	All Other Compensation. The amounts shown consist of the following items:

•
401(k) Savings Plan and Deferred Compensation Plan Matching Contributions. The respective aggregate 2013, 2012 and 2011 fiscal year 401(k) Savings Plan and Deferred Compensation Plan matching contributions we made to our NEOs were as follows: Mr. Mezger $55,300, $55,000 and $54,700; Mr. Kaminski $32,425, $30,125 and $14,700; Mr. Woram $28,613, $23,531 and $24,544; and Mr. Hollinger $22,275, $21,900 and $21,900. Mr. Praw did not make any 401(k) Savings Plan or Deferred Compensation Plan contributions in these fiscal years.

•
Premium Payments. The respective aggregate premiums we paid for our NEOs in our 2013, 2012 and 2011 fiscal years on supplemental medical expense reimbursement plans and life insurance policies, as described above under the heading “Other Benefits,” were as follows: Mr. Mezger $12,582, $11,856 and $8,971; Mr. Kaminski $11,099, $10,426 and $9,446; Mr. Woram $11,099, $10,426 and $9,446; Mr. Praw $10,614, $9,888 and $1,620; and Mr. Hollinger $7,816, $7,241 and $6,446.

•
Relocation Assistance.  In our 2011 fiscal year, Mr. Kaminski received $93,461, and Mr. Woram received $31,833 under their respective relocation reimbursement arrangements that we agreed to in connection with their hiring in 2010, which included in each case up to six months temporary housing and any personal income tax liability from relocation-related payments.

•
Consulting Arrangement. For the first nine months of our 2011 fiscal year, Mr. Praw served as an outside consultant and received a total of $683,333 during that time under his consulting arrangement with us.

Grants of Plan-Based Awards During Fiscal Year 2013

Name	Grant Date(a)	Type of Award	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(c)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Mezger	2/8/2013	Annual Incentive	$375,000	$1,500,000	$3,000,000
	10/10/2013	PSUs				23,000	100,000	200,000				$1,663,000
	10/10/2013	Stock Options								150,000	$16.63	1,044,660
Mr. Kaminski	2/8/2013	Annual Incentive	150,000	600,000	1,200,000
	10/10/2013	PSUs				3,450	15,000	30,000				249,450
	10/10/2013	Restricted Stock							15,000			249,450
	10/10/2013	Stock Options								50,000	16.63	348,220
Mr. Woram	2/8/2013	Annual Incentive	135,000	540,000	1,080,000
	10/10/2013	PSUs				2,875	12,500	25,000				207,875
	10/10/2013	Restricted Stock							12,500			207,875
	10/10/2013	Stock Options								39,000	16.63	271,612
Mr. Praw	2/8/2013	Annual Incentive	131,250	525,000	1,050,000
	10/10/2013	PSUs				2,875	12,500	25,000				207,875
	10/10/2013	Restricted Stock							12,500			207,875
	10/10/2013	Stock Options								39,000	16.63	271,612
Mr. Hollinger	2/8/2013	Annual Incentive	76,000	304,000	608,000
	10/10/2013	PSUs				1,610	7,000	14,000				116,410
	10/10/2013	Restricted Stock							7,000			116,410
	10/10/2013	Stock Options								21,500	16.63	149,735

(a)	Grant Date. The date shown for each award is the date the Compensation Committee approved the award.

(b)
Estimated Possible Payouts Under Equity Incentive Plan Awards. If there is a payout of the PSUs, “Threshold” represents the lowest possible payout if threshold performance is achieved for each performance measure, and “Maximum” reflects the highest possible payout (200% of the target number of shares granted). The performance measures are described above under the heading “Long-Term Incentives.” If threshold performance is not achieved on both measures, the NEOs will not receive any payout of the PSUs.

(c)
Grant Date Fair Value of Stock and Option Awards. The grant-date fair value for each award is computed in accordance with ASC 718, as described in footnote (c) to the Summary Compensation Table. The 2013 stock awards represent the grant-date fair value of restricted stock and the probable award of shares of our common stock underlying the PSUs granted as of the grant date.

Outstanding Equity Awards at Fiscal Year-End 2013

Name	Grant Date	Option Awards						Stock Awards
		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)(a)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(b)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(c)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(c)
Mr. Mezger	10/30/2001	431,122				$13.95	10/30/2016
	10/30/2001	68,878				13.95	10/30/2016
	2/13/2002	102,090				20.07	2/13/2017
	5/8/2002	44,516				25.63	5/8/2017
	10/7/2002	400,000				21.51	10/7/2017
	10/24/2003	74,667				33.24 (d)	10/24/2018
	10/24/2003	149,333				34.05 (d)	10/24/2018
	10/22/2004	80,750				40.90	10/22/2019
	10/22/2004	119,250				40.90	10/22/2019
	10/18/2005	75,000				63.77	10/18/2015
	7/12/2007	325,050				36.19	11/30/2016 (e)
	7/12/2007	325,050				36.19	7/12/2017
	10/4/2007	137,500				28.10	10/4/2017
	10/1/2009	489,258				15.44	10/1/2019
	8/13/2010	397,818				19.90	10/2/2018 (f)
	10/7/2010	240,000				11.06	10/7/2020
	10/7/2010			260,000	(g)	11.06	10/7/2020
	11/9/2010	412,500				28.10	10/4/2017 (f)
	10/6/2011	223,333	111,667			6.32	10/6/2021
	10/6/2011	243,333	121,667			6.32	10/6/2021
	11/8/2012									152,495	$2,673,237
	10/10/2013		150,000			16.63	10/10/2023
	10/10/2013									100,000	1,753,000
Mr. Kaminski	7/15/2010	45,017				11.26	7/15/2020
	10/7/2010	118,000				11.06	10/7/2020
	10/6/2011	83,333	41,667			6.32	10/6/2021
	11/8/2012							9,653	$169,217	17,868	313,226
	10/10/2013		50,000			16.63	10/10/2023
	10/10/2013							15,000	262,950	15,000	262,950
Mr. Woram	7/15/2010	79,529				11.26	7/15/2020
	10/7/2010	111,000				11.06	10/7/2020
	10/6/2011	80,000	40,000			6.32	10/6/2021
	11/8/2012							9,653	169,217	16,636	291,629
	10/10/2013		39,000			16.63	10/10/2023
	10/10/2013							12,500	219,125	12,500	219,125
Mr. Praw	10/18/2005	6,000				63.77	10/18/2015
	10/6/2011	100,000	50,000			6.32	10/6/2021
	11/8/2012							9,653	169,217	16,636	291,629
	10/10/2013		39,000			16.63	10/10/2023
	10/10/2013							12,500	219,125	12,500	219,125

Mr. Hollinger	7/1/2002	58,058		$26.29	7/1/2017
	10/7/2002	60,000		21.51	10/7/2017
	10/24/2003	9,334		33.24 (d)	10/24/2018
	10/24/2003	18,666		34.05 (d)	10/24/2018
	10/22/2004	24,000		40.90	10/22/2019
	10/18/2005	6,000		63.77	10/18/2015
	10/1/2009	68,147		15.44	10/1/2019
	8/13/2010	79,564		19.90	10/2/2018 (f)
	10/7/2010	60,000		11.06	10/7/2020
	11/9/2010	25,662		36.19	7/12/2017 (f)
	11/9/2010	36,885		28.10	10/4/2017 (f)
	10/6/2011	40,000	20,000	6.32	10/6/2021
	11/8/2012					5,135	$90,017	9,242	$162,012
	10/10/2013		21,500	16.63	10/10/2023
	10/10/2013					7,000	122,710	7,000	122,710

(a)	Number of Securities Underlying Unexercised Options-Unexercisable. Stock option awards generally vest in equal installment amounts over a three-year period.

(b)	Market Value of Shares That Have Not Vested. The market value shown is based on the price of our common stock on November 30, 2013, which was $17.53.

(c)
Equity Incentive Plan Awards: Number and Market Value of Unearned Units. The awards shown are the PSUs granted to our NEOs in 2012 and 2013, reflecting target award amounts as of November 30, 2013 and the market price of our common stock on November 30, 2013, which was $17.53.

(d)
As a result of an internal review of our employee stock option grant practices in 2006, we adjusted the exercise prices of certain of our employee stock options in order to comply with Section 409A of the Code. The exercise price for a certain portion of the stock option grant made on October 24, 2003 was not adjusted.

(e)	The expiration date for these stock options is set under Mr. Mezger’s Employment Agreement.

(f)
Through participation in two exchange offers that we conducted in our 2010 fiscal year, these common stock options replaced cash-settled stock appreciation right awards that had been previously granted to the NEO as long-term incentives. Each common stock option has an exercise price equal to the replaced award’s exercise price, and the same number of underlying shares, vesting schedule and expiration date as each replaced award. The exchange offers did not include a re-pricing or any other changes impacting the value of the awards to the NEO, no additional grants or awards were made to the NEO, and the issuance of the common stock options did not result in any incremental fair value to the NEO.

(g)	These are performance options that the Compensation Committee determined vested on January 23, 2014, and therefore all of these options vested on that date.
Option Exercises and Stock Vested During Fiscal Year 2013

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(a)	Value Realized on Vesting ($)(b)
Mr. Mezger	—	$—	—	$—
Mr. Kaminski	—	—	11,487	203,479
Mr. Woram	—	—	16,594	300,358
Mr. Praw	—	—	4,826	77,119
Mr. Hollinger	—	—	2,567	41,021

(a)
Number of Shares Acquired on Vesting. The shares reported in this column represent restricted stock that vested in our 2013 fiscal year.  For Messrs. Kaminski and Woram, the total number of acquired shares reflect the vesting of a three-year restricted stock grant on July 15, 2013 and the vesting of one-third of a restricted stock grant made on November 8, 2012. For the other NEOs, total number of acquired shares reflect the vesting of one-third of a restricted grant made on November 8, 2012.

(b)
Value Realized on Vesting. The amount shown is the total gross dollar value realized upon the vesting of the restricted stock described above in footnote (a) to this table. Due to tax withholding obligations, however, the NEOs actually realized a lower total value.

Pension Benefits During Fiscal Year 2013

Name*	Plan Name	Number of Years Credited Service (#)(a)	Present Value of Accumulated Benefit ($)(b)	Payments During Last Fiscal Year ($)
Mr. Mezger	Retirement Plan	20	$9,300,477	$—
Mr. Hollinger	Retirement Plan	26	2,066,773	—

(a)	Number of Years of Credited Service. These are as of the valuation date. As of November 30, 2013, each participating NEO is fully vested in his respective Retirement Plan benefit.

(b)
Present Value of Accumulated Benefit. These amounts represent the actuarial present value of the total retirement benefit that would be payable to each respective NEO under the Retirement Plan as of November 30, 2013. The following key actuarial assumptions and methodologies were used to calculate this present value: the base benefit for each participant is assumed to begin as of the earliest possible date for each participant (generally the later of age 55 or the tenth anniversary of the commencement of participation); the base benefit is adjusted by past and future cost of living adjustments including a 1.5% increase for the fiscal year ending November 30, 2014 and an assumed 2.5% increase thereafter, until the last benefits are paid for each participant. The discount rate used to calculate the present value of the accumulated benefit shown in table was 4.25%.

*	Messrs. Kaminski, Woram and Praw are not participants in the Retirement Plan.

Non-Qualified Deferred Compensation During Fiscal Year 2013

Name*	Executive Contributions in Last Fiscal Year ($)(a)	Registrant Contributions in Last Fiscal Year ($)(b)	Aggregate Earnings in Last Fiscal Year ($)(c)	Aggregate Withdrawals/ Distributions ($)(d)	Aggregate Balance at Last Fiscal Year End ($)(e)
Mr. Mezger	$40,000	$40,000	$234,926	$—	$1,216,172
Mr. Kaminski	17,125	17,125	8,389	—	74,015
Mr. Woram	44,813	13,313	22,113	—	153,175
Mr. Hollinger	37,125	11,467	(11,035)	62,443	1,614,788

(a)
Executive Contributions in Last Fiscal Year. These amounts reflect compensation the NEOs earned in our 2013 fiscal year that they have voluntarily deferred and are included in the Summary Compensation Table.

(b)
Registrant Contributions in Last Fiscal Year. These amounts are matching contributions we made to the NEOs’ voluntary contributions to our Deferred Compensation Plan and are included in the Summary Compensation Table.

(c)	Aggregate Earnings in Last Fiscal Year. These amounts do not include any above-market or preferential earnings. Accordingly, these amounts are not reported in the Summary Compensation Table.

(d)	Aggregate Withdrawals/Distributions. The amount reported for Mr. Hollinger reflects his receipt of a scheduled distribution from his Deferred Compensation Plan account in our 2013 fiscal year.

(e)
Aggregate Balance at Last Fiscal Year End. These amounts reflect compensation the NEOs earned in our 2013 fiscal year or in prior years, but which they voluntarily elected to defer receipt, adjusted for changes in the value of their investments and distributions, if any. Messrs. Mezger and Hollinger are vested in the full amount of their respective balances. Mr. Kaminski is vested in $55,511 and Mr. Woram is vested in $135,407 of each of their aggregate balances.

*	Mr. Praw did not make any Deferred Compensation Plan contributions in our 2013 fiscal year.
Potential Payments Upon Termination of Employment or Change in Control
As described further below, our CEO’s Employment Agreement and certain of our employee benefit plans, including our equity compensation plans, provide for payments and other benefits to our NEOs if we experience a change in control and/or on their termination of employment with us under certain circumstances. In our 2008 fiscal year, we modified some of our benefit plans to comply with Section 409A of the Code, which in certain cases requires that payments to key employees (such as our NEOs) not commence for six months following a termination of employment.

CEO Employment Agreement. Under his Employment Agreement, if we terminate Mr. Mezger’s employment involuntarily, he is entitled to the following benefits, subject to a release of claims against us:

•	a lump sum cash payment equal to 2.0 times the sum of his annual salary plus average annual bonus earned for the prior three years, with the total payment capped at $6,000,000;

•	under certain circumstances, a pro-rated bonus for the year in which his employment terminates;

•	health coverage that we pay for up to two years;

•
with respect to equity compensation granted to him on or after February 28, 2007, (a) two years of additional service credited to compute equity vesting plus full vesting for any equity issued to him in lieu of cash bonuses, and (b) the earlier of 36 months and the original term duration of each equity grant to exercise any such outstanding equity; and

•	performance shares paid as if the performance period closed on the termination date if the performance period would otherwise close in the next 24 months.
Outstanding equity awards granted to Mr. Mezger before the effective date of the Employment Agreement are governed by their respective terms and conditions with respect to his termination of employment.
The following benefits are payable to Mr. Mezger in the case of a change in control:

•	full vesting of unvested equity granted to him on or after February 28, 2007, with earlier equity awards governed by their respective terms and conditions;

•	performance shares paid as earned with the applicable performance period closing as of the date of the change in control;

•
full vesting and lump sum cash payment of deferred compensation, retirement or other employee benefits per the relevant arrangements, provided that lump sum payments subject to Section 409A of the Code are permitted only as provided by the specific terms of those arrangements;

•
if his employment is involuntarily terminated in connection with a change in control (generally, during the period starting three months before and ending twelve months after a change in control), payment of the same severance as provided above in the event of an involuntary termination of employment, except the applicable multiple is 3.0 times the sum of his annual salary and average bonus rather than 2.0 times and the total payment is capped at $12,000,000; under certain circumstances, a pro-rated bonus for the year in which his employment terminates; and health coverage that we pay for up to two years; and

•	an additional amount to compensate for any excise taxes under Section 280G of the Code (“Section 280G”).
Mr. Mezger is prohibited from soliciting our employees for two years after termination, regardless of the reason for termination, and he may not disparage or defame us.
For these purposes, an involuntary termination under his Employment Agreement is generally our termination of Mr. Mezger’s employment without “cause” or his resigning for “good reason.” Mr. Mezger’s termination of employment for any reason during the thirteen month period following a change in control will be treated as an involuntary termination, as will our election not to extend the term of the Employment Agreement to beyond Mr. Mezger’s normal retirement date.
“Cause” is generally defined in the Employment Agreement as a felony conviction materially harming us; willful failure to follow reasonable Board directions; material breach of the Employment Agreement; acts of fraud or dishonesty or misappropriation intended to result in substantial personal enrichment at our expense; and willful misconduct likely to materially damage our financial position or reputation. The Employment Agreement provides Mr. Mezger with a 30-day notice/cure period and gives him an opportunity to present his case to the full Board with respect to a possible for-cause termination of his employment. “Good reason” under the Employment Agreement includes a forced relocation of more than 50 miles; any reduction in Mr. Mezger’s base pay or his annual bonus opportunity that causes these pay components to become materially uncompetitive; any material diminution of Mr. Mezger’s duties or responsibilities; our material breach of the Employment Agreement; or the failure of a successor to assume the Employment Agreement.
“Change in control” is defined under the Employment Agreement to include reorganizations in which our controlling stockholders, if any, no longer hold a majority of our voting stock, or a sale of substantially all of our assets with substantially the same effect; a change in the majority of the Board without approval of the incumbent directors; and any transaction in which a third party becomes the beneficial owner of 35% or more of our total voting power.
Executive Severance Plan. Under our Executive Severance Plan, no severance will be payable to an NEO (or other participant) if he voluntarily terminates employment or his employment is terminated by us with cause. If the employment of an NEO (or other participant) is unilaterally terminated by us without cause, the plan provides a cash severance payment equal to a multiple of base salary and average bonus, as discussed below.
For Messrs. Kaminski, Woram and Praw, the severance amount is equal to 2.0 times the sum of base salary and average bonus. For Mr. Hollinger and for certain other senior executive participants, the severance amount is equal to 1.5 times the sum of base salary and average bonus. With respect to other current participants, the severance amount is equal to 1.0 times base salary and average bonus. The severance amount is reduced by any other severance payments that a participant is entitled to receive from us.
If a participant is entitled to severance under the plan, the applicable base salary is the participant’s annual base salary in effect at the time of the termination of the participant’s employment. The applicable average bonus is the lesser of the amounts determined by the following two calculations:

•
the average of the annual cash bonuses, if any, paid to the participant for the three most recent completed fiscal years prior to the termination of the participant’s employment (or such shorter time as the participant has been employed).

•
(i) 3.0 times base salary for participants entitled to a severance of 2.0 times the sum of base salary and average bonus, (ii) 2.5 times base salary for participants entitled to a severance of 1.5 times the sum of base salary and average bonus, and (iii) 2.0 times base salary for participants entitled to a severance of 1.0 times the sum of base salary and average bonus.

Participants entitled to a severance under the plan are also entitled to a continuation of health benefits that we will pay for a period of years equal to their particular severance multiple.
“Cause” is defined under the plan as the commission by a participant of any of the following: (a) serious violation or deliberate disregard of our policies, including our Ethics Policy; (b) gross dereliction in the performance of job duties and responsibilities; (c) material misappropriation of our property; (d) commission of any act of fraud, bad faith, dishonesty or disloyalty; (e) material breach of non-solicitation, non-disparagement, confidentiality and cooperation covenants contained in the plan; (f) an act (or failure to act) of egregious misconduct involving serious moral turpitude; or (g) an act or omission that is determined to prejudice our best interests significantly. All benefits under the plan are subject to execution of a release and non-solicitation, non-disparagement and confidentiality obligations.
Change in Control Severance Plan. The CIC Plan provides specified benefits to designated participants, which include our current NEOs and a very limited number of our other senior executives. Mr. Mezger is entitled only to CIC Plan benefits that do not duplicate benefits provided under his Employment Agreement if there is a change in control, and the total severance payment benefit that he may be entitled to under the CIC Plan is capped at $12,000,000.
If we experience a change in control, each of our NEOs is entitled to the following benefits under the terms of the CIC Plan:

•
if in the 18 month period following the change in control his employment is terminated other than for cause or disability, or he terminates his employment for good reason, a severance benefit equal to 2.0 times the sum of his average base salary and average actual annual cash bonus for the three fiscal years prior to the year in which the change in control occurs;

•	accelerated vesting of any options and the lapse of any restricted period with respect to any restricted stock or other equity awards awarded to him; and

•
full vesting in any benefits under our Death Benefit Only Plan (which is described below under the heading “Other Change in Control and Employment Termination Provisions”) if he participates in that plan.

In addition, under the CIC Plan, only Messrs. Mezger and Hollinger and five other senior executives are currently eligible to potentially receive an additional amount to compensate for any excise taxes under Section 280G and for any taxes on the additional amount. Pursuant to a Board policy, since April 7, 2011, we have not extended this tax restoration benefit to any other officer or employee, including Messrs. Kaminski, Woram and Praw, who are participants under the CIC Plan. As noted below, no additional amounts for taxes would have been due to Messrs. Mezger or Hollinger, if a change in control had occurred on November 30, 2013.
Certain CIC Plan participants are entitled to a lower severance payment of 1.0 times the sum of their average base salary and average actual bonus. All benefits under the CIC Plan are subject to execution of a release and non-solicitation of our employees for one year and to the terms of any other agreement a participant may have with us that provides similar benefits.
A “change in control” is generally defined under the CIC Plan to include any change in ownership, change in effective control or a change in the ownership of a substantial portion of assets, in each case relating to us and consistent with the definition of such event under Treasury Department regulations issued under Section 409A of the Code.
The CIC Plan defines “cause” to include (a) acts of fraud or misappropriation intended to result in substantial personal enrichment at our expense; and (b) willful and deliberate violations of a participant’s obligations to us which result in material injury to us. “Good reason” is defined under the CIC Plan to include materially inconsistent changes in a participant’s duties and responsibilities as they were prior to the change in control; any reduction in the participant’s salary or aggregate incentive compensation opportunities; any required relocation of more than 50 miles; a material increase in a participant’s business travel obligations; or a successor’s failure to assume the CIC Plan.

Other Change in Control and Employment Termination Provisions. The individual award agreements governing outstanding unvested common stock options provide for accelerated vesting upon a change in control and upon retirement, as defined under the agreements. The individual award agreements governing outstanding restricted stock awards provide for accelerated vesting upon a change in control, as defined under the agreements. The individual award agreements governing outstanding PSU awards provide for pro-rata vesting if the recipient retires under certain circumstances, provided that payout, if any, is delayed until the performance period is completed. In addition, different provisions govern the length of time a participant has to exercise a common stock option after termination of his or her employment, depending upon the reason for termination and the particular agreement. For example, in the case of a termination of employment for cause, the time to exercise may be limited to five days. In the case of a retirement, the participant may have until the end of a common stock option’s original term in which to exercise.
Our Deferred Compensation Plan and Retirement Plan provide for full vesting of benefits in the event of a change in control, as that term is defined under the plans. The Retirement Plan further provides that a participant will immediately receive the actuarial value (as specified under the Retirement Plan) of the participant’s plan benefits in the event of a change in control. The Retirement Plan also provides for vesting and lump sum payment of the actuarial value of the full Retirement Plan benefit in the event of death.
Our Death Benefit Only Plan provides in the event of a change in control, as defined in the plan, for (a) distribution of an insurance contract to a participant sufficient to pay the death benefit (if the participant dies any time before age 100); and (b) an additional tax restoration amount sufficient to pay taxes caused by the distribution of the insurance contract and the additional amount. We also maintain term life insurance policies that pay benefits to the designated beneficiaries of certain of our NEOs upon their deaths as described above under the heading “Death Benefits.”
The following tables show payments we may be required to make under various employment termination and change-in-control scenarios, assuming they occurred on November 30, 2013. Some amounts in the tables and footnotes have been rounded up to the nearest whole number.

Post-Employment Payments — Mr. Mezger
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination		Involuntary Termination for Cause		Involuntary Termination Without Cause/ Termination for Good Reason		Change in Control Without Termination(a)		Change in Control With Termination for Good Reason or Without Cause(a)		Death		Disability
Compensation:
Severance	$—		$—		$7,950,000	(b)	$—		$10,933,333	(c)	$—		$—
Long-term Incentives
Acceleration of Unvested Equity (d)
Stock Options	4,432,874	(e)	—		4,432,874	(e)	4,432,874		4,432,874		4,342,874		4,342,874
PSUs	1,056,282	(e)	—		2,825,732	(f)	2,825,732	(f)	2,825,732	(f)	—		—
Vested Equity (d)
Stock Options	9,596,675		9,596,675		9,596,675		9,596,675		9,596,675		9,596,675		9,596,675
Benefits & Perquisites:
Retirement Plan	9,300,477	(g)	9,300,477	(g)	9,300,477	(g)	10,083,990	(h)	10,083,990	(h)	10,083,990	(h)	9,300,477	(g)
Vested Deferred Compensation (i)	1,216,172		1,216,172		1,216,172		—		1,216,172		1,216,172		1,216,172
Death Benefit Only Plan	—	(j)	—	(j)	—	(j)	1,026,900	(k)	1,026,900	(k)	1,909,607	(j)	—	(j)
Term Life Insurance	—		—		—		—		—		400,000		—
Health Benefits	—		—		62,554	(l)	—		62,554	(l)	—		—
Credited Vacation Benefits (m)	76,923		76,923		76,923		—		76,923		76,923		76,923
Total (n)	$25,679,403		$20,190,247		$35,461,407		$27,966,171		$40,255,153		$27,626,241		$24,533,121

(a)
As described above under the headings “CEO Employment Agreement” and “Change in Control Severance Plan,” if payments due in connection with a change in control are subject to excise taxes under Section 280G of the Code, we will pay Mr. Mezger an additional amount so that his after-tax benefits are the same as though no excise tax had been applied. We determined, however, that we would not need to pay any such additional amount to Mr. Mezger if we experienced a change in control for purposes of his Employment Agreement and the CIC Plan on November 30, 2013 based on the following major assumptions: (i) stock options assumed paid out based on an assumed value of $17.53 less applicable exercise prices, and other equity awards valued assuming a fair market value of $17.53; (ii) payments for accelerated vesting of time-based equity valued using Treas. Reg. Section 1.280G-1 Q&A 24(c); and (iii) accelerated payment of Retirement Plan benefits and average bonus earned for fiscal years ending November 30, 2012, November 30, 2011 and

November 30, 2010 considered payable in lieu of a 2013 annual incentive valued using Treas. Reg. Section 1.280G-1 Q&A 24(b).

(b)
Severance based on a multiple of 2.0 times current annual base salary plus average annual bonus earned for fiscal years ending November 30, 2012, November 30, 2011 and November 30, 2010, with benefit capped at $6,000,000, and average bonus earned for fiscal years ending November 30, 2012, November 30, 2011 and November 30, 2010, as provided by Mr. Mezger’s Employment Agreement.

(c)
Severance based on a multiple of 3.0 times current annual base salary plus average annual bonus earned for fiscal years ending November 30, 2012, November 30, 2011 and November 30, 2010, with benefit capped at $12,000,000, and average bonus earned for fiscal years ending November 30, 2012, November 30, 2011 and November 30, 2010, as provided by Mr. Mezger’s Employment Agreement.

(d)
Equity awards valued using the price of our common stock as of November 30, 2013, which was $17.53. Assumes the PSUs granted to Mr. Mezger in 2013 would have no value as the applicable performance period would not have started by November 30, 2013.

(e)
Assumes under these scenarios that Mr. Mezger’s termination would be considered a retirement under the terms of the applicable award agreements. Therefore, his stock options would become immediately exercisable and Mr. Mezger would receive a pro-rated portion (one-third) of his 2012 PSUs based on his months of service through November 30, 2013 and our actual performance through the end of the performance cycle. Actual performance is projected to result in shares earned at target. The value earned includes dividend equivalent units projected through February 2016.

(f)	Assumes Mr. Mezger’s 2012 PSUs are earned at an amount equal to his target award. The value earned includes dividend equivalent units credited through November 30, 2013.

(g)
Reflects present values of accrued benefit as of November 30, 2013 using an annual discount rate of 4.25% (consistent with Accounting Standards Codification Topic No. 715, “Compensation — Retirement Benefits” (“ASC 715”) valuations). Benefits are assumed to commence in the first quarter following earliest benefit commencement date.

(h)	Assumes lump sum payout of accrued benefit upon a change in control or death using a 3.37% Applicable Federal Rate (“AFR”) discount rate as provided in the Retirement Plan.

(i)	In addition to our matching contributions, deferred compensation balances include Mr. Mezger’s deferrals and earnings on those deferrals in the amount of $608,918.

(j)
Mr. Mezger’s designated beneficiaries would be entitled to receive an estimated death benefit of $1,909,607 ($1,000,000 benefit plus $909,607 for income taxes) upon his death. The present value of the benefit as of November 30, 2013 is approximately $636,966 based on a 5.01% discount factor and the 2014 IRS Mortality Optional Combined (male/female) tables for life expectancy (consistent with rates and mortality tables used for ASC 715 valuations).

(k)	Values are estimated based on cash surrender values of life insurance policies as of November 30, 2013 of $501,423 and income tax restoration amount of $525,477.

(l)	Assumes we pay 24 months of medical, dental and vision benefits using current COBRA rates of approximately $2,606 per month.

(m)	Assumes payout of 160 hours of vacation benefits as Mr. Mezger is credited with this number of vacation hours during his employment with us, regardless of actual vacation time taken.

(n)
If we delay any payments due to Mr. Mezger to comply with Section 409A of the Code, his Employment Agreement entitles him to receive such payments with accrued interest at the annualized short-term AFR specified therein. The amounts shown exclude interest.

Post-Employment Payments — Mr. Kaminski
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason		Change in Control Without Termination		Change in Control With Termination for Good Reason or Without Cause		Death	Disability
Compensation:
Severance	$—	$—	$2,006,667	(a)	$—		$1,906,667	(b)	$—	$—
Long-term Incentives
Acceleration of Unvested Equity(c)
Stock Options	—	—	—		512,087		512,087		—	—
Restricted Stock	—	—	—		432,167		432,167		—	—
PSUs	—	—	—		331,094	(d)	331,094	(d)	—	—
Vested Equity (c)
Stock Options	1,979,880	1,979,880	1,979,880		1,979,880		1,979,880		1,979,880	1,979,880
Benefits & Perquisites:
Accelerated Unvested Deferred Compensation (e)	—	—	—		—		18,504		18,504	18,504
Vested Deferred Compensation (f)	55,511	55,511	55,511		—		55,511		55,511	55,511
Term Life Insurance	—	—	—		—		—		750,000	—
Health Benefits	—	—	58,963	(g)	—		—		—	—
Total	$2,035,391	$2,035,391	$4,101,021		$3,255,228		$5,235,910		$2,803,895	$2,053,895

(a)
Severance based on a multiple of 2.0 times current annual base salary plus annual bonus paid for fiscal years ending November 30, 2012, November 30, 2011 and November 30, 2010, as provided by the Executive Severance Plan.

(b)
Severance based on a multiple of 2.0 times annualized base salary plus annual bonus paid for fiscal years ending November 30, 2012, November 30, 2011 and November 30, 2010, as provided by the CIC Plan.

(c)
Equity awards valued using the price of our common stock as of November 30, 2013, which was $17.53. Assumes the PSUs granted to Mr. Kaminski in 2013 would have no value as the applicable performance period would not have started by November 30, 2013.

(d)	Assumes Mr. Kaminski’s 2012 PSUs are earned in an amount equal to his target award. The value includes dividend equivalent units credited through November 30, 2013.

(e)
Mr. Kaminski will fully vest in his unvested matching contribution of $18,504 upon a change in control, or his death or disability. The amounts would not be paid out until his termination of employment.

(f)	In addition to our matching contributions, deferred compensation balances include Mr. Kaminski’s deferrals and earnings on those deferrals in the amount of $37,008.

(g)	Assumes we make monthly contributions for medical and dental benefits in the amount of approximately $2,457 per month for 24 months.

Post-Employment Payments — Mr. Woram
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination	Involuntary Termination for Cause	Involuntary Termination Without Cause/ Termination for Good Reason		Change in Control Without Termination		Change in Control With Termination for Good Reason or Without Cause		Death	Disability
Compensation:
Severance	$—	$—	$1,813,333	(a)	$—		$1,783,333	(b)	$—	$—
Long-term Incentives
Acceleration of Unvested Equity (c)
Stock Options	—	—	—		483,500		483,500		—	—
Restricted Stock	—	—	—		388,342		388,342		—	—
PSUs	—	—	—		308,265	(d)	308,265	(d)	—	—
Vested Equity(c)
Stock Options	2,113,617	2,113,617	2,113,617		2,113,617		2,113,617		2,113,617	2,113,617
Benefits & Perquisites:
Accelerated Unvested Deferred Compensation (e)	—	—	—		—		17,768		17,768	17,768
Vested Deferred Compensation (f)	135,407	135,407	135,407		—		135,407		135,407	135,407
Term Life Insurance	—	—	—		—		—		750,000	—
Health Benefits	—	—	57,403	(g)	—		—		—	—
Total	$2,249,024	$2,249,024	$4,119,760		$3,293,724		$5,230,232		$3,016,792	$2,266,792

(a)
Severance based on a multiple of 2.0 times current annual base salary plus annual bonus paid for fiscal years ending November 30, 2012, November 30, 2011 and November 30, 2010, as provided by the Executive Severance Plan.

(b)
Severance based on a multiple of 2.0 times annualized base salary plus annual bonus paid for fiscal years ending November 30, 2012, November 30, 2011 and November 30, 2010, as provided by the CIC Plan.

(c)
Equity awards valued using the price of our common stock as of November 30, 2013, which was $17.53. Assumes the PSUs granted to Mr. Woram in 2013 would have no value as the applicable performance period would not have started by November 30, 2013.

(d)	Assumes Mr. Woram’s 2012 PSUs are earned in an amount equal to his target award. The value includes dividend equivalent units credited through November 30, 2013.

(e)
Mr. Woram will fully vest in his unvested matching contribution of $17,768 upon a change in control, or his death or disability. The amounts would not be paid out until the termination of his employment with us.

(f)	In addition to matching contributions, deferred compensation balances include Mr. Woram’s deferrals and earnings on those deferrals in the amount of $118,090.

(g)	Assumes we make monthly contributions for medical and dental benefits in the amount of approximately $2,392 per month for 24 months.

Post-Employment Payments — Mr. Praw
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination		Involuntary Termination for Cause		Involuntary Termination Without Cause/ Termination for Good Reason		Change in Control Without Termination		Change in Control With Termination for Good Reason or Without Cause		Death		Disability
Compensation:
Severance	$—		$—		$1,783,333	(a)	$—		$1,733,333	(b)	$—		$—
Long-term Incentives
Acceleration of Unvested Equity (c)
Stock Options	595,600		—		595,600		595,600		595,600		—		—
Restricted Stock	—		—		—		388,342		388,342		—		—
PSUs	115,232	(d)	—		115,232	(d)	308,265	(e)	308,265	(e)	—		—
Vested Equity (c)
Stock Options	1,121,000		1,121,000		1,121,000		1,121,000		1,121,000		1,121,000		1,121,000
Benefits & Perquisites:
Death Benefit Only Plan	—	(f)	—	(f)	—	(f)	1,255,058	(g)	1,255,058	(g)	1,909,607	(f)	—	(f)
Term Life Insurance	—		—		—		—		—		—		—
Health Benefits	—		—		49,285	(h)	—		—		—		—
Total	$1,831,832		$1,121,000		$3,664,450		$3,668,265		$5,401,598		$3,030,607		$1,121,000

(a)
Severance based on a multiple of 2.0 times current annual base salary plus annual bonus paid for fiscal years ended November 30, 2012 and November 30, 2011, as provided by the Executive Severance Plan. Mr. Praw’s bonus for 2011 includes his consulting bonus of $233,333 and a pro-rated bonus for service as an officer of $100,000.

(b)
Severance based on a multiple of 2.0 times annualized base salary plus annual bonus paid for fiscal years ending November 30, 2012 and November 30, 2011, as provided by the CIC Plan. Mr. Praw’s bonus for 2011 includes his consulting bonus of $233,333 and a pro-rated bonus for service as an officer of $100,000.

(c)
Equity awards valued using the price of our common stock as of November 30, 2013, which was $17.53. Assumes the PSUs granted to Mr. Praw in 2013 would have no value as the applicable performance period would not have started by November 30, 2013.

(d)
Assumes under these scenarios that Mr. Praw’s termination would be considered a retirement under the terms of the applicable award agreements. Therefore, his stock options would become immediately exercisable and Mr. Praw would receive a pro-rated portion (one-third) of his 2012 PSUs based on his months of service through November 30, 2013 and our actual performance through the end of the performance cycle. Actual performance is projected to result in shares earned at target. The value earned includes dividend equivalent units projected through February 2016.

(e)	Assumes Mr. Praw’s 2012 PSUs are earned in an amount equal to his target award. The value includes dividend equivalent units credited through November 30, 2013.

(f)
Mr. Praw’s designated beneficiaries would be entitled to receive an estimated death benefit of $1,909,607 ($1,000,000 benefit plus $909,607 for income taxes) upon his death. The present value of the benefit as of November 30, 2013 is approximately $846,190 based on a 5.01% discount factor and the 2014 IRS Mortality Optional Combined (male/female) tables for life expectancy (consistent with rates and mortality tables used for ASC 715 valuations).

(g)	Values are estimated based on cash surrender values of life insurance policies as of November 30, 2013 of $612,830 and income tax restoration amount of $642,228.

(h)	Assumes we make monthly contributions for medical and dental benefits in the amount of approximately $2,054 per month for 24 months.

Post-Employment Payments — Mr. Hollinger
Executive Payments and Benefits upon Termination or Change in Control	Voluntary Termination		Involuntary Termination for Cause		Involuntary Termination Without Cause/ Termination for Good Reason		Change in Control Without Termination(a)		Change in Control With Termination for Good Reason or Without Cause(a)		Death		Disability
Compensation:
Severance	$—		$—		$1,045,000	(b)	$—		$1,363,333	(c)	$—		$—
Long-term Incentives
Acceleration of Unvested Equity (d)
Stock Options	243,550	(e)	—		243,550	(e)	243,550		243,550		—		—
Restricted Stock	—		—		—		212,727		212,727		—		—
PSUs	64,016	(e)	—		64,016	(e)	171,254	(f)	171,254	(f)	—		—
Vested Equity (d)
Stock Options	979,027		979,027		979,027		979,027		979,027		979,027		979,027
Benefits & Perquisites:
Retirement Plan	2,066,773	(g)	2,066,773	(g)	2,066,773	(g)	2,240,887	(h)	2,240,887	(h)	2,240,887	(h)	2,066,773	(g)
Vested Deferred Compensation (i)	1,614,788		1,614,788		1,614,788		—		1,614,788		1,614,788		1,614,788
Death Benefit Only Plan	—	(j)	—	(j)	—	(j)	970,697	(k)	970,697	(k)	1,909,607	(j)	—	(j)
Health Benefits	—		—		22,171	(l)	—		—		—		—
Total	$4,968,154		$4,660,588		$6,035,325		$4,818,142		$7,796,263		$6,744,309		$4,660,588

(a)
As described above under the heading “Change in Control Severance Plan,” under the CIC Plan, if payments due in connection with a change in control are subject to excise taxes under Section 280G of the Code, we will pay Mr. Hollinger an additional amount so that his after-tax benefits are the same as though no excise tax had been applied. We determined, however, that we would not need to pay any such additional amount to Mr. Hollinger if we experienced a change in control for purposes of the CIC Plan on November 30, 2013 based on the following major assumptions: (i) stock options assumed paid out based on an assumed value of $17.53 less applicable exercise prices, and other equity awards valued assuming a fair market value of $17.53; (ii) payments for accelerated vesting of time-based equity valued using Treas. Reg. Section 1.280G-1 Q&A 24(c); and (iii) accelerated payment of Retirement Plan benefits valued using Treas. Reg. Section 1.280G-1 Q&A 24(b).

(b)
Severance based on a multiple of 1.5 times current annual base salary plus average annual bonus paid for fiscal years ending November 30, 2012, November 30, 2011 and November 30, 2010, as provided by the Executive Severance Plan.

(c)
Severance based on a multiple of 2.0 times average annual base salary plus average annual bonus paid for fiscal years ending November 30, 2012, November 30, 2011 and November 30, 2010, as provided by the CIC Plan.

(d)
Equity awards valued using the price of our common stock as of November 30, 2013, which was $17.53. Assumes the PSUs granted to Mr. Hollinger in 2013 would have no value as the applicable performance period would not have started by November 30, 2013.

(e)
Assumes under these scenarios that Mr. Hollinger’s termination would be considered a retirement under the terms of the applicable award agreements. Therefore, his stock options would become immediately exercisable and Mr. Hollinger would receive a pro-rated portion (one-third) of his 2012 PSUs based on his months of service through November 30, 2013 and our actual performance through the end of the performance cycle. Actual performance is projected to result in shares earned at target. The value earned includes dividend equivalent units projected through February 2016.

(f)	Assumes Mr. Hollinger’s 2012 PSUs are earned in an amount equal to his target award. The value includes dividend equivalent units credited through November 30, 2013.

(g)
Reflects present values of accrued benefit as of November 30, 2013 using an annual discount rate of 4.25% (consistent with ASC 715 valuations). Benefits are assumed to commence in the first quarter following earliest benefit commencement date.

(h)	Assumes lump sum payout of accrued benefit paid upon a change in control or death using a 3.37% AFR discount rate as provided in the Retirement Plan.

(i)	In addition to our matching contributions, deferred compensation balances include Mr. Hollinger’s deferrals and earnings on those deferrals in the amount of $1,522,075.

(j)
Mr. Hollinger’s designated beneficiaries would be entitled to receive an estimated death benefit of $1,909,607 ($1,000,000 benefit plus $909,607 for income taxes) upon his death. The present value of the benefits as of November 30, 2013 is approximately $568,949 based on a 5.01% discount rate and the 2014 IRS Mortality Optional Combined (male/female) tables for life expectancy (consistent with rates and mortality tables used for ASC 715 valuations).

(k)	Values are estimated based on cash surrender values of life insurance policies as of November 30, 2013 of $473,980 and income tax restoration amount of $496,717.

(l)	Assumes we make monthly contributions for medical and dental benefits in the amount of approximately $1,232 per month for 18 months.

Advisory Vote to Approve Named Executive Officer Compensation
Pursuant to Section 14A of the Securities Exchange Act of 1934, we are seeking an advisory vote from our stockholders to approve our NEOs’ 2013 fiscal year compensation. We intend to offer this non-binding advisory vote at each of our annual meetings. We and the Board welcome our stockholders’ views on our NEOs’ compensation, and see this advisory vote as one way for stockholders to provide feedback.
Although it is not binding, we and the Board will carefully consider the outcome of this advisory vote consistent with the best interests of all stockholders.
At our 2013 Annual Meeting, the advisory vote to approve our NEOs’ 2012 fiscal year compensation received 96% of votes cast in favor. We and the Compensation Committee view this outcome and the positive feedback we received from our direct engagement with stockholders in 2013 on our executive compensation and benefits programs as reinforcing the way in which we designed the programs as well as our and the Compensation Committee’s intended approach to implementing them.
In particular, a substantial portion of the annual and long-term incentive payouts to our NEOs in our 2013 fiscal year required and were based on the achievement of specific performance goals. With our return to full-year profitability for the first time since 2006, strong results on a number of other financial and operational metrics and TSR that was the third highest in our peer group, our CEO’s compensation in 2013 was as follows:

•	No change in base salary;

•
Based on above target and outstanding performance, an 80% formula-based annual cash incentive payout of 181.7% of his target payout amount, which was below his potential maximum amount under the 2013 fiscal year program; and

•
Long-term equity awards with the majority of value consisting of PSUs that vest subject to three-year performance achievements, and the balance in stock options that only have value if our stock price rises.

We believe that our CEO’s 2013 fiscal year compensation, and that of our other NEOs, is well aligned with performance.
In considering this advisory vote, we encourage you to read the Compensation Discussion and Analysis, the compensation tables and the narrative discussion set forth above in this Proxy Statement for additional details on our executive compensation and benefits programs and the 2013 fiscal year compensation paid to our CEO and other NEOs.
Advisory Vote
At the 2014 Annual Meeting, we are seeking a vote on the following resolution:
RESOLVED, that the stockholders of KB Home approve, on an advisory basis, the compensation paid to its named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth above under the heading “Executive Compensation.”
Voting Standard
Although the outcome of the vote on this item of business is not binding on us or the Board, the advisory resolution will be considered approved based upon the affirmative vote of a majority of shares of our common stock present or represented, and entitled to vote thereon, at the 2014 Annual Meeting. As an advisory vote, it is not intended to have any use, application or effect for or on behalf of KB Home or its stockholders outside of the 2014 Annual Meeting except as permitted by the Board.
Your Board recommends an advisory vote FOR the resolution above to approve named executive officer compensation.

Approve the KB Home 2014 Equity Incentive Plan
We are asking for approval of the KB Home 2014 Equity Incentive Plan (the “2014 Plan”), which will allow us to grant equity-based compensation to our employees, consultants and non-employee directors. Upon approval of the 2014 Plan by our stockholders, no further awards will be made under our 2010 Equity Incentive Plan (the “2010 Plan”), which is currently our only active equity compensation plan. As of February 14, 2014, the 2010 Plan had approximately 60,000 shares of remaining grant capacity (assuming maximum payout of performance share awards), and those shares will be incorporated into the 2014 Plan upon approval of the 2014 Plan by our stockholders.
The 2014 Plan is being submitted to a vote of our stockholders and is intended to comply with NYSE rules and the “performance-based compensation” exemption under Section 162(m) of the Code. Stockholder approval will also allow us to grant incentive stock options under the 2014 Plan. The closing price for a share of our common stock as reported on the NYSE was $19.03 on February 14, 2014.
A copy of the 2014 Plan can be found in the accompanying Attachment A, and the following summary of the 2014 Plan’s material terms is qualified in its entirety by reference to the full text. Please read the full 2014 Plan as set forth in Attachment A.
Rationale and Purpose of the 2014 Plan
In order to give us the flexibility to responsibly address our future equity compensation needs, we are requesting that stockholders approve the 2014 Plan, which provides for the issuance of up to 4.8 million shares of our common stock, plus any shares which are available for grant under the 2010 Plan as of the effective date of the 2014 Plan, and any shares which are subject to outstanding awards under the 2010 Plan that subsequently expire or are canceled, forfeited, tendered or withheld to satisfy tax withholding obligations with respect to full value awards, or settled for cash. As of February 14, 2014, there were approximately 60,000 shares remaining available for grant under the 2010 Plan, if the maximum performance requirements for the PSUs granted under the 2010 Plan are achieved and the maximum amount of shares underlying the PSUs are paid out. If the target amount of shares underlying the PSUs are paid out, there were approximately 746,000 shares remaining available for grant under the 2010 Plan as of February 14, 2014.
Given the very low grant capacity remaining in the 2010 Plan, the additional grant capacity the 2014 Plan would provide is necessary for us to grant competitive levels of equity-based awards, which are a fundamental component of our performance-based compensation program that helps align the interests of our employees and non-employee directors with those of our stockholders. The additional grant capacity of the 2014 Plan would also enable us to replace certain cash-settled Director Plan awards held by our non-employee directors with stock-settled awards, if our non-employee directors so consent, which would meaningfully reduce the variability in the expense associated with such awards in the future. Stockholder approval of the 2014 Plan is also intended to provide performance-based compensation to our executive officers that qualifies for a federal income tax deduction in accordance with Section 162(m) of the Code. Without stockholder approval of the 2014 Plan, our ability to obtain such benefits will expire in 2015.
As discussed further below, the 2014 Plan contains a fungible pool formula identical to the formula used in the 2010 Plan. Under this formula, a distinction is made between the number of shares in the 2014 Plan’s available grant capacity attributable to (a) stock options and stock appreciation rights (each, a “SAR”) and (b) “full value” awards (i.e., restricted stock, restricted stock units/PSUs and stock payments). Shares granted pursuant to full value awards will be counted against the available grant capacity of the 2014 Plan on a 1.78-to-1 ratio, the fungible pool formula. As a result, this fungible pool formula will impact the rate at which the available grant capacity of the 2014 Plan would be used. For example, annual grant levels of stock options and full value awards under the 2010 Plan for the preceding three fiscal years have averaged approximately 870,000 shares, amounting to an annual average of approximately 1.0 million shares counted against the 2010 Plan’s available grant capacity based on the 2010 Plan’s fungible pool formula. Therefore, based on the fungible pool formula, our average annual burn rate (the ratio of the number of shares underlying awards, including performance-based awards valued at 100% of target, granted under the 2010 Plan during a fiscal year to the number of our weighted average common shares outstanding at the corresponding fiscal year end) for the preceding three fiscal years is approximately 1.33%. Calculated without the fungible pool adjustment, our average annual burn rate for the preceding three fiscal years is approximately 1.10%.
The total 11.1 million equity awards outstanding to our employees as of February 14, 2014 represents an overhang of approximately 12.4% relative to the total outstanding shares of our common stock. Including equity-based awards held by our non-employee directors, the overhang as of February 14, 2014 is approximately 13.0%. If the 2014 Plan is approved, the up to 4.8 million additional shares available for grant under the 2014 Plan would increase the overhang to approximately 16.6%. We calculate “overhang” as the total of (a) shares underlying outstanding awards plus shares available for grant, divided by (b) the sum of the total number of shares of our common stock outstanding, plus shares underlying outstanding equity awards, plus shares available for grant. As of February 14, 2014, the fair market value of a share of our common stock was $19.03.

When considering the number of shares to be authorized for grant under the 2014 Plan, the Compensation Committee reviewed, among other things, the potential dilution to our stockholders as measured by the burn rate and overhang, projected future share usage and projected future forfeitures. The projected future usage of shares for long-term incentive awards and projected future forfeitures under the 2014 Plan were reviewed under scenarios based on a variety of assumptions. Due to the inherent unpredictability of the underlying assumptions, as well as competitive considerations, we do not make these projections or the assumptions public. Given the assumptions, the up to 4.8 million shares available under the 2014 Plan, in combination with the approximately 60,000 remaining shares available for grant under the 2010 Plan and any shares which are subject to outstanding awards under the 2010 Plan that subsequently expire or are canceled, forfeited, tendered or withheld to satisfy tax withholding obligations with respect to full value awards, or settled for cash, is expected to satisfy our equity compensation needs for two to three annual grant cycles. The Compensation Committee will consider stockholder dilution, among other factors, including the objectives of our performance-based compensation program described above, in managing grants of the shares under the 2014 Plan.
Summary of the 2014 Plan
The purpose of the 2014 Plan is to attract, motivate and retain the services of employees, consultants and non-employee directors by enabling them to participate in our growth and financial success through equity-based and other incentive awards, and to align their individual interests with our stockholders’ interests. The 2014 Plan will become effective only upon approval by our stockholders.
Size of the Share Pool. Subject to equitable adjustments, the aggregate number of shares of our common stock which may be authorized for grant under the 2014 Plan is the sum of (i) 4.8 million shares and (ii) any shares which are available for grant under the 2010 Plan as of the effective date of the 2014 Plan, and (iii) any shares which are subject to outstanding awards under the 2010 Plan that subsequently expire or are canceled, forfeited, tendered or withheld to satisfy tax withholding obligations with respect to full value awards, or settled for cash. This pool of shares may be used for all types of awards under a fungible pool formula. This formula provides that the authorized share limit will be reduced by (a) one share for every one share subject to a stock option, stock-settled SAR or other similar award, and (b) 1.78 shares for every one share subject to a restricted stock award or other similar full value awards. The number of shares in (i) include approximately 643,000 shares intended to be used, if our non-employee directors so consent, to replace certain cash-settled Director Plan awards held by our non-employee directors with stock-settled awards to help reduce the variability in the expense associated with such awards in the future.
Key Terms. The 2014 Plan authorizes the Compensation Committee (or, if our Board determines, another committee of independent directors of the Board, which in either case we will refer to in this proposal as the “Committee”) to grant awards and otherwise administer and interpret the 2014 Plan, and any award agreements and general programs adopted thereunder. The 2014 Plan also incorporates a broad range of other leading compensation and governance terms, including the following:

•
No Repricings Without Stockholder Approval. The 2014 Plan prohibits, without stockholder approval, both the amendment of any stock option or SAR to reduce its exercise price and the cancellation of a stock option or SAR in exchange for cash or for any other award that has a lower exercise price or that provides additional value to the holder of a stock option or SAR award.

•
No In-the-Money Grants. Except for certain replacement awards permitted under the 2014 Plan, the 2014 Plan prohibits the grant of stock options or SARs with an exercise price less than the fair market value of a share of our common stock on the date of grant.

•	Limited Delegation. The Committee may only delegate administrative actions under the 2014 Plan to our officers, and in no event may any officer be delegated the authority to grant or amend awards.

•
Reissuance Restrictions. Shares that are tendered or withheld to satisfy the exercise price of an award or to cover tax withholding obligations of awards other than full value awards may not be used again for new grants.

•
Limitations on Grants. Subject to equitable adjustments permitted by the terms of the 2014 Plan and the limits with respect to awards to non-employee directors described below, the maximum number of shares with respect to which one or more awards may be granted to any one person in a given year is 1.0 million. The maximum amount of cash that may be paid to any one person in a given year with respect to one or more performance-based awards is $10.0 million; provided that certain replacement awards permitted under the 2014 Plan will not count against the foregoing maximum individual share grant and cash payment limits. The aggregate grant date fair value of all awards granted to any non-employee director during any fiscal year may not exceed $1.0 million; provided that certain replacement awards permitted under the 2014 Plan and cash retainers or meeting fees (or awards granted in lieu of such cash retainers or meeting fees) will not count against this limit.

Eligibility. All employees, non-employee directors and consultants of KB Home and its affiliates are eligible to receive awards under the 2014 Plan, as determined by the Committee or the Board. As of the date of this Proxy Statement, we have ten non-employee directors and approximately 1,450 employees and consultants who are eligible to participate in the 2014 Plan.

Administration. Unless the Board assumes the role of the Committee or otherwise limits the Committee’s authority, the Committee has the power to make grants of awards under the 2014 Plan, to determine the types, sizes, price, timing and vesting restrictions of awards, and to administer and interpret the 2014 Plan. The Committee also has the limited power to delegate certain of its powers and responsibilities under the 2014 Plan, subject to the restrictions described above, and only to the extent consistent with our equity-based award grant policy (as described below under the heading “Equity-Based Award Grant Policy”) and applicable law.
Types of Awards. The 2014 Plan authorizes the grant of stock options, shares of restricted stock, SARs, restricted stock units, stock payments and general performance-based awards. Following is a brief description of each type of award:

•
Stock Options. Stock options provide a holder with the right to acquire shares of our common stock for the exercise price stated in the award. There are two kinds of stock options: incentive stock options (as defined under Section 422 of the Code) and nonqualified stock options. The option exercise price of all stock options granted pursuant to the 2014 Plan will not be less than 100% of the fair market value of a share of our common stock on the date of grant. Stock options may vest and become exercisable as determined by the Committee, including based on the satisfaction of performance goals (as discussed further below), but in no event may a stock option have a term extending beyond the tenth anniversary of the date of grant. Subject to equitable adjustments permitted by the terms of the 2014 Plan, the maximum number of shares of our common stock that may be granted pursuant to incentive stock options is 1.75 million.

•
Restricted Stock. An award of restricted stock is a grant of shares of our common stock that is nontransferable and subject to forfeiture until certain conditions set forth in the award agreement are met, which, in some cases, may be performance-based (as discussed further below). Conditions may be based on continuing service to us or achieving one or more performance goals or other criteria or a combination of criteria. During the restricted period, a holder of shares of restricted stock will have full rights with respect to such shares unless otherwise determined by the Committee, except that no dividends or distributions will be payable on shares of restricted stock that are subject to the satisfaction of one or more performance goals until such goals are met, at which time accrued but unpaid dividends and distributions will become payable to the holder.

•
SARs. SARs entitle a holder to receive an amount determined by multiplying (a) the difference between the fair market value of a share of our common stock on the date of exercise and the stated exercise price by (b) the number of shares subject to the award. Settlement of a SAR can be in cash or shares of our common stock (or a combination of both). The exercise price of all SARs granted pursuant to the 2014 Plan will not be less than 100% of the fair market value of a share of our common stock on the date of grant. SARs may vest and become exercisable as determined by the Committee, but in no event may a SAR have a term extending beyond the tenth anniversary of the date of grant.

•
Restricted Stock Units (“RSUs”). RSUs provide for the issuance to a holder of shares of our common stock or an equivalent cash value at a future date upon the satisfaction of specific conditions set forth in the award agreement. Conditions may be based on continuing service to us or achieving one or more performance goals (as is the case with PSUs) or other criteria or a combination of criteria. RSUs generally will be forfeited if the applicable vesting conditions are not met. RSUs may be paid in cash, shares of our common stock or a combination of both. A holder of RSUs will not have any rights associated with any underlying shares until the vesting conditions are satisfied and shares of our common stock are actually issued, but could be granted the right to be credited with dividend equivalent payments (payable in cash or shares of our common stock) on RSUs based on dividends declared on our common stock during the applicable vesting period.

•	Stock Payments. The 2014 Plan provides for the ability to make a payment of shares of our common stock (or a right to purchase shares) as part of a bonus, deferred compensation or other arrangement.

•
Performance-Based Awards. These awards may be granted in the form of cash bonus awards, stock bonus awards, performance awards or incentive awards that are paid in cash, shares of our common stock or a combination of both, and may be described as performance shares, performance options or performance-based restricted stock units (i.e., PSUs). The value of these awards will be linked to the achievement of one or more performance goals. In addition, the vesting or payout of any of the other types of awards that may be granted under the 2014 Plan may be made subject to the achievement of one or more performance goals.

Cancellation, Forfeiture, Expiration or Cash Settlement of Awards. If an award expires or is canceled, forfeited or settled for cash, then any shares subject to such award may, to the extent of such expiration, cancellation, forfeiture or cash settlement, be used again for new grants under the 2014 Plan. Shares tendered or withheld to satisfy tax withholding obligations with respect to a full value award, including a full value award originally granted under the 2010 Plan, may be used again for new grants under the 2014 Plan. However, as noted above, any shares tendered or withheld to satisfy the grant or exercise price or tax withholding obligation pursuant to any award other than a full value award may not be used again for new grants. Any shares that again become available for grant will be added back in the same manner in which they were initially deducted (i.e., one-for-one or 1.78-for-one).

Performance-Based Compensation. Awards may be granted to employees who are “covered employees” under Section 162 (m) of the Code that are intended to be “performance-based compensation” so as to preserve the tax deductibility of the awards for federal income tax purposes. These performance-based awards may be either equity or cash awards, or a combination of both. Holders are only entitled to receive payment for a Section 162(m) performance-based award for any given performance period to the extent that pre-established performance goals set by the Committee are satisfied. These pre-established performance goals must be based on one or more of the following performance criteria, which are the criteria we will use for our Annual Incentive Plan for Executive Officers and may be calculated, or described on a GAAP or non-GAAP basis (as applicable):

•	Income/Loss (e.g., operating income/loss, EBIT or similar measures, net income/loss, earnings/loss per share, residual or economic earnings);

•
Cash Flow (e.g., operating cash flow, total cash flow, EBITDA, cash flow in excess of cost of capital or residual cash flow, cash flow return on investment and cash flow sufficient to achieve financial ratios or a specified cash balance);

•	Returns (e.g., on revenues, investments, assets, capital or equity);

•	Working Capital (e.g., working capital divided by revenues);

•	Margins (e.g., variable margin, profits divided by revenues, gross margins or margins divided by revenues);

•	Liquidity (e.g., total or net debt, debt reduction, debt-to-capital, debt-to-EBITDA and other liquidity ratios);

•	Revenues, Cost Initiative and Stock Price Metrics (e.g., revenues, stock price, total stockholder return, expenses, cost structure improvements and costs divided by revenues or other metrics);

•
Strategic Metrics (e.g., market share, customer satisfaction, employee satisfaction/turnover/development, service quality, unit volume, orders, backlog, traffic, homes delivered, cancellation rates, productivity, operating efficiency, inventory management, community count, goals related to acquisitions, divestitures or other transactions and goals related to KBnxt operational business model principles, including goals based on a per-employee, per-home delivered or other basis).

With respect to particular performance-based awards, the Committee is permitted to make certain equitable and objectively determinable adjustments to the performance goals, provided that any awards that are intended to qualify as “performance-based compensation” must be made in accordance with the requirements of Section 162(m) of the Code. Upon certification of achievement of the performance goals for a particular performance period set forth in an award that is intended to qualify as “performance-based compensation,” the Committee may reduce or eliminate, but not increase, the amount specified in the original award. Generally, a holder of a performance-based award must be employed by or providing services to us throughout an applicable performance period in order to be eligible to receive any payment pursuant to an award that is intended to qualify as “performance-based compensation.”
Payment Methods. Holders may satisfy any payment obligations associated with awards with (a) cash or a check, (b) shares of our common stock issuable pursuant to the award or held for a sufficient period of time (and without encumbrances) and having a fair market value equal to the required payment, or (c) other acceptable property or legal consideration, as determined by the Committee.
Transferability. No award may be transferred other than to certain permitted transferees by will or the laws or descent and distribution or, with the consent of the Committee, pursuant to a domestic relations order.
Adjustments. Equitable adjustments to the terms of the 2014 Plan and any awards will be made as necessary to reflect any stock splits, spin-offs, extraordinary stock dividends or similar transactions. In the event of a change of ownership, the vesting of an award will not automatically accelerate; provided, however, that the Committee may provide for any of the following actions: (a) the acquirer or surviving entity will be required to assume the award or substitute a comparable award, (b) the vesting of all or any portion of the award will accelerate to the time immediately prior to the consummation of the change of ownership, and/or (c) all or any portion of the award, including any unvested portion, will be purchased for (i) in the case of an option or SAR, cash in an amount equal to the excess of the aggregate fair market value of the shares subject to the award to be purchased over the aggregate exercise price for such shares, net of tax withholding, and (ii) in the case of any other award, such consideration as the Committee may in good faith determine to be equitable under the circumstances.
Substitute Awards. The 2014 Plan permits “substitute awards” to be granted or issued if we assume or substitute or exchange awards under the 2014 Plan for awards or the right or obligation to make future awards granted by another company, whether in connection with a merger, combination, consolidation, acquisition or other corporate transaction. Certain equitable exceptions apply to the terms of the 2014 Plan in order to facilitate the issuance of such awards. To the extent permitted by applicable law or NYSE rules, substitute awards will not reduce the number of shares authorized for grant under the 2014 Plan or individual award grant limits, nor be added back to the authorized share pool.
Amendment and Termination. The Board or the Committee may terminate, amend or modify the 2014 Plan. However, the additional approval of our stockholders will be required to (a) increase the number of shares of our common stock available for grant, (b) reduce the exercise price of any option or SAR, (c) cancel an option or SAR in exchange for cash or any other award that has a lower exercise price or that provides additional value to the holder, (d) materially modify the requirements for eligibility to participate in the 2014 Plan, (e) materially increase the benefits accruing to participants in the 2014 Plan, or (f) make other material changes that require stockholder approval under applicable stock exchange rules.
Term. No new awards may be granted under the 2014 Plan following the tenth anniversary of its approval by our stockholders.
Federal Income Tax Consequences
If a holder is granted a nonqualified stock option under the 2014 Plan, the holder should not have taxable income on the grant of the option. Generally, the holder should recognize ordinary income at the time of exercise in an amount equal to the fair market value of a share of our common stock at such time, less the exercise price paid. The holder’s basis in the common stock for purposes of determining gain or loss on a subsequent sale or disposition of such shares generally will be the fair market value of our common stock on the date the holder exercises such option. Any subsequent gain or loss generally will be taxable as a capital gain or loss. We generally should be entitled to a federal income tax deduction at the time and for the same amount as the holder recognizes ordinary income.
A holder of an incentive stock option will not recognize taxable income upon grant. Additionally, if the applicable employment-related requirements are met, the holder will not recognize taxable income at the time of exercise. However, the excess of the fair market value of our common stock received over the option price is an item of tax preference income potentially subject to the alternative minimum tax. If any of the requirements for incentive stock options under the Code are not met, the incentive stock option will be treated as a nonqualified stock option and the tax consequences described above for nonqualified stock options will apply. Once an incentive stock option has been exercised, if the stock acquired upon exercise is held for a minimum of two years from the date of grant and one year from the date of exercise, the gain or loss (in an amount equal to the difference between the fair market value on the date of sale and the exercise price) upon disposition of the stock will be treated as a long-term capital gain or loss, and we will not be entitled to any deduction. If the holding period requirements are not met, the excess of the fair market value on the date of exercise over the exercise price (less any diminution in value of the stock after exercise) will be taxed as ordinary income and we will be entitled to a deduction to the extent of the amount so included in the income of the holder. Appreciation in the stock subsequent to the exercise date will be taxed as long term or short term capital gain, depending on whether the stock was held for more than one year after the exercise date.
The current federal income tax consequences of other awards authorized under the 2014 Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through an election under Section 83(b) of the Code); RSUs, stock-based performance awards and other types of awards are generally subject to tax at the time of payment based on the fair market value of the award on that date. Compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the holder recognizes income, subject to Section 162(m) of the Code with respect to covered employees.
Generally, Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to covered employees in a taxable year to the extent that compensation to such covered employee exceeds $1,000,000. Qualified “performance-based compensation” is disregarded for purposes of the deduction limitation. The 2014 Plan has been designed with the intention to meet the requirements of Section 162(m) of the Code. However, because of the fact-based nature of the “performance-based compensation” exception under Section 162(m) of the Code and the limited availability of binding guidance thereunder, we cannot guarantee that compensation attributable to awards under the 2014 Plan will qualify for exemption under Section 162(m) of the Code, thereby preventing us from taking a deduction. As noted above under the heading “Tax Implications of our Executive Compensation Program,” the Compensation Committee may approve compensation that may not be deductible under Section 162(m) of the Code where it believes it is in our and our stockholders’ best interests to do so.
2014 Plan Benefits
No determination has been made as to the types or amounts of awards that will be granted to specific individuals under the 2014 Plan. However, if our non-employee directors so consent, we expect to use approximately 643,000 shares of the 2014 Plan’s authorized grant capacity to replace certain cash-settled Director Plan awards held by our non-employee directors with stock-settled awards to help reduce the variable compensation expense associated with such cash-settled awards, as discussed above. Information on equity-based awards recently granted under our existing plans to each of our named executive officers is provided under the headings “Summary Compensation Table” and “Grants of Plan-Based Awards During Fiscal Year 2013.” Information on equity-based awards recently granted under our existing non-employee director compensation plan to each of our non-employee directors is provided under the heading “Director Compensation During Fiscal Year 2013.”

Voting Standard
The 2014 Plan will be considered approved based upon the affirmative vote of a majority of shares of our common stock present or represented, and entitled to vote thereon, at the 2014 Annual Meeting.
Your Board recommends a vote FOR approving the KB Home 2014 Equity Incentive Plan.

Ratify Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending November 30, 2014. We are seeking stockholder ratification of this appointment. During our fiscal year ended November 30, 2013, Ernst & Young LLP served as our independent registered public accounting firm. Representatives of Ernst & Young LLP are expected to attend the 2014 Annual Meeting, be available to respond to appropriate questions and, if they desire, make a statement.
If Ernst & Young LLP’s appointment is not ratified, the Audit Committee will consider whether to retain Ernst & Young LLP, but still may retain the firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment of our independent registered public accounting firm at any time during the year if it determines that such a change would be in our and our stockholders’ best interests.
Voting Standard
The Audit Committee’s appointment of Ernst & Young LLP will be considered ratified based upon the affirmative vote of a majority of shares of our common stock present or represented, and entitled to vote thereon, at the 2014 Annual Meeting.
Your Board recommends a vote FOR ratifying Ernst & Young LLP’s appointment.

Independent Auditor Fees and Services in 2013 and 2012
Ernst & Young LLP served as our independent registered public accounting firm for our 2013 and 2012 fiscal years. Services provided by Ernst & Young LLP and related fees in each of our last two fiscal years were as follows:

	Fiscal Year Ended ($000s)
	2013	2012
Audit Fees	$964	$874
Audit-Related Fees	135	73
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$1,099	$947
In each of our 2013 and 2012 fiscal years, audit fees included an annual consolidated financial statement audit, audits of our financial services subsidiary and audit services performed in connection with our compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Audit-related fees included 401(k) Savings Plan audits and accounting consultations.
Pre-Approval Policy
The Audit Committee has established a policy that requires it to pre-approve all services our principal independent registered public accounting firm provides to us, including audit services, audit-related services, tax services and other permitted non-audit services. In most cases, the Audit Committee pre-approves each specific service and a corresponding fee amount for the service. In addition, under the policy, the Audit Committee has pre-approved our chief accounting officer (or a functional equivalent) to authorize the performance of certain types or categories of services up to specific fee limits, and has delegated to the Audit Committee Chair the authority to pre-approve services subject to a specific per-engagement fee limit. The Chair must report to the Audit Committee any pre-approvals granted under this delegated authority. The Audit Committee approved all audit services provided by Ernst & Young LLP during our 2013 fiscal year in accordance with this policy.

Audit and Compliance Committee Report
The Audit and Compliance Committee of the Board of Directors acts under a written charter.
Under its charter, the Audit and Compliance Committee assists the Board of Directors in fulfilling the Board’s responsibility for oversight of KB Home’s financial reporting process and practices, and its internal control over financial reporting. Management is primarily responsible for KB Home’s financial statements, the reporting process and assurance for the adequacy of the internal control over financial reporting. KB Home’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of KB Home’s financial statements and KB Home’s internal control over financial reporting, and for expressing an opinion on the conformity of KB Home’s audited financial statements to generally accepted accounting principles used in the United States and the adequacy of KB Home’s internal control over financial reporting.
In this context, the Audit and Compliance Committee has reviewed and discussed with management and Ernst & Young LLP KB Home’s audited financial statements. The Audit and Compliance Committee has discussed with Ernst & Young LLP the matters required to be discussed in accordance with the standards of the Public Company Accounting Oversight Board. In addition, the Audit and Compliance Committee has received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding an independent accountant’s communications with a registrant’s audit committee concerning independence, and has discussed with Ernst & Young LLP its independence from KB Home and KB Home’s management.
In reliance on the reviews, reports and discussions referred to above, the Audit and Compliance Committee recommended to the Board, and the Board approved, that the audited financial statements be included in KB Home’s Annual Report on Form 10-K for the fiscal year ended November 30, 2013, for filing with the Securities and Exchange Commission.
This report is respectfully submitted by the members of the Audit and Compliance Committee:

Melissa Lora, Chair	Dr. Thomas W. Gilligan
Barbara T. Alexander	Luis G. Nogales

Other Matters
Communicating with the Board. Any interested party may write to the Board, to the Non-Executive Chairman of the Board or to any non-employee director in care of our Corporate Secretary at KB Home, 10990 Wilshire Boulevard, Los Angeles, CA 90024.
Internet Availability of Proxy Materials and Governance Documents. Proxy materials for the 2014 Annual Meeting, including the accompanying Notice of 2014 Annual Meeting, this Proxy Statement, the Annual Report and a form of proxy or voting instruction form, are being made available primarily via the Internet at www.kbhome.com/investor/proxy. We are doing this to speed the delivery of proxy materials to our stockholders, to lower costs and to reduce the impact on the environment from printing and mailing proxy materials. Beginning February 21, 2014, we mailed to stockholders a Notice of Internet Availability (the “Notice”) that provides instructions on how to access and view the proxy materials, and to vote online or by telephone. To request a printed copy of our proxy materials, please follow the instructions on the Notice. Stockholders who previously elected to receive proxy materials electronically will continue to receive these materials and the Notice by e-mail, unless we are told otherwise. Please note that you cannot vote your shares by marking the Notice and returning it.
Our Certificate of Incorporation, By-laws, Corporate Governance Principles, Charters for all Board Committees, Ethics Policy and annual Sustainability Reports are available online for viewing, printing or downloading at www.kbhome.com/investor/corporategovernance.
Section 16(a) Beneficial Ownership Reporting Compliance. Based solely on written representations furnished to us from reporting persons and our review of Forms 3, 4 and 5 and any amendments thereto furnished to us, we believe all such Forms required to be filed during our 2013 fiscal year under Section 16(a) of the Securities Exchange Act, as amended, were filed on a timely basis by our reporting persons.

Admission to the 2014 Annual Meeting. Only stockholders on February 7, 2014, authorized proxy holders of such stockholders, and invited guests of the Board may attend the 2014 Annual Meeting. Both an admission ticket and picture identification (such as a valid driver’s license or passport) will be required to attend the meeting. A professional business dress code will be observed. To obtain an admission ticket to the meeting, please send your written request to William A. (Tony) Richelieu, Corporate Secretary, KB Home, 10990 Wilshire Boulevard, Los Angeles, California 90024. All requests must be received on or before Friday, March 21, 2014 and include the following information:

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If you are a stockholder of record: A copy of a form of proxy or voting instruction form or a Notice showing your name and address. If you are appointing an authorized proxy representative, also include the representative’s name, mailing address and contact telephone number and a copy of the signed legal proxy.

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If you are a beneficial stockholder: A copy of a brokerage account voting instruction form showing your name and address, or a broker letter verifying record date ownership and a copy of a brokerage account statement showing your KB Home stock ownership on the record date.

In your request, please include the address where your admission ticket should be mailed, and any special assistance needs.
Stockholder Proposals for Our 2015 Annual Meeting of Stockholders. To be included in the proxy statement and form of proxy for our 2015 Annual Meeting, we must receive no later than October 24, 2014 any proposal of a stockholder intended to be presented at that meeting. Further, the Board-designated proxies for that meeting will use their discretionary voting authority with respect to any proposal presented at the meeting by a stockholder who does not provide us with written notice of the proposal on or prior to January 6, 2015.

ANNEX I — RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
This Proxy Statement contains information about a financial measure — Adjusted Pretax Income — which is not calculated in accordance with generally accepted accounting principles (“GAAP”). We believe this non-GAAP financial measure is relevant and useful for purposes of this Proxy Statement in understanding our 2013 fiscal year performance in relation to the annual incentive payouts the Compensation Committee approved for our NEOs, as described above under the heading “2013 Fiscal Year Annual Incentives and Bonus Payments.” However, because Adjusted Pretax Income is not calculated in accordance with GAAP, it may not be completely comparable to other homebuilding companies and therefore should not be considered in isolation or as an alternative to measures prescribed by GAAP. Rather, Adjusted Pretax Income should be used to supplement its most directly comparable GAAP financial measure in order to provide a greater understanding of our performance and 2013 fiscal year annual incentive payouts to our NEOs.
The following table reconciles our total pretax income calculated in accordance with GAAP to Adjusted Pretax Income (dollars in thousands):

For the fiscal year ending November 30, 2013
Total pretax income	$38,363
Add: Incentive compensation expense	19,297
Add: Variable compensation expense	3,615
Add: Inventory impairments and land option contract abandonment charges	3,581
Add: Loss on the early extinguishment of debt	10,448
Adjusted Pretax Income	$75,304

Adjusted Pretax Income is a non-GAAP financial measure, which is calculated as our total pretax income excluding incentive compensation expense, variable compensation expense, inventory impairments and land option contract abandonment charges, and our loss on the early extinguishment of debt recorded in our 2013 fiscal year. The Compensation Committee approved our loss on the early extinguishment of debt as an extraordinary item to be excluded in determining the applicable pretax income performance for purposes of our 2013 fiscal year annual incentive program. For Adjusted Pretax Income, the most directly comparable GAAP financial measure is pretax income.

Attachment A

KB HOME

2014 EQUITY INCENTIVE PLAN

Effective [__________], 2014

ARTICLE 1.	PURPOSE

ARTICLE 2.	DEFINITIONS AND CONSTRUCTION

ARTICLE 3.	SHARES SUBJECT TO THE PLAN
3.1    Number of Shares
3.2    Stock Distributed

ARTICLE 4.	GRANTING OF AWARDS
4.1    Participation
4.2    Award Agreement
4.3    Programs
4.4    Limitations Applicable to Section 16 Persons
4.5    Fiscal Year Award Limit
4.6    At-Will Employment
4.7    Stand-Alone and Tandem Awards

ARTICLE 5.	PERFORMANCE-BASED COMPENSATION
5.1    Purpose
5.2    Applicability
5.3    Types of Awards
5.4    Procedures with Respect to Performance-Based Awards
5.5    Payment of Performance-Based Awards
5.6    Additional Limitations

ARTICLE 6.	GRANTING OF OPTIONS
6.1    Granting of Options to Eligible Individuals
6.2    Qualification of Incentive Stock Options
6.3    Option Exercise Price
6.4    Option Term
6.5    Option Vesting
6.6    Substitute Awards
6.7    Substitution of Stock Appreciation Rights

ARTICLE 7.	EXERCISE OF OPTIONS
7.1    Partial Exercise
7.2    Manner of Exercise
7.3    Notification Regarding Disposition

ARTICLE 8.	AWARD OF RESTRICTED STOCK
8.1    Award of Restricted Stock
8.2    Rights as Stockholders
8.3    Restrictions
8.4    Repurchase or Forfeiture of Restricted Stock
8.5    Certificates for Restricted Stock
8.6    Section 83(b) Election

ARTICLE 9.	AWARD OF PERFORMANCE AWARDS, STOCK PAYMENTS AND RESTRICTED STOCK UNITS
9.1    Performance Awards
9.2    Stock Payments
9.3    Restricted Stock Units
9.4    Term
9.5    Exercise or Purchase Price
9.6    Dividend Equivalents

(cont’d)

ARTICLE 10.	AWARD OF STOCK APPRECIATION RIGHTS
10.1    Grant of Stock Appreciation Rights
10.2    Stock Appreciation Right Term
10.3    Stock Appreciation Right Vesting
10.4    Manner of Exercise
10.5    Payment

ARTICLE 11.	ADDITIONAL TERMS OF AWARDS
11.1    Payment
11.2    Tax Withholding
11.3    Transferability of Awards
11.4    Conditions to Issuance of Shares
11.5    Forfeiture Provisions
11.6    Prohibition on Repricing
11.7    Permitted Replacement Awards

ARTICLE 12.	ADMINISTRATION
12.1    Committee
12.2    Duties and Powers of Committee
12.3    Action by the Committee
12.4    Authority of Committee
12.5    Decisions Binding
12.6    Delegation of Authority

ARTICLE 13.	MISCELLANEOUS PROVISIONS

13.1	Amendment, Suspension or Termination of the Plan

13.2	Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events

13.3	No Stockholder Rights

13.4	Paperless Administration

13.5	Effect of Plan upon Other Compensation Plans

13.6	Compliance with Laws

13.7	Titles and Headings, References to Sections of the Code, the Securities Act or Exchange Act

13.8	Governing Law

13.9	Section 409A

13.10	No Rights to Awards

13.11	Unfunded Status of Awards

13.12	Indemnification

13.13	Term

KB HOME
2014 EQUITY INCENTIVE PLAN
ARTICLE 1.
PURPOSE

The purpose of the KB Home 2014 Equity Incentive Plan (the “Plan”) is to attract, motivate and retain the services of Employees, Non-Employee Directors and Consultants by enabling them to participate in the growth and financial success of KB Home (the “Company”) and to align their individual interests to those of the Company’s stockholders.
ARTICLE 2.
DEFINITIONS AND CONSTRUCTION
Wherever the following terms are used in the Plan they shall have the meanings specified below:
1.“Affiliate” shall mean a person or entity that directly or indirectly controls or is controlled by, or is under common control with, the Company.
2.“Award” shall mean, as the case may be, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units, Performance Awards, Stock Payments or Stock Appreciation Rights.
3.“Award Agreement” shall mean any written notice, terms and conditions, contract or other instrument or document evidencing an Award, including in electronic form, which shall contain any terms and conditions with respect to the Award as the Committee shall determine consistent with the Plan and any applicable Program.
4.“Award Limit” shall mean with respect to Awards payable in Shares or in cash, as the case may be, the respective limit set forth in Section 4.5.
5.“Board” shall mean the Board of Directors of the Company.
6.A “Change of Ownership” shall be deemed to have occurred if any of the following has occurred: (a) any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company, as determined in accordance with Section 1.409A-3(i)(5)(v) of the Treasury Regulations; provided, that if a person or group is considered either to own more than 50% of the total fair market value or total voting power of the stock of the Company, or to own more than the market value or total voting power specified in (b) below, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “Change of Ownership”; (b) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations; provided, that if a person or group is considered to possess 30% or more of the total voting power of the stock of the Company, and such person or group acquires additional stock of the Company, the acquisition of additional stock by such person or group shall not be considered to cause a “Change of Ownership”; (c) a majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election, as determined in accordance with Section 1.409A-3(i)(5)(vi) of the Treasury Regulations; (d) any one person, or more than one person acting as a group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions, as determined in accordance with Section 1.409A-3(i)(5)(vii) of the Treasury Regulations; provided, that a transfer of assets shall not be treated as a “Change of Ownership” when such transfer is made to an entity that is controlled by the stockholders of the Company, as determined in accordance with Section 1.409A-3(i)(5)(vii)(B) of the Treasury Regulations; or (e) the Company’s stockholders approve a liquidation or dissolution of the Company.
7.“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the Treasury Regulations and official guidance promulgated by the U.S. Department of Treasury.

8.“Committee” shall mean the Management Development and Compensation Committee of the Board or another committee of the Board designated by the Board that consists solely of Directors meeting the qualifications described in Section 12.1.
9.“Common Stock” shall mean the common stock of the Company, par value $1.00 per share.
10.“Company Stock Administrator” shall mean the stock administrator of the Company, or such other person or entity designated by the Committee, or his, her or its office, as applicable, whether or not employed by the Company.
11.“Consultant” shall mean any consultant or advisor engaged to provide services to the Company or any Affiliate that qualifies as a consultant or advisor under the instructions for use of a Form S-8 Registration Statement.
12.“Covered Employee” shall mean any Employee who is, or who the Committee believes may become, a “covered employee” within the meaning of Section 162(m) of the Code.
13.“Director” shall mean a member of the Board.
14.“Effective Date” shall mean the date the Plan is first approved by the Company’s stockholders in accordance with the requirements of the Company’s by-laws, the applicable Securities Exchange and Sections 162(m) and 422 of the Code.
15.“Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Committee or the Board.
16.“Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code) of the Company or of any Affiliate.
17.“Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the Shares (or other securities of the Company) or the Share price (or the price of other securities), and results upon its implementation in a change in the per-Share value of the Shares underlying outstanding Awards.
18.“Exchange Act” shall mean the Securities Exchange Act of 1934.
19.“Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:
(1)    If the Common Stock is listed on any Securities Exchange, its Fair Market Value shall be the closing sales price for a Share as quoted on such Securities Exchange for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported by The Wall Street Journal or such other source (whether in print or electronic) as the Committee deems reliable;
(2)    If the Common Stock is not listed on any Securities Exchange, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported by The Wall Street Journal or such other source (whether in print or electronic) as the Committee deems reliable; or
(3)    If the Common Stock is neither listed on any Securities Exchange nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Committee in good faith.
20.“Full Value Award” shall mean any Award other than (i) an Option, (ii) a Stock Appreciation Right or (iii) any other Award for which the Holder must pay the intrinsic value existing as of the date of grant (whether directly or by forgoing a right to receive a payment from the Company or any Affiliate) as a condition to exercising or receiving payment under it.
21.“Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation (as defined in Section 424(e) of the Code) thereof.
22.“Holder” shall mean a person who has been granted an Award.

23.“Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.
24.“Non-Employee Director” shall mean a Director of the Company who is not an Employee.
25.“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.
26.“Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article 6. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.
27.“Performance Award” shall mean a cash bonus award, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section 9.1.
28.“Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.
29.“Performance Criteria” shall mean the criteria that the Committee selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period. The Performance Criteria that shall be used to establish Performance Goals are limited to the following: (i) income/loss (e.g., operating income/loss, EBIT or similar measures, net income/loss, earnings/loss per share, residual or economic earnings), (ii) cash flow (e.g., operating cash flow, total cash flow, EBITDA, cash flow in excess of cost of capital or residual cash flow, cash flow return on investment and cash flow sufficient to achieve financial ratios or a specified cash balance), (iii) returns (e.g., on revenues, investments, assets, capital or equity), (iv) working capital (e.g., working capital divided by revenues), (v) margins (e.g., variable margin, profits divided by revenues, gross margins or margins divided by revenues), (vi) liquidity (e.g., total or net debt, debt reduction, debt-to-capital, debt-to-EBITDA and other liquidity ratios), (vii) revenues, cost initiative and stock price metrics (e.g., revenues, stock price, total stockholder return, expenses, cost structure improvements and costs divided by revenues or other metrics); provided that any of the foregoing in (i) through (vii) may be calculated, or described on a GAAP or non-GAAP basis; and (viii) strategic metrics (e.g., market share, customer satisfaction, employee satisfaction /turnover/development, service quality, unit volume, orders, backlog, traffic, homes delivered, cancellation rates, productivity, operating efficiency, inventory management, community count, goals related to acquisitions, divestitures or other transactions and goals related to KBnxt operational business model principles, including goals based on a per-employee, per-home delivered or other basis).
30.“Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Committee for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance, either independently or as compared to one or more companies, performance of specific subsidiaries or business units, either independently or as compared to one or more companies’ subsidiaries or business units, or otherwise as determined by the Committee. If the Committee believes, in its sole discretion, that an equitable adjustment to any Performance Goal is advisable in light of new developments or circumstances, the Committee may provide for one or more objectively determinable adjustments. Such adjustments may include or arise from one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing or capital market activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; or (xix) items relating to any other unusual or nonrecurring events or changes in applicable laws or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.
31.“Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, a Performance Award.

32.“Permitted Transferee” shall mean, with respect to a Holder, any person entitled to use a Form S-8 Registration Statement to exercise Awards originally granted to the Holder and to sell Shares issued pursuant to Awards originally granted to the Holder.
33.“Program” shall mean any program adopted by the Committee pursuant to the Plan containing terms and conditions intended to govern one or more specific types of Awards and/or the manner in which they may be granted.
34.“QDRO” shall mean a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the regulations or official guidance promulgated thereunder.
35.“Restricted Stock” shall mean Shares awarded under Article 8 that are subject to certain restrictions and may be subject to risk of forfeiture or repurchase.
36.“Restricted Stock Units” shall mean the right to receive Shares or the value of Shares awarded under Section 9.3.
37.“Retirement” shall mean an Employee’s severance from employment with the Company and its Affiliates for any reason other than a leave of absence, termination for cause, death or disability, at such time as the Employee’s age and years of service with the Company and its Affiliates equals at least 65 or more, provided that the Employee is then at least 55 years of age. The Company shall have the sole right to determine whether an Employee’s severance from employment constitutes a Retirement.
38.“Securities Act” shall mean the Securities Act of 1933.
39.“Securities Exchange” shall mean the New York Stock Exchange or any other securities exchange, national market system or automated quotation system on which the Shares are listed, quoted or traded.
40.“Shares” shall mean shares of Common Stock.
41.“Stock Appreciation Right” shall mean a stock appreciation right as described and granted under Article 10.
42.“Stock Payment” shall mean (a) a payment in the form of Shares or (b) a right to purchase Shares, however denominated or described, as part of a bonus, deferred compensation or other arrangement, in any such case awarded under Section 9.2.
43.“Substitute Award” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines.
44.“Termination of Service” shall mean,
(1)    As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or an Affiliate is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Affiliate.
(2)    As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, with or without cause, including, without limitation, a termination by resignation, failure to be elected, death or retirement, but excluding terminations where the Holder simultaneously commences employment or service with the Company or any Affiliate.
(3)    As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Affiliate is terminated for any reason, with or without cause, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Affiliate.
The Committee, in its sole discretion, shall determine the effect of all matters and questions relating to Terminations of Service, including, without limitation, the question of whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Committee otherwise provides in the terms of the Program, Award Agreement or otherwise, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if and to the extent that any such event interrupts employment for the purposes of Section 422(a)(2) of the

Code. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relationship shall be deemed to be terminated in the event that the Affiliate employing or contracting with such Holder ceases to remain an Affiliate following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).
Notwithstanding the foregoing, with respect to any Award that constitutes “deferred compensation” subject to the requirements of Section 409A of the Code, a Termination of Service shall be deemed to have occurred upon a “separation from service” within the meaning of Section 409A of the Code, as determined in accordance with Section 1.409A-1(h) of the Treasury Regulations; provided that (i) for a Holder who provides services to the Company as an Employee, a separation from service shall be deemed to occur when the Holder has experienced a termination of employment with the Company and the facts and circumstances indicate that the Holder and the Company reasonably anticipate that either (A) no further services will be performed by the Holder for the Company after a certain date or (B) the level of bona fide services the Holder will perform for the Company after a certain date (whether as an Employee or as an independent contractor) will permanently decrease to no more than 20% of the average level of bona fide services performed by the Holder (whether as an Employee or an independent contractor) over the immediately preceding 36-month period (or the full period of services performed for the Company if the Holder has been performing services for less than 36 months); and (ii) for a Holder who provides services to the Company as an independent contractor, a separation from service shall be deemed to occur upon expiration or termination of all contracts under which services are performed by the Holder for the Company, provided that such expiration or termination constitutes a good-faith and complete severing of the contractual relationship between the Holder and the Company, and provided, further, that for a Holder who provides services to the Company as both an Employee and an independent contractor, a separation from service shall generally not occur until the Holder has ceased providing services for the Company as both an Employee and an independent contractor pursuant to clauses (i) and (ii) of this sentence. For purposes of determining whether a separation from service has occurred, services performed for the Company shall include services performed both for the Company and for any other corporation that is a member of the same “controlled group” as the Company under Section 414(b) of the Code or any other trade or business (such as a partnership) that is under common control with the Company as determined under Section 414(c) of the Code, in each case as modified by Section 1.409A-1(h)(3) of the Treasury Regulations and substituting “at least 50 percent” for “at least 80 percent” each place it appears in Section 1563(a) of the Code or Section 1.414(c)-2 of the Treasury Regulations.
45.“Treasury Regulations” shall mean the final, temporary and proposed regulations promulgated by the U.S. Department of the Treasury under the Code, as such regulations may be amended from time to time.

ARTICLE 3.
SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.
(a)Subject to adjustment as provided in Section 3.1(b) and Section 13.2, the aggregate number of Shares which may be authorized for grant under the Plan is the sum of (i) Four Million Eight Hundred Thousand (4,800,000) Shares and (ii) any Shares which as of the Effective Date are available for grant under the Company’s 2010 Equity Incentive Plan, and (iii) any Shares which are, as of the Effective Date, subject to awards under the Company’s 2010 Equity Incentive Plan and which subsequently expire or are canceled, forfeited, tendered or withheld to satisfy tax withholding obligations in respect of full value awards or settled for cash. Any Share that is subject to an Award that could be settled with Shares and is not a Full Value Award shall be deducted from this limit at the ratio of one (1) Share for every one (1) Share subject to the Award. Any Share that is subject to a Full Value Award that could be settled with Shares shall be deducted from this limit at the ratio of 1.78 Shares for every one (1) Share subject to the Award. After the Effective Date, no new awards may be granted under the 2010 Equity Incentive Plan, but any awards under the 2010 Equity Incentive Plan that are outstanding as of the Effective Date shall continue to be subject to the terms and conditions of the 2010 Equity Incentive Plan.
(b)If an Award expires or is canceled, forfeited or settled for cash (in whole or in part), the Shares subject to such Award shall, to the extent of such expiration, cancellation, forfeiture or cash settlement, again be available as Shares authorized for grant under the Plan, in accordance with Section 3.1(d) below. Shares tendered by a Holder or withheld by the Company to satisfy any tax withholding obligation with respect to a Full Value Award shall again be available as Shares authorized for grant under the Plan in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Award or to satisfy any tax withholding obligation with respect to an Award that is not a Full Value Award shall not be available as Shares authorized for grant under the Plan.

(c)To the extent permitted by applicable law or the requirements of the Securities Exchange, Substitute Awards shall not reduce the Shares authorized for grant under the Plan or the limitations on grants to a Participant under Section 4.5, nor shall Shares subject to a Substitute Award be added to the Shares available for Awards under the Plan as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Affiliate or with which the Company or any Affiliate combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided, that Awards using such available shares shall not be made after the date awards could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Affiliates immediately prior to such acquisition or combination.
(d)Each Share that again becomes available for grant pursuant to this Section 3.1 shall be added back as (i) one (1) Share if such Share was subject to an Award other than a Full Value Award, and (ii) as 1.78 Share if such Share was subject to a Full Value Award.
3.2    Stock Distributed. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market.

ARTICLE 4.
GRANTING OF AWARDS

4.1    Participation. The Committee may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted.
4.2    Award Agreement. Each Award shall be evidenced by an Award Agreement. Award Agreements shall contain such terms and conditions as may be determined by the Committee that are not inconsistent with the Plan, including any terms and conditions that are necessary for Awards to comply with, or be exempt from, the requirements of Section 409A of the Code. Award Agreements evidencing Awards intended to qualify as Performance-Based Compensation shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 162(m) of the Code. Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.
4.3    Programs. The Board or the Committee may from time to time establish Programs pursuant to the Plan. An Award Agreement evidencing an Award granted pursuant to any Program shall comply with the terms and conditions of such Program and the Plan.
4.4    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, any Award granted to any individual who is then subject to Section 16 of the Exchange Act, and any applicable Program, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b-3 of the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan and each Program and Award shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.
4.5    Fiscal Year Award Limit. Notwithstanding any provision in the Plan to the contrary, and subject to Section 13.2 and the terms of this Section 4.5 with respect to a Non-Employee Director, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any fiscal year of the Company shall be One Million (1,000,000) and the maximum aggregate amount of cash that may be paid to any one person during any fiscal year of the Company with respect to one or more Performance Awards payable in cash shall be Ten Million Dollars ($10,000,000); provided, however, that any Award granted pursuant to Section 11.7 shall not count against such fiscal year limits. To the extent required by Section 162(m) of the Code, Shares subject to Awards that are canceled shall continue to be counted against the Award Limit specified in the preceding sentence. Notwithstanding any provision in the Plan to the contrary, the aggregate grant date fair value (computed as of the date of grant in accordance with applicable financial accounting rules) of all Awards granted to any Non-Employee Director during any fiscal year of the Company shall not exceed One Million Dollars ($1,000,000); provided, however, that any Award granted pursuant to Section 11.7, any cash retainer or meeting fee paid or provided for service on the Board or any committee thereof, or any Award granted in lieu of any such cash retainer or meeting fee shall not count against such fiscal year limit.

4.6    At-Will Employment. Nothing in the Plan, any Program or any Award Agreement shall confer upon any Holder any right to be employed by or to serve as a Director or Consultant for the Company or any Affiliate, or to continue in such employment or service, or shall interfere with or restrict in any way the rights of the Company and any Affiliate, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Affiliate.
4.7    Stand-Alone and Tandem Awards. Awards granted pursuant to the Plan may, in the sole discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted pursuant to the Plan. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or (subject to the requirements of Section 409A of the Code) at a different time from the grant of such other Awards.
ARTICLE 5.
PERFORMANCE-BASED COMPENSATION
5.1    Purpose. The Committee, in its sole discretion, may determine at the time an Award is granted whether such Award is intended to qualify as Performance-Based Compensation. If the Committee, in its sole discretion, decides to grant such an Award to an Eligible Individual that is intended to qualify as Performance-Based Compensation, then the provisions of this Article 5 shall control over any contrary provision contained in the Plan. The Committee may in its sole discretion grant Awards to other Eligible Individuals that are based on Performance Criteria or Performance Goals but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation.
5.2    Applicability. The grant of an Award to an Eligible Individual for a particular Performance Period shall not require the grant of an Award to such Eligible Individual in any subsequent Performance Period (or entitle such Eligible Individual to any such grant) and the grant of an Award to any one Eligible Individual shall not require the grant of an Award to any other Eligible Individual in such period or in any other period (or entitle any such other Eligible Individual to any such grant).
5.3    Types of Awards. Notwithstanding anything in the Plan to the contrary, the Committee may grant any Award to a Covered Employee in a manner intended to qualify as Performance-Based Compensation, including, without limitation, Restricted Stock for which the restrictions lapse upon the attainment of specified Performance Goals, and any Performance Awards described in Article 9 that vest or become exercisable or payable upon the attainment of one or more specified Performance Goals.
5.4    Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award granted to one or more Covered Employees and that is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish objective Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify an objective relationship between the Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned or payable under such Awards, to the extent provided under any applicable Program or Award Agreement, the Committee shall have the right to reduce or eliminate (but not to increase) the amount earned or payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including, without limitation, the assessment of individual or Company performance for the Performance Period.
5.5    Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or an Affiliate throughout the Performance Period. Unless otherwise provided in the applicable Performance Goals, Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such period are achieved.
5.6    Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Committee, any Award that is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan, any applicable Program and the Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.

ARTICLE 6.
GRANTING OF OPTIONS
6.1    Granting of Options to Eligible Individuals. The Committee is authorized to grant Options to Eligible Individuals on such terms and conditions as it may determine that are not inconsistent with the Plan; provided, however, that no Option shall be granted to any Employee or Consultant of an Affiliate unless the Company is an “eligible issuer of service recipient stock” with respect to such person within the meaning of Section 409A of the Code.
6.2    Qualification of Incentive Stock Options. No Incentive Stock Option shall be granted to any person who is not an Employee of the Company or any subsidiary corporation of the Company (as defined in Section 424(f) of the Code). No person who is a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. Any Incentive Stock Option granted under the Plan may be modified by the Committee, with the consent of the Holder, to disqualify such Option from treatment as an “incentive stock option” under Section 422 of the Code. To the extent that the aggregate Fair Market Value of Shares with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any subsidiary or parent corporation thereof (each as defined in Section 424(f) and (e) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The requirements set forth in the preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the Fair Market Value of Shares shall be determined as of the time the respective instruments were granted. Subject to adjustment as provided in Section 3.1(b) and Section 13.2, no more than One Million Seven Hundred and Fifty Thousand (1,750,000) Shares may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan.
6.3    Option Exercise Price. The exercise price per Share subject to each Option shall be set by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Option is granted (or on the date the Option is modified, extended or renewed for purposes of Section 409A of the Code or, as to an Incentive Stock Option, Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code).
6.4    Option Term. The term of each Option shall be set by the Committee in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Option is granted, or five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. The Committee shall determine the time period, including the time period following a Termination of Service, during which a Holder has the right to exercise the vested Options, which time period may not extend beyond the term of the Option.
6.5    Option Vesting. The Committee shall determine the period of time and other conditions that must be satisfied before the Holder’s right to exercise an Option, in whole or in part, shall vest. Such vesting may be based on service with the Company or an Affiliate, any of the Performance Criteria, or any other criterion or condition determined by the Committee. No portion of an Option that cannot be exercised at the Holder’s Termination of Service shall thereafter become exercisable.
6.6    Substitute Awards. Notwithstanding the foregoing provisions of this Article 6 to the contrary, in the case of an Option that is a Substitute Award, the price per share of the shares subject to such Option may be less than the Fair Market Value per share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate Fair Market Value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such Fair Market Value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares, and that the grant of the Substitute Award otherwise satisfies the requirements of Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations or, in the case of an Incentive Stock Option, Section 1.424-1(a) of the Treasury Regulations.
6.7    Substitution of Stock Appreciation Rights. The Committee may provide in the applicable Program or the Award Agreement evidencing the grant of an Option that the Committee, in its sole discretion, shall have the right to substitute a Stock Appreciation Right for such Option at any time prior to or upon exercise of such Option; provided, that such Stock Appreciation Right shall be exercisable with respect to the same number of Shares for which such substituted Option would have been exercisable and such Stock Appreciation Right shall have the same exercise price and the same remaining vesting schedule and term as such Option.
ARTICLE 7.
EXERCISE OF OPTIONS
7.1    Partial Exercise. An exercisable Option may be exercised in whole or in part. However, an Option shall not be exercisable with respect to fractional shares and the Committee may require that, by the terms of the Option, a partial exercise must be with respect to a minimum number of Shares.
7.2    Manner of Exercise. All or a portion of an exercisable Option shall be deemed exercised upon delivery of all of the following to the Company Stock Administrator:
(a)    A written or electronic notice complying with the applicable rules established by the Company Stock Administrator stating that the Option, or a portion thereof, is exercised. The notice must be signed in writing or electronically by the Holder or other person then entitled to exercise the Option or such portion of the Option;
(b)    Such representations and documents as the Company Stock Administrator, in its sole discretion, deems necessary or advisable to effect compliance with all applicable laws and regulations, and the rules of any applicable Securities Exchange. The Company Stock Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars;
(c)    In the event that the Option shall be exercised by any person other than the Holder who is permitted to exercise the Option in accordance with Section 11.3, appropriate proof of the right of such person to exercise the Option, as determined in the sole discretion of the Company Stock Administrator; and
(d)    Full payment of the exercise price and applicable withholding taxes to the Company for the Shares with respect to which the Option, or portion thereof, is exercised, in a manner permitted by Section 11.1 and 11.2.
7.3    Notification Regarding Disposition. The Holder shall give the Company Stock Administrator prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the transfer of such shares to such Holder.
ARTICLE 8.
AWARD OF RESTRICTED STOCK
8.1    Award of Restricted Stock.
(a)    The Committee is authorized to grant Restricted Stock to Eligible Individuals, and shall determine such terms and conditions, including the restrictions applicable to each Award of Restricted Stock, that are not inconsistent with the Plan, and may impose such conditions on the issuance of such Restricted Stock, as it deems appropriate.
(b)    The Committee shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value of the Shares to be purchased, unless otherwise permitted by applicable state law. In all cases, legal consideration shall be required for each issuance of Restricted Stock.
8.2    Rights as Stockholders. Subject to Section 8.4, upon the grant of a Restricted Stock Award, the Holder shall have, unless otherwise provided in the terms of the applicable Award Agreement, all the rights of a stockholder with respect to the Shares subject to the Award, subject to the restrictions in the applicable Program or in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares; provided, however, that if the lifting or lapsing of the restrictions on an Award of Restricted Stock is subject to satisfaction of one or more Performance Goals, the Holder shall not be entitled to receive dividends or other distributions with respect to the Shares subject to the Award unless and until each of the applicable Performance Goals has been satisfied, at which time declared and accrued but unpaid dividends and distributions from and after the date of grant of the Award shall become payable to the Holder as soon as practicable.
8.3    Restrictions. All Shares of Restricted Stock (including any Shares received by Holders thereof with respect to Shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, under the terms of the applicable Program or Award Agreement, be subject to such restrictions and vesting requirements as the Committee shall provide. Such restrictions may include, without limitation, restrictions concerning voting rights and transferability and such restrictions may lapse separately or in combination at such times and pursuant to such circumstances or based on such criteria as selected by the Committee, including, without limitation, criteria based on the Holder’s duration of employment or service with the Company or its Affiliates, applicable Performance Criteria, Company performance or individual performance. Restricted Stock may not be sold or encumbered until all applicable restrictions are satisfied, terminated or expire.
8.4    Repurchase or Forfeiture of Restricted Stock. If no purchase price was paid by a Holder in cash or property for a grant of Restricted Stock, upon a Termination of Service the Holder’s rights in any Shares of Restricted Stock then subject to restrictions shall terminate, and such Shares of Restricted Stock shall be surrendered to the Company and cancelled without consideration. If a purchase price was paid by a Holder in cash or property for a grant of Restricted Stock, upon a Termination of Service the Company shall have the right to repurchase from the Holder the Shares of Restricted Stock then subject to restrictions at a cash price per Share equal to the purchase price paid by the Holder in cash or property for such Shares of Restricted Stock or such other amount as may be specified under the applicable Program or in the applicable Award Agreement.
8.5    Certificates for Restricted Stock. Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Company Stock Administrator shall determine. Certificates, book entries or electronic registration evidencing shares of Restricted Stock must include an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, in it sole discretion, retain physical possession of any stock certificate until such time as all applicable restrictions lapse.
8.6    Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
ARTICLE 9.
AWARD OF PERFORMANCE AWARDS, STOCK
PAYMENTS AND RESTRICTED STOCK UNITS

9.1    Performance Awards.
(a)    The Committee is authorized to grant Performance Awards to any Eligible Individual, and to determine such terms and conditions that are not inconsistent with the Plan and whether such Performance Awards shall be Performance-Based Compensation. The number of Shares subject to a Performance Award and the value of a Performance Award may be linked to any one or more of the Performance Criteria or other specific criteria determined by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Performance Awards may be paid in cash, Shares, or both, as determined by the Committee.
(b)    Without limiting Section 9.1(a), the Committee may grant Performance Awards to any Eligible Individual in the form of a cash bonus payable upon the attainment of objective Performance Goals, or such other criteria, whether or not objective, which are established by the Committee, in each case on a specified date or dates or over any period or periods determined by the Committee. Any such bonuses paid to a Holder that are intended to be Performance-Based Compensation shall be based upon objectively determinable bonus formulas established in accordance with the provisions of Article 5.
9.2    Stock Payments. The Committee is authorized to make Stock Payments to any Eligible Individual and to determine such terms and conditions that are not inconsistent with the Plan. The number or value of Shares of any Stock Payment shall be determined by the Committee and may be based upon one or more Performance Criteria or any other specific criteria, including service to the Company or any Affiliate, determined by the Committee. Shares underlying a Stock Payment that is subject to a vesting schedule or other restrictions, conditions or criteria set by the Committee will not be issued until the restrictions, conditions or criteria have been satisfied. Unless otherwise provided in the applicable Award Agreement, a Holder of a Stock Payment shall have no rights as a Company stockholder with respect to such Stock Payment until such time as the Stock Payment has vested and the Shares underlying the Award have been issued to the Holder. Stock Payments may, but are not required to, be made in lieu of base salary, bonus, fees or other cash compensation otherwise payable to such Eligible Individual.
9.3    Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to any Eligible Individual. The number and terms and conditions of Restricted Stock Units shall be determined by the Committee, which shall not be inconsistent with the Plan. The Committee shall specify the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such vesting restrictions, conditions or criteria as it deems appropriate, including, without limitation, conditions based on one or more Performance Criteria or other specific criteria, including service to the Company or any Affiliate, in each case on a specified date or dates or over any period or periods, as the Committee determines. The Company Stock Administrator shall specify, or permit the Holder to elect, the conditions and dates upon which the Shares underlying the Restricted Stock Units that shall be issued, if applicable, subject to the requirements of Section 409A of the Code. Restricted Stock Units may be paid in cash, Shares, or both, as determined by the Committee. On the distribution dates, the Company shall issue to the Holder one unrestricted, fully transferable Share (or the Fair Market Value of one such Share in cash) for each vested and nonforfeitable Restricted Stock Unit.
9.4    Term. The term of a Performance Award, Stock Payment award and/or Restricted Stock Unit award shall be set by the Committee in its sole discretion.
9.5    Exercise or Purchase Price. The Committee may establish an exercise or purchase price for a Performance Award, Shares distributed as a part of a Stock Payment or Shares distributed pursuant to a Restricted Stock Unit Award.
9.6    Dividend Equivalents. Dividend equivalents may be granted by the Committee based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee.  Such dividend equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee.
ARTICLE 10.
AWARD OF STOCK APPRECIATION RIGHTS
10.1    Grant of Stock Appreciation Rights.
(a)    The Committee is authorized to grant Stock Appreciation Rights to Eligible Individuals on such terms and conditions as it may determine that are not inconsistent with the Plan; provided, however, that no Stock Appreciation Right shall be granted to any Employee or Consultant of an Affiliate unless the Company is an “eligible issuer of service recipient stock” with respect to such person within the meaning of Section 409A of the Code.
(b)    A Stock Appreciation Right shall entitle the Holder (or other person entitled to exercise the Stock Appreciation Right) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price of the Stock Appreciation Right from the Fair Market Value of a Share on the date of exercise of the Stock Appreciation Right, and multiplying the difference, if positive, by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations the Committee may impose. Except as described in Section 10.1(c) below, the exercise price of each Stock Appreciation Right shall be set by the Committee, but shall not be less than 100% of the Fair Market Value of a Share on the date the Stock Appreciation Right is granted (or on the date the Stock Appreciation Right is modified, extended or renewed for purposes of Section 409A of the Code).
(c)    Notwithstanding the foregoing provisions of Section 10.1(b) to the contrary, in the case of a Stock Appreciation Right that is a Substitute Award, the exercise price of such Stock Appreciation Right may be less than 100% of the Fair Market Value of a Share on the date of grant; provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the Shares subject to the Substitute Award, over (b) the aggregate exercise price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate exercise price of such shares, and that the grant of the Substitute Award otherwise satisfies the requirements of Section 1.409A-1(b)(5)(v)(D) of the Treasury Regulations.
10.2    Stock Appreciation Right Term. The term of each Stock Appreciation Right shall be set by the Committee in its sole discretion; provided, however, that the term shall not be more than ten (10) years from the date the Stock Appreciation Right is granted. The Committee shall determine the time period, including the time period following a Termination of Service, during which the Holder has the right to exercise a vested Stock Appreciation Right, which time period may not extend beyond the term of the Stock Appreciation Right.
10.3    Stock Appreciation Right Vesting. The Committee shall determine the period of time and other conditions that must be satisfied before the Holder’s right to exercise a Stock Appreciation Right, in whole or in part, shall vest. Such vesting may be based on service with the Company or an Affiliate, any of the Performance Criteria, or any other criterion or condition determined by the Committee. No portion of a Stock Appreciation Right that cannot be exercised at the Holder’s Termination of Service shall thereafter become exercisable.

10.4    Manner of Exercise. All or a portion of an exercisable Stock Appreciation Right shall be deemed exercised upon delivery of all of the following to the Company Stock Administrator, or such other person or entity designated by the Committee, or his, her or its office, as applicable:
(a)    A written or electronic notice complying with the applicable rules established by the Company Stock Administrator stating that the Stock Appreciation Right, or a portion thereof, is exercised. The notice must be signed in writing or electronically by the Holder or other person then entitled to exercise the Stock Appreciation Right or such portion of the Stock Appreciation Right;
(b)    Such representations and documents as the Company Stock Administrator, in its sole discretion, deems necessary or advisable to effect compliance with applicable laws and regulations. The Company Stock Administrator may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance; and
(c)    In the event that the Stock Appreciation Right shall be exercised pursuant to this Section 10.4 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Stock Appreciation Right.
10.5    Payment. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article 10 shall be in cash, Shares (based on their Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Committee, less the applicable withholding taxes.
ARTICLE 11.
ADDITIONAL TERMS OF AWARDS
11.1    Payment. The Committee shall determine the methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including, in the case of payment of the exercise price of an Award, Shares issuable pursuant to the exercise of the Award) or Shares not subject to any pledge or security interest and held for such period of time as may be required by the Committee, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided, that payment of such proceeds is then made to the Company upon settlement of such sale, or (d) other property or legal consideration acceptable to the Committee. The Committee shall also determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company to the extent it would violate Section 13(k) of the Exchange Act.
11.2    Tax Withholding. The Company and any Affiliate shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA or employment tax obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan. The Committee may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to elect to have the Company withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a Fair Market Value on the date of withholding or repurchase equal to the aggregate amount of such liabilities not to exceed the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income. The Company Stock Administrator shall determine the Fair Market Value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option exercise or a Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
11.3    Transferability of Awards.
(a)    Except as otherwise provided in Section 11.3(b):
(i)No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than to a Permitted Transferee by will or the laws of descent and distribution or, subject to the consent of the Committee, pursuant to a QDRO, unless and until and to the extent such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii)No Award or interest or right therein shall be liable for the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted imposition of liability thereon or disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted hereunder; and
(iii)During the lifetime of the Holder, only the Holder (or the personal representative of an incompetent Holder) may exercise an Award (or any portion thereof) granted to such Holder under the Plan, unless it has been disposed of pursuant to a QDRO, in which case the beneficiary of the QDRO may exercise the Award; after the death of the Holder, any exercisable portion of an Award may be exercised by a Permitted Transferee, but only prior to the time when such portion expires or becomes unexercisable under the Plan or the applicable Program or Award Agreement.
(b)    Notwithstanding Section 11.3(a), the Committee, in its sole discretion and subject to such terms and conditions as it may impose, may permit a Holder to transfer an Award other than an Incentive Stock Option to any one or more Permitted Transferees, subject to any state, federal, local or foreign tax and securities laws applicable to transferable Awards.
(c)    A Holder may, in the manner determined by the Committee, designate a Permitted Transferee to exercise the rights of the Holder as his or her beneficiary and to receive any distribution with respect to any Award upon the Holder’s death. Such person shall be subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder, except to the extent the Plan, the Program, the Award Agreement or applicable law otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Holder is married and resides in a community property state, a designation of a person other than the Holder’s spouse as his or her beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time provided the change or revocation is filed with the Committee prior to the Holder’s death. If no beneficiary has been designated in this manner or the beneficiary does not survive the Holder, the rights of the Holder shall be exercisable by the Holder’s executor or administrator.
11.4    Conditions to Issuance of Shares.
(a)    Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Shares is in compliance with all applicable laws and regulations and, if applicable, the requirements of any Securities Exchange, and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Holder make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.
(b)    All certificates evidencing Shares delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee or the Company Stock Administrator deems necessary or advisable to comply with applicable laws and regulations and the rules of any Securities Exchange.
(c)    The Company Stock Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, vesting, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Company Stock Administrator, or because of any other requirement arising from compliance with any applicable laws or regulations, as determined by the Company Stock Administrator, in its sole discretion.
(d)    No fractional Shares shall be issued and the Company Stock Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding.
(e)Notwithstanding any other provision of the Plan, unless otherwise determined by the Company Stock Administrator or required by any applicable laws or regulations, the Company shall not deliver to any Holder certificates evidencing Shares issued in connection with any Award and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or the Company Stock Administrator).
11.5    Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Awards under the Plan, the Committee shall have the right to provide, in the terms or conditions of

Programs or Awards made under the Plan or in any policy with respect to the recovery or recoupment of compensation or benefits in the event of financial restatements or the occurrence of other events that are inconsistent with the payment of compensation, as determined by the Committee, or to require a Holder to agree by separate written or electronic instrument, that: (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt or exercise of the Award, or upon the receipt or resale of any Shares underlying the Award, must be paid to the Company, and (ii) the Award shall terminate and any unexercised portion of the Award (whether or not vested) shall be forfeited, if (b)(i) a Termination of Service occurs prior to a specified date, or within a specified time period following receipt or exercise of the Award, (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Committee, (iii) the Holder incurs a Termination of Service for “cause” (as such term is defined in the sole discretion of the Committee, or as set forth in a written agreement relating to such Award between the Company and the Holder) or (iv) the Company’s financial results are restated and such proceeds, gains or other economic benefit actually or constructively received by the Holder would have been lower had they been calculated based on such restated results.
11.6    Prohibition on Repricing. Except as provided in Section 13.2, the Committee shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its exercise price, except with respect to any Substitute Award, or (ii) cancel any outstanding Option or Stock Appreciation Right in exchange for cash or another Award that has a lower exercise price or that provides additional value to the Holder, except with respect to any Substitute Award.
11.7    Permitted Replacement Awards. The Committee shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award (or any award granted under another Company plan, subject to the terms of such other plan) to increase the exercise price or to cancel and replace an Award (or any award granted under another Company plan, subject to the terms of such other plan) with the grant of an Award having an exercise price that is greater than or equal to the original price per share and/or having vesting schedule and term equal to the remaining vesting schedule and term of the Award (or award granted under another Company plan) being replaced.
ARTICLE 12.
ADMINISTRATION
12.1    Committee. The Committee shall administer the Plan (except as otherwise permitted herein) and shall consist solely of two or more Non-Employee Directors appointed by and holding office at the pleasure of the Board, each of whom is intended to qualify as a “non-employee director” as defined by Rule 16b-3 of the Exchange Act or any successor rule, an “outside director” for purposes of Section 162(m) of the Code and an “independent director” under the rules of any Securities Exchange; provided, that any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section 12.1 or otherwise provided in any charter of the Committee.
12.2    Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions, subject to the Committee’s power to delegate duties under Section 12.6. The Committee shall have the power to interpret the Plan, the Program and any Award Agreement, and to adopt such rules for the administration, interpretation and application of the Plan as are not inconsistent therewith, to interpret, amend or revoke any such rules and to amend any Program or Award Agreement in any manner not inconsistent with the Plan; provided that the rights of the Holder of an Award that is the subject of any such Program or Award Agreement are not affected adversely by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section 13.9. Any such Award under the Plan need not be the same with respect to each Holder. Any such interpretations and rules with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan except with respect to matters which under Rule 16b-3 under the Exchange Act, Section 162(m) of the Code or the rules of any Securities Exchange require otherwise.
12.3    Action by the Committee. Unless otherwise established by the Board or in any charter of the Committee, a majority of the Committee shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Committee in lieu of a meeting, shall be deemed the acts of the Committee for purposes of the Plan. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s independent certified public accountants, or any compensation consultant, attorney or other professional retained by the Company to assist in the administration of the Plan.

12.4    Authority of Committee. Subject to any specific designation in the Plan or any applicable Program, the Committee has the exclusive power, authority and sole discretion to:
(a)    Designate Eligible Individuals to receive Awards;
(b)    Determine the type or types of Awards to be granted to each Eligible Individual;
(c)    Determine the number of Awards to be granted and the number of Shares to which an Award will relate;
(d)    Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to: the exercise price, grant price, or purchase price; any Performance Criteria; any restrictions or limitations on the Award; any schedule for vesting; lapse of forfeiture restrictions or restrictions on the exercisability of an Award and accelerations or waivers thereof; and any provisions related to non-competition and recapture of gain on an Award, based in each case on such considerations as the Committee in its sole discretion determines;
(e)    Determine whether, to what extent, and pursuant to what circumstances (i) an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property (subject to the requirements of Section 409A of the Code), or (ii) an Award may be canceled, forfeited, or surrendered;
(f)Prescribe the form of each Award Agreement, which need not be identical for each Holder;
(g)Decide all other matters that must be determined in connection with an Award;
(h)Establish, adopt, or revise any rules and regulations as it may deem necessary or advisable to administer the Plan;
(i)Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement; and
(j)Make all other decisions and determinations that may be required pursuant to the Plan or as the Committee deems necessary or advisable to administer the Plan.
12.5    Decisions Binding. The Committee’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.
12.6    Delegation of Authority. The Board or Committee may from time to time delegate (a) to a committee of one or more members of the Board the authority to grant or amend Awards and (b) to a committee of one or more members of the Board or to one or more officers of the Company the authority to take administrative actions pursuant to Article 12; provided that any delegation of authority shall only be permitted to the extent it is permissible under Section 162(m) of the Code, applicable securities laws, the rules of any applicable Securities Exchange and any Company policy governing the grant of equity-based awards. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation, and the Board may at any time rescind the authority so delegated or appoint a new delegate. At all times, the delegatee appointed under this Section 12.6 shall serve in such capacity at the pleasure of the Board and the Committee.

ARTICLE 13.
MISCELLANEOUS PROVISIONS

13.1    Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 13.1, the Plan and any Award Agreement may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without approval of the Company’s stockholders, no action of the Committee may, except as provided in Section 13.2, (i) increase the limits imposed in Section 3.1 on the maximum number of Shares that may be issued under the Plan, (ii) take any action described in Section 11.6 above, (iii) materially modify the requirements for eligibility to participate in the Plan, (iv) materially increase the benefits accruing to participants in the Plan, or (v) take any other action that requires the approval of the Company’s stockholders under the rules of any applicable Securities Exchange. Except as provided in Section 13.9, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, adversely affect the rights of the Holder under any Award theretofore granted to such Holder, unless the Award itself otherwise expressly so provides.
13.2    Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a)    In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the Share price other than an Equity Restructuring, the Committee shall make equitable adjustments, if any, to reflect such change with respect to (i) the aggregate number and kind of securities that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of securities that may be issued under the Plan, adjustments of the Award Limit, and adjustments of the manner in which securities subject to Full Value Awards will be counted); (ii) the number and kind of securities (or other property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan.
(b)    In the event of any transaction or event described in Section 13.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate, or of changes in applicable laws, regulations or accounting principles, the Committee, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event and either automatically or upon the Holder’s request, is hereby authorized to take any one or more of the following actions whenever the Committee determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:
(i)To provide for either (A) termination of any such Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section 13.2 the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Holder’s rights had such Award been currently exercisable or payable or fully vested;
(ii)To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;
(iii)To make adjustments in the number and type of securities (or other property) subject to outstanding Awards, and in the number and kind of outstanding Restricted Stock and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;
(iv)To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement; and/or
(v)To provide that the Award cannot vest, be exercised or become payable after such event.
(c)    In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections 13.2(a) and 13.2(b):
(i)    The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted; and/or
(ii)    The number and kind of securities that may be issued under the Plan pursuant to new Awards shall be equitably adjusted.
(d)    The Committee may, in its sole discretion, include such further provisions and limitations in any Award, Program, Award Agreement or certificate or book-entry evidencing Shares, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.
(e)    No adjustment or action described in this Section 13.2 or in any other provision of the Plan, any applicable Program or the Award Agreement shall be authorized to the extent that such adjustment or action would cause such Award to violate the requirements of Section 409A of the Code. With respect to any Award which is granted to a Covered Employee and is intended to qualify as Performance-Based Compensation, no adjustment or action described in this Section 13.2 or in any other provision of the Plan, any applicable Program or the Award Agreement shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Committee determines that the Award should not so qualify. No adjustment or action described in this Section 13.2 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code, unless the Committee determines that Options granted under the Plan are not to qualify as “incentive stock options”. Furthermore, no such adjustment or action shall be authorized to the extent such adjustment or action could result in short-swing profits liability under Section 16 or violate the exemptive conditions of Rule 16b-3 unless the Committee determines that the Award is not to comply with such exemptive conditions.
(f)    The existence of the Plan, any Program, any Award Agreement and any Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(g)    In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the Share price, including any Equity Restructuring, for reasons of administrative convenience, the Company in its sole discretion may refuse to permit the exercise of any Award during a period of thirty (30) days prior to the consummation of any such transaction.
(h)    Without limiting the generality of the foregoing, the vesting of an Award will not automatically accelerate upon the occurrence of a Change of Ownership; provided, however, the Committee may determine that upon the occurrence of a Change of Ownership, (i) the acquirer or surviving entity shall be required to assume an Award or substitute a comparable award with respect to the equity of the acquirer or surviving entity, (ii) the vesting of all or any portion of the Award will accelerate to the time immediately prior to the consummation of the Change of Ownership, or, in the case of an Option or Stock Appreciation Right, all or any portion of the Award shall become immediately exercisable so that the Holder will have the opportunity to exercise the Award (or portion thereof) immediately prior to consummation of the Change of Ownership, and/or (iii) all or any portion of the Award, including any unvested portion should the Committee so determine, shall be purchased for (x) in the case of an Option or Stock Appreciation Right, cash in an amount equal to the excess of the aggregate Fair Market Value of the Shares subject to the Award to be purchased over the aggregate exercise price for such Shares, net of tax withholding, and (y) in the case of any other Award, such consideration as the Committee may in good faith determine to be equitable under the circumstances; provided, further, that any determination of the Committee in this regard shall comply with Sections 409A and 424 of the Code.
13.3    No Stockholder Rights. Except as otherwise provided herein, a Holder shall have none of the rights of a stockholder with respect to Shares subject to any Award until the Holder becomes the record owner of such Shares.
13.4    Paperless Administration. In the event that the Company Stock Administrator establishes, for the Company or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.
13.5    Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Affiliate, except as described in Section 3.1(a) above with respect to the Company’s 2010 Equity Incentive Plan. Nothing in the Plan shall be construed to limit the right of the Company or any Affiliate: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Affiliate, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.
13.6    Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded under the Plan are subject to compliance with all applicable laws and regulations, the rules of any Securities Exchange, and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan, any Program and any Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
13.7    Titles and Headings, References to Sections of the Code, the Securities Act or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code, the Securities Act or the Exchange Act shall include any amendment or successor thereto.
13.8    Governing Law. The Plan, any Program and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof.
13.9    Section 409A.
(a)    To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A of the Code. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan or the applicable Program or Award Agreement to the contrary, in the event that following the Effective Date the Committee determines that any Award may be subject to Section 409A of the Code, the Committee may adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (i) exempt the Award from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (ii) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of any penalty taxes under such Section.
(b)    If, at the time of a Holder’s “separation from service” (within the meaning of Section 409A of the Code), (i) such Holder is a “specified employee” (within the meaning of Section 409A of the Code as determined annually by the Committee in accordance with the methodology specified by resolution of the Board or the Committee and in accordance with Section 1.409A-1(i) of the Treasury Regulations) and (ii) the Committee shall make a good-faith determination that an amount payable pursuant to an Option or Award constitutes “deferred compensation” (within the meaning of Section 409A of the Code) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A of the Code in order to preserve the tax treatment intended for such payment or to avoid additional tax, interest, or penalties under Section 409A of the Code, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it on the first business day after such six-month period. Such amount shall be paid without interest, unless otherwise determined by the Committee, in its sole discretion, or as otherwise provided in any applicable agreement between the Company and the relevant Holder.
(c)    The Holder shall be solely responsible and liable for the satisfaction of all taxes, interest, and penalties that may be imposed on such Holder or for such Holder’s account in connection with any Award (including any taxes, interest, and penalties under Section 409A of the Code), and neither the Company nor its Affiliates shall have any obligation to reimburse, indemnify or otherwise hold such Holder harmless from any or all of such taxes, interest, or penalties.
13.10    No Rights to Awards. No Eligible Individual or other person shall have any claim to be granted any Award pursuant to the Plan, and neither the Company nor the Committee is obligated to treat Eligible Individuals, Holders or any other persons uniformly.
13.11    Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Affiliate.
13.12    Indemnification. To the extent allowable pursuant to applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
13.13    Term. The ability to grant new awards under this Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

KB HOME
10990 Wilshire Boulevard
Los Angeles, California 90024
(310) 231-4000

KB HOME

IMPORTANT ANNUAL MEETING INFORMATION

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

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Annual Meeting Proxy Card

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

A Proposals — YOUR BOARD RECOMMENDS A VOTE "FOR" EACH OF THESE DIRECTOR NOMINEES, AND A VOTE "FOR" ITEMS 2, 3 and 4.

1. Election of Directors:

	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
1.1 - Stephen F. Bollenbach	☐	☐	☐	1.2 - Timothy W. Finchem	☐	☐	☐	1.3 - Dr. Thomas W. Gilligan	☐	☐	☐
1.4 - Kenneth M. Jastrow, II	☐	☐	☐	1.5 - Robert L. Johnson	☐	☐	☐	1.6 - Melissa Lora	☐	☐	☐
1.7 - Michael G. McCaffery	☐	☐	☐	1.8 - Jeffrey T. Mezger	☐	☐	☐	1.9 - Luis G. Nogales	☐	☐	☐
1.10 - Michael M. Wood	☐	☐	☐								

In their discretion, the named proxies are authorized to vote upon any other matter that may properly come before the Meeting or any adjournment or postponement thereof, including upon any motion to adjourn or postpone all or any portion of the Meeting.

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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1 U P X

01RRHA

KB HOME
ANNUAL MEETING OF STOCKHOLDERS APRIL 3, 2014

Dear Fellow Stockholder:

Your vote and investment in KB Home are very important. We encourage you to vote via the Internet or telephone as indicated on the reverse side of this form. If you choose to vote by mail, please complete and return this form for tabulation as soon as possible to ensure your vote is counted.

Thank you for your continued support of KB Home.

Sincerely,

Jeffrey T. Mezger
President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held on April 3, 2014: You may access and download copies of KB Home's 2013 Annual Report and 2014 Proxy Statement at http://www.kbhome.com/investor/proxy

▼ **IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.** ▼

KB HOME®

Proxy — KB HOME

PROXY/VOTING INSTRUCTIONS FOR ANNUAL MEETING OF STOCKHOLDERS
APRIL 3, 2014
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Receipt of proxy materials for the above Annual Meeting of Stockholders is acknowledged. The undersigned hereby constitutes and appoints Jeffrey T. Mezger and Brian J. Woram, and each of them, as attorney, agent and proxy of the undersigned, each with the power to act without the other and with full power of substitution, and authorizes each of them to represent the undersigned and to vote all shares of Common Stock, $1.00 par value, of KB Home (the "Company") of which the undersigned would be entitled to direct the vote if personally present at the 2014 Annual Meeting of Stockholders of the Company to be held on April 3, 2014, and at any and all adjournments or postponements thereof (the "Meeting"), as instructed on the reverse side of this form or, if no instruction is given, "FOR" the election of each director nominee and "FOR" Items 2, 3 and 4, and in each such proxyholder's discretion upon any other matter that may properly come before the Meeting, including upon any motion to adjourn or postpone all or any portion of the Meeting.

If shares of the Company's Common Stock are held on behalf of the undersigned under the Company's Amended and Restated 401(k) Savings Plan (the "Plan") and/or if the undersigned is entitled as a participant in the Company's employee stock option plans to direct the vote of shares held by the Grantor Stock Ownership Trust (the "Trust"), this form serves to provide confidential voting instructions to the respective Trustee that votes the shares of the Plan and the Trust as to any and all such shares as to which the undersigned had the right to give voting instructions on February 7, 2014 to vote as instructed on the reverse side of this form or, if no instruction is given, "FOR" the election of each director nominee and "FOR" Items 2, 3 and 4, and in the discretion of each of the above-named proxies upon any other matter that may properly come before the Meeting, including upon any motion to adjourn or postpone all or any portion of the Meeting.

PLEASE MARK, DATE AND SIGN THIS FORM AND RETURN IT PROMPTLY, OR USE THE INTERNET OR TELEPHONE OPTIONS DESCRIBED ON THE REVERSE SIDE OF THIS FORM, EVEN IF YOU PLAN TO ATTEND THE MEETING. VOTING INSTRUCTIONS IN RESPECT OF SHARES OF THE COMPANY'S COMMON STOCK REGISTERED WITH KB HOME'S TRANSFER AGENT MUST BE RECEIVED ON OR BEFORE 11:59 P.M. EASTERN TIME ON APRIL 2, 2014 TO BE COUNTED.

VOTING INSTRUCTIONS TO THE RELEVANT TRUSTEES IN RESPECT OF PLAN SHARES AND TRUST SHARES, HOWEVER, MUST BE RECEIVED BY THE TRUSTEE ON OR BEFORE 11:59 P.M. EASTERN TIME ON APRIL 1, 2014 TO BE COUNTED. IF YOU DO NOT PROVIDE VOTING INSTRUCTIONS TO THE PLAN TRUSTEE, YOUR PLAN SHARES, IF ANY, WILL NOT BE VOTED.

(Continued and to be marked, dated and signed, on the other side)